                                                                    EXHIBIT 4(d)

CONFORMED COPY

                   DATED 9 JULY 2003 AND AMENDED AND RESTATED
                       BY AN AGREEMENT DATED 20 APRIL 2004

                              NORWEGIAN SUN LIMITED
                                  (AS BORROWER)

                                DNB NOR BANK ASA
                            THE HONGKONG AND SHANGHAI
                           BANKING CORPORATION LIMITED
                         (AS ARRANGERS AND UNDERWRITERS)

                                DNB NOR BANK ASA
                            THE HONGKONG AND SHANGHAI
                           BANKING CORPORATION LIMITED
                                       KFW
                              NORDEA BANK NORGE ASA
                                  CREDIT SUISSE
                                 HSH NORDBANK AG
                   OVERSEA-CHINESE BANKING CORPORATION LIMITED
                                  LABUAN BRANCH
                      NORDDEUTSCHE LANDESBANK GIROZENTRALE
                         BUMIPUTRA-COMMERCE BANK BERHAD
                                  TOKYO BRANCH
                             MALAYAN BANKING BERHAD
                                HONG KONG BRANCH
                                  (AS LENDERS)

                                DNB NOR BANK ASA
                                (AS PAYING AGENT)

                            THE HONGKONG AND SHANGHAI
                           BANKING CORPORATION LIMITED
                               (AS SECURITY AGENT)

                             SECURED LOAN AGREEMENT
                            FOR UP TO USD225,000,000
                  FINANCE FOR THE PURCHASE OF THE CRUISE VESSEL
                                 "NORWEGIAN SUN"

                               STEPHENSON HARWOOD
                            ONE ST PAUL'S CHURCHYARD
                                 LONDON EC4M 8SH
                            TEL: +44 (0)20 7329 4422
                            FAX: +44 (0)20 7606 0822
                         REF: JMC/1253/42-00036/42-02611

                                    CONTENTS

                                                                                                             PAGE
1     Definitions and Construction.......................................................................      1
      1.1   Definitions..................................................................................      1
      1.2   Construction.................................................................................     15
      1.3   Paying Agent and Security Agent..............................................................     16

2     The Loan...........................................................................................     16
      2.1   Availability.................................................................................     16
      2.2   Purpose and Application......................................................................     17
      2.3   Drawdown.....................................................................................     17
      2.4   Break costs..................................................................................     17
      2.5   Conditions of drawdown.......................................................................     18
      2.6   Several obligations of the Lenders...........................................................     18
      2.7   Lender's failure to perform..................................................................     18
      2.8   Fulfilment of conditions after drawdown......................................................     18

3     Repayment..........................................................................................     19

4     Prepayment.........................................................................................     19
      4.1   Voluntary prepayment.........................................................................     19
      4.2   Voluntary prepayment in case of increased cost...............................................     19
      4.3   Mandatory prepayment in case of illegality...................................................     20
      4.4   Voluntary prepayment following imposition of Substitute Basis................................     20
      4.5   Prepayment in case of Total Loss of the Vessel...............................................     21
      4.6   Prepayment in case of sale of the Vessel.....................................................     21
      4.7   Effect of prepayment.........................................................................     22
      4.8   Break costs..................................................................................     22

5     Interest...........................................................................................     22
      5.1   Payment of interest..........................................................................     22
      5.2   Selection and duration of Interest Periods...................................................     22
      5.3   No notice and unavailability.................................................................     23
      5.4   Separate Interest Periods for Instalments....................................................     23
      5.5   Extension and shortening of Interest Periods.................................................     23
      5.6   Interest Rate................................................................................     24
      5.7   Bank basis...................................................................................     24
      5.8   Default interest.............................................................................     24

6     Substitute Basis of Funding........................................................................     25
      6.1   Market disturbance...........................................................................     25
      6.2   Suspension of drawdown.......................................................................     25
      6.3   Certificates of Substitute Basis.............................................................     26
      6.4   Review.......................................................................................     26

7     Payments...........................................................................................     27
      7.1   Place for payment............................................................................     27
      7.2   Deductions and grossing-up...................................................................     27

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
      7.3   Production of receipts for Taxes.............................................................     28
      7.4   Money of account.............................................................................     29
      7.5   Accounts.....................................................................................     29
      7.6   Earnings.....................................................................................     30
      7.7   Continuing security..........................................................................     30

8     Yield Protection and Force Majeure.................................................................     30
      8.1   Increased costs..............................................................................     30
      8.2   Force majeure................................................................................     32

9     Representations and Warranties.....................................................................     33
      9.1   Duration.....................................................................................     33
      9.2   Representations and warranties...............................................................     33
      9.3   Representations on the Drawdown Date.........................................................     40

10    Undertakings.......................................................................................     41
      10.1  Duration.....................................................................................     41
      10.2  Information..................................................................................     41
      10.3  Notification of default......................................................................     42
      10.4  Consents and registrations...................................................................     42
      10.5  Negative pledge..............................................................................     42
      10.6  Disposals....................................................................................     43
      10.7  Change of business...........................................................................     44
      10.8  Mergers......................................................................................     44
      10.9  Maintenance of status and franchises.........................................................     46
      10.10 Financial records............................................................................     46
      10.11 Financial indebtedness and subordination of indebtedness.....................................     46
      10.12 Pooling of earnings and charters.............................................................     47
      10.13 Loans and guarantees by the Borrower.........................................................     48
      10.14 Management...................................................................................     48
      10.15 Acquisition of shares and amendment of Bye-Laws..............................................     48
      10.16 Trading with the United States of America....................................................     49
      10.17 Further assurance............................................................................     49
      10.18 Valuation of the Vessel......................................................................     49
      10.19 Marginal security............................................................................     50
      10.20 Performance of employment contracts..........................................................     51
      10.21 Insurances...................................................................................     53
      10.22 Operation and maintenance of the Vessel......................................................     58
      10.23 Irrevocable proxy............................................................................     63

11    Rights of the Security Agent, the Paying Agent, the Arrangers and the Lenders......................     63
      11.1  No derogation of rights......................................................................     63
      11.2  Enforcement of remedies......................................................................     63

12    Default............................................................................................     64
      12.1  Events of default............................................................................     64
      12.2  Acceleration.................................................................................     70
      12.3  Default indemnity............................................................................     71
      12.4  Set-off......................................................................................     71

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
13    Application of Funds...............................................................................     72
      13.1  Total Loss proceeds/proceeds of sale/Event of Default monies.................................     72
      13.2  General funds................................................................................     74
      13.3  Application of proceeds of Insurances........................................................     75
      13.4  Suspense account.............................................................................     75

14    Fees...............................................................................................     75
      14.1  Management fee and agency fee................................................................     75
      14.2  Commitment fee...............................................................................     75
      14.3  Restructuring fee............................................................................     76

15    Expenses...........................................................................................     76
      15.1  Initial expenses.............................................................................     76
      15.2  Enforcement expenses.........................................................................     76
      15.3  Stamp duties.................................................................................     77

16    Waivers, Remedies Cumulative.......................................................................     77
      16.1  No waiver....................................................................................     77
      16.2  Remedies cumulative..........................................................................     77
      16.3  Severability.................................................................................     77
      16.4  Time of essence..............................................................................     78

17    Counterparts.......................................................................................     78

18    Assignment.........................................................................................     78
      18.1  Benefit of agreement.........................................................................     78
      18.2  No transfer by the Borrower..................................................................     78
      18.3  Assignments, participations and transfers by a Lender........................................     78
      18.4  Effectiveness of transfer....................................................................     79
      18.5  Transfer of rights and obligations...........................................................     79
      18.6  Consent and increased obligations of the Borrower............................................     80
      18.7  Disclosure of information....................................................................     80
      18.8  Transfer Certificate to be executed by the Paying Agent and the Security Agent...............     81
      18.9  Notice of Transfer Certificates..............................................................     81
      18.10 Documentation of transfer or assignment......................................................     81
      18.11 Contracts (Rights of Third Parties) Act 1999 (the "Act").....................................     82

19    Notices............................................................................................     82
      19.1  Mode of communication........................................................................     82
      19.2  Address......................................................................................     82
      19.3  Telefax communication........................................................................     82
      19.4  Receipt......................................................................................     83
      19.5  Language.....................................................................................     83

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
20    Governing Law......................................................................................     83

21    Waiver of Immunity.................................................................................     84

22    Jurisdiction.......................................................................................     84

Schedule 1  Particulars of Arrangers.....................................................................     89

Schedule 2  Particulars of Security Agent, Paying Agent and Lenders......................................     90

Schedule 3  Notice of Drawdown...........................................................................     93

Schedule 4  Conditions Precedent.........................................................................     95

Schedule 5  Confidentiality Undertaking..................................................................    101

Schedule 6  Transfer Certificate.........................................................................    103

Schedule 7  Chartering of the Six Vessels (as defined in Clause 10.6.4)..................................    110

LOAN AGREEMENT

DATED 9 JULY 2003 AND AMENDED AND RESTATED BY AN AGREEMENT DATED 20 APRIL 2004

BETWEEN:

(1) NORWEGIAN SUN LIMITED of Canon's Court, 22 Victoria Street, Hamilton HM 12, Bermuda as borrower (the "BORROWER");

(2) THE SEVERAL BANKS particulars of which are set out in Schedule 1 as arrangers and underwriters (collectively the "ARRANGERS" and each individually an "ARRANGER");

(3) THE SEVERAL BANKS particulars of which are set out in Schedule 2 and any Transferee as lenders (collectively the "LENDERS" and each individually a "LENDER");

(4) DNB NOR BANK ASA (as successor in title to Den norske Bank ASA) of Stranden 21, NO-0021 Oslo, Norway as paying agent (the "PAYING AGENT"); and

(5) THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED of 1 Queen's Road Central, Hong Kong as security agent (the "SECURITY AGENT").

WHEREAS:

The Arrangers have agreed on the terms and subject to the conditions set out in this Agreement to arrange and underwrite a loan of up to two hundred and twenty five million Dollars (USD225,000,000) to be made by a syndicate of international banks and/or financial institutions selected by the Arrangers after consultation with the Borrower to part finance the purchase of the Vessel by the Borrower for the Purchase Price.

NOW IT IS HEREBY AGREED as follows:

1     DEFINITIONS AND CONSTRUCTION

      1.1   DEFINITIONS

            In this Agreement:

            "ACCOUNT CHARGE" means the charge given by the Borrower in respect of the Operating Account in favour of the Security Agent such charge to be in the form and on the terms and conditions required by the Paying Agent and as specified in paragraph 26 of Schedule 4;

            "AGENCY DEED" means the deed dated 9 July 2003 entered into by the Lenders, the Paying Agent and the Security Agent whereby the Paying Agent and the Security Agent have been appointed as agents for the Lenders;

            "AGREEMENT" means this agreement;

            "ARRASAS" means Arrasas Limited of International House, Castle Hill, Victoria Road, Douglas, Isle of Man IM2 4RB, British Isles;

            "ASSOCIATED COMPANY" in relation to any company, means any company which is a Subsidiary or Holding Company of that company or the majority of whose shares are beneficially owned by the same person or persons as own the majority of the shares of that company;

            "BUSINESS DAY" means any day on which banks and financial markets in London, Oslo and New York are open for the transaction of business of the nature contemplated by this Agreement;

            "CERTIFIED COPY" means, in relation to any document delivered or issued by or on behalf of any company, a copy of such document certified as a true, complete and up-to-date copy of the original by any of the directors or the secretary or assistant secretary for the time being of that company;

            "CHARGE" means the charge over shares to be given by the Shareholder as holder (legally and beneficially) of the Shares in favour of the Security Agent on the Restatement Date such charge to be in the form and on the terms and conditions required by the Paying Agent and agreed on the date of the First Supplement;

            "COMMITMENT" means, as to each Lender, the sum set out opposite its name in Schedule 2 as the amount which, subject to the terms of this Agreement, it is obliged to advance to the Borrower under Clause 2 (or, where the context so admits, such amount which any successor in title, assignee or transferee (including any Transferee) of any Lender shall be obliged to advance to the Borrower under Clause 2, following the assumption of all or any portion of such liability from any Lender hereunder) in each case as such amount may be reduced, cancelled or terminated under this Agreement;

            "COMMITMENT PERIOD" means the period beginning on 9 July 2003 and ending on the date on which the Loan is drawn down in full or cancelled hereunder;

            "COMPULSORY ACQUISITION" means requisition for title or other compulsory acquisition of the Vessel including its capture, seizure, detention or confiscation or expropriation but excluding any requisition for hire by or on behalf of any government or governmental authority or agency or by any persons acting or purporting to act on behalf of any such government or governmental authority or agency;

            "CONFIDENTIALITY UNDERTAKING" means the undertaking to be entered into relating to the release of financial information pertaining to the Group by the Paying Agent, the Security Agent or any Lender to a potential Transferee or assignee such undertaking to be in the form of Schedule 5;

            "CONTRIBUTION" means as to each Lender the sum set out opposite its name in Schedule 2 as the amount which it is obliged to advance to the Borrower under Clause 2 or, as the case may be, the portion of such sum so advanced and for the time being outstanding;

            "CO-ORDINATION DEED" means the deed made between the Security Agent, the Paying Agent, the Second Mortgagees, the Borrower and Star (as indemnifier under the L/C Facility Agreements) in respect of the Second Mortgage Documents;

            "DEBENTURE" means the debenture entered into by the Borrower in favour of the Security Agent on 9 July 2003 such debenture to be in the form and on the terms and conditions required by the Paying Agent and as specified in paragraph 13 of Schedule 4;

            "DISCLOSURE LETTER" means the letter so designated given by the Borrower and acknowledged by the Paying Agent (acting on the instructions of the Lenders) on the date of the First Supplement;

            "DOCUMENT OF COMPLIANCE" means a document issued to a vessel operator as evidence of its compliance with the requirements of the ISM Code;

            "DOLLARS" AND "USD" means the lawful currency of the United States of America;

            "DRAWDOWN DATE" means the date being a Business Day on which the Vessel is delivered to and accepted by the Borrower pursuant to the MOA and the Loan is drawn down pursuant to Clause 2.3 and applied in accordance with Clause 2.2;

            "DRAWDOWN NOTICE" means the notice to be given by the Borrower to the Paying Agent pursuant to Clause 2.3;

            "EARNINGS" means, in respect of the Vessel, (whether earned or to be earned) any and all freights, hire and passage monies, proceeds of requisition (other than proceeds of Compulsory Acquisition), rebates and commissions, all earnings deriving from contracts of employment, demurrage, charterparties, contracts of affreightment, pooling agreements and joint ventures, compensation, remuneration for salvage and towage services, damages howsoever arising and detention monies, damages for breach of any charterparty or other contract for the employment of the Vessel, any amounts payable in consideration of the termination or variation of any charterparty or other such contract and any other earnings whatsoever due or to become due to the Borrower;

            "EARNINGS ASSIGNMENT" means the valid and effective first legal assignment of the Earnings (together with the notice thereof and the acknowledgement) executed by the Borrower in respect of the Vessel in favour of the Security Agent such assignment, notice and acknowledgement to be in the form and on the terms and conditions required by the Paying Agent and as specified in paragraph 24 of
            Schedule 4;

            "ENCUMBRANCE" means any mortgage, charge, pledge, lien, assignment, hypothecation, title retention, preferential right or trust arrangement or any other security agreement or arrangement;

            "EVENT OF DEFAULT" means any of the events specified in Clause 12;

            "FINANCIAL INDEBTEDNESS" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

            "FIRST L/C FACILITY" means the letter of credit facility in an amount not exceeding eighty per cent (80%) of the aggregate of the amounts of the First L/C Facility and the Second L/C Facility but not exceeding the amount of eighty million

            Dollars (USD80,000,000), made to Star as indemnifier pursuant to the First L/C Facility Agreement;

            "FIRST L/C FACILITY AGREEMENT" means the letter of credit facility agreement dated 25 September 2003 made in respect of the First L/C Facility between (among others) the First L/C Issuer and Star as indemnifier;

            "FIRST L/C ISSUER" means The Hongkong and Shanghai Banking Corporation Limited;

            "FIRST SUPPLEMENT" means the first supplemental agreement dated 2004 to the Original Loan Agreement;

            "FORCE MAJEURE" means, in relation to the Paying Agent, the Security Agent, any Lender or any Arranger, any event or circumstance which is beyond the reasonable control of such party, which cannot be foreseen or if foreseeable which is unavoidable, which occurs after the date of this Agreement and which prevents that party from performing any of its obligations under this Agreement;

            "GROUP" means Star and its wholly owned Subsidiaries;

            "GUARANTEE" means the guarantee to be executed by the Guarantor in favour of the Security Agent on the Restatement Date such guarantee to be in the form and on the terms and conditions required by the Paying Agent and agreed on the date of the First Supplement;

            "GUARANTOR" means NCL Corporation Ltd. of Reid Hall, 3 Reid Street, Hamilton HM 11, Bermuda and with its principal place of business at 7665 Corporate Center Drive, Miami, Florida 33126, United States of America;

            "HOLDING COMPANY" has the meaning defined in the Companies Act 1985,
            Section 736 as substituted by the Companies Act 1989, Section 144;

            "IOL" means Inter-Ocean Limited of International House, Castle Hill, Victoria Road, Douglas, Isle of Man IM2 4RB, British Isles;

            "ISM CODE" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organisation;

            "ISPS CODE" means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation;

            "INDEBTEDNESS FOR BORROWED MONEY" means Financial Indebtedness (whether present or future, actual or contingent, long-term or short-term, secured or unsecured) in respect of:

            (i)   moneys borrowed or raised;

            (ii) the advance or extension of credit (including interest and other charges on or in respect of any of the foregoing);

            (iii) the amount of any liability in respect of leases which, in accordance with US GAAP, are capital leases;

            (iv) the amount of any liability in respect of the purchase price for assets or services payment of which is deferred for a period in excess of one hundred and eighty (180) days;

            (v) all reimbursement obligations whether contingent or not in respect of amounts paid under a letter of credit or similar instrument;

            (vi) all interest rate and currency swap and similar agreements obliging the making of payments, whether periodically or upon the happening of a contingency (and the value of such Financial Indebtedness shall be the mark-to-market valuation of such transaction at the relevant time); and

            (vii) (without double counting) any guarantee of Financial
                  Indebtedness falling within paragraphs (i) to (vi) above;

            For the avoidance of doubt, the arrangements contemplated by and pursuant to the L/C Facilities shall not fall within this definition of "INDEBTEDNESS FOR BORROWED MONEY" until the Beneficiary (as defined in each of the L/C Facility Agreements) presents a draft under a Letter of Credit (as defined in a L/C Facility Agreement) when the amount of that draft shall fall within this definition until the Standby Lenders and/or the Second L/C Issuer (as the case may be) have or has been indemnified in full in respect of that draft;

            "INSTALMENT" means the amount of principal of the Loan repayable on a Repayment Date in accordance with Clause 3.1.1;

            "INSURANCE ASSIGNMENT" means the valid and effective first legal assignment of the Insurances (together with the notice thereof) executed by the Borrower in respect of the Vessel in favour of the Security Agent such assignment and notice to be in the form and on the terms and conditions required by the Paying Agent and as specified in paragraph 25 of Schedule 4;

            "INSURANCES" means all policies and contracts of insurance and entries of the Vessel in a protection and indemnity or war risks association which are effected in respect of the Vessel, its freights, disbursements, profits or otherwise and all benefits, including all claims and returns of premiums thereunder and shall also include all compensation payable by virtue of Compulsory Acquisition;

            "INTEREST PAYMENT DATE" means the last day of each Interest Period and if an Interest Period is longer than six (6) months' duration the date falling at the end of each successive period of six (6) months during such Interest Period from its commencement;

            "INTEREST PERIOD" means each period ascertained in accordance with Clause 5.2 or Clause 5.8;

            "INTEREST RATE" means the rate of interest applicable to the Loan calculated in accordance with Clause 5.6, Clause 5.8 or Clause 6.3;

            "L/C FACILITIES" means the First L/C Facility and the Second L/C Facility;

            "L/C FACILITY AGREEMENTS" means the First L/C Facility Agreement and the Second L/C Facility Agreement;

            "L/C ISSUERS" means the First L/C Issuer and the Second L/C Issuer;

            "LENDING BRANCH" means in respect of the Paying Agent, the Security Agent and each Lender its office at the address set out beneath its name in Schedule 2 or such other office as it shall from time to time select and notify through the Paying Agent to the Borrower and the Security Agent;

            "LIBOR" means with respect to any Interest Period the rate of interest (expressed as an annual rate) determined by the Paying Agent to be:

            (i) the offered rate for deposits in Dollars for a period equivalent to such Interest Period which appears on the Telerate Page 3750 at or about 11.00 a.m. London time on the Quotation Date; or

            (ii) if no rate is provided for the respective Interest Period on the Telerate Page 3750, the interpolated rate per annum for deposits in Dollars in an amount approximately equal to the Loan as calculated by the Paying Agent, such interpolated rate to be based on the Telerate Page 3750 (for periods of more than one (1) month) or on the Reuters Page LIBO (for periods of more than one (1) week and up to one (1) month) PROVIDED THAT LIBOR for periods of less than one (1) week will be ascertained under sub-section (iii) below;

            OR (if Telerate Page 3750 or Reuters Page LIBO (as the case may be) is discontinued or if the Paying Agent is unable to make the said determination due to technical breakdown in the relevant system or the Interest Period is less than one (1) week)

            (iii) the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent (1/16%)) of the rates per annum notified to the Paying Agent by each of the Reference Banks as the rate at which deposits in Dollars in an amount approximately equal to the Loan are offered to such Reference Bank by leading banks in the London Interbank Market at such Reference Bank's request at or about 11.00 a.m. London time on the Quotation Date for a period equal to the Interest Period and for delivery on the first Business Day thereof;

            "LOAN" means the loan granted hereunder being in a maximum amount of the lesser of two hundred and twenty five million Dollars (USD225,000,000) and seventy per cent (70%) of the value of the Vessel as assessed in accordance with the provisions of Clause 10.18 on or about the Drawdown Date or (as the context may require) the amount thereof for the time being advanced and outstanding under this Agreement;

            "MOA" means the memorandum of agreement dated 18 March 2003 as amended by a first addendum thereto dated 4 July 2003 for the sale and purchase of the Vessel made between the Seller and the Borrower;

            "MAJORITY LENDERS" shall have the same meaning as in the Agency
            Deed;

            "MANAGEMENT AGREEMENT" means the agreement to be entered into between the Borrower and the Manager on or before the Restatement Date providing for the commercial and technical management and crewing of the Vessel such agreement to be in the form and on the terms and conditions required by the Paying Agent and the Lenders and agreed on the date of the First Supplement;

            "MANAGEMENT AGREEMENT ASSIGNMENT" means the valid and effective first legal assignment of the Management Agreement (together with the notice thereof and the acknowledgement) to be executed by the Borrower in respect of the Vessel in favour of the Security Agent on the Restatement Date such assignment, notice and acknowledgement to be in the form and on the terms and conditions required by the Paying Agent and agreed on the date of the First Supplement;

            "MANAGER" means NCL (Bahamas) Ltd. of Reid Hall, 3 Reid Street, Hamilton HM 11, Bermuda the company which (amongst other things) provides the commercial and technical management and crewing services for the Vessel pursuant to the Management Agreement;

            "MARGIN" means the rate of one point four per cent (1.4%) per annum;

            "MATURITY DATE" means the date being a Business Day falling eight
            (8) years from the Drawdown Date or such other date as is determined by the provisions of Clause 4;

            "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day PROVIDED THAT, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month;

            "MORTGAGE" means the first priority statutory Bahamian ship mortgage and deed of covenants collateral thereto granted by the Borrower over the Vessel in favour of the Security Agent as security pursuant hereto such mortgage and deed of covenants to be in the form and on the terms and conditions required by the Paying Agent and as specified in paragraph 23 of Schedule 4;

            "NCL AMERICA" means NCL America Inc. of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America;

            "NCL AMERICA HOLDINGS" means NCL America Holdings, Inc. of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America;

            "NCLC FLEET" means the vessels owned by the companies in the NCLC Group;

            "NCLC GROUP" means the Guarantor and its wholly owned Subsidiaries;

            "NCLL" means Norwegian Cruise Line Limited of Reid Hall, 3 Reid Street, Hamilton HM 11, Bermuda;

            "OBLIGORS" means the Borrower, the Guarantor, the Shareholder, the Manager and any other party from time to time to any of the Security Documents excluding the Security Agent, the Paying Agent, the Arrangers and the Lenders;

            "OPERATING ACCOUNT" means the account opened or to be opened by the Borrower with Citibank N.A. of 3 Temasek Avenue, #17-00 Centennial Tower, Singapore 039190 or such other bank or banks as may be approved by the Paying Agent from time to time for receipt of the Earnings of the Vessel;

            "ORIGINAL LOAN AGREEMENT" means this agreement as executed on 9 July 2003 (prior to, inter alia, its amendment and restatement pursuant to the First Supplement);

            "OUTSTANDING INDEBTEDNESS" means all sums of any kind payable actually or contingently to the Security Agent, the Paying Agent, the Arrangers or the Lenders under or pursuant to this Agreement or any other Transaction Document

            (whether by way of repayment of principal, payment of interest or default interest, payment of any indemnity or counter indemnity, reimbursement for fees, costs or expenses or otherwise howsoever);

            "PERMITTED LIENS" means (i) any Encumbrance created by or pursuant to the Security Documents (ii) liens on the Vessel up to an aggregate amount at any time not exceeding five million Dollars (USD5,000,000) for current crew's wages and salvage and liens incurred in the ordinary course of trading the Vessel (iii) the Second Mortgage Documents (iv) any deposits or pledges to secure the performance of bids, tenders, bonds or contracts and (v) any other Encumbrance notified by any of the Obligors to the Paying Agent prior to the Restatement Date;

            "POSSIBLE EVENT OF DEFAULT" means any event which, with the giving of notice, passage of time or occurrence of any other event, would constitute an Event of Default;

            "PROCESS AGENT" means Clifford Chance Secretaries Limited whose registered office is presently at 10 Upper Bank Street, London E14 5JJ or any other person in England nominated by the Borrower or any other Obligor and approved by the Paying Agent as agent to accept service of legal proceedings on their behalf under any of this Agreement and the Security Documents;

            "PURCHASE PRICE" means three hundred and fifty million Dollars (USD350,000,000) in respect of the Vessel being the price agreed between the Seller and the Borrower for the sale and purchase of the Vessel under clause 1 of the MOA;

            "QUOTATION DATE" means, in relation to any Interest Period, the day two (2) Business Days (in London) prior to the first day of the relevant Interest Period;

            "REFERENCE BANKS" means DnB NOR Bank ASA and HSBC Bank plc;

            "REPAYMENT DATES" means in respect of the Loan, subject to the provisions of Clause 4, the last day of each of the sixteen (16) consecutive periods of six (6) months the first such period commencing on the Drawdown Date and the sixteenth (16th) such period terminating eight (8) years thereafter the last such Repayment Date also being the Maturity Date;

            "RESTATEMENT DATE" has the same meaning as set out in the First Supplement;

            "REUTERS PAGE LIBO" means the display currently designated as Reuters Page LIBO, which includes London Interbank Offered Rates of four (4) major banks, which are members of the International Swaps and Derivatives Association, Inc. or such other service as may be nominated by the British Bankers' Association as the information vendor for displaying the London Interbank Offered Rates of major banks in the London Interbank Market;

            "SAME DAY FUNDS" means Dollar funds settled through the New York Clearing House Interbank Payments System or such other funds for payment in Dollars as the Paying Agent shall specify by notice to the Borrower as being customary at the time for the settlement of international transactions in New York of the type contemplated by this Agreement;

            "SAFETY MANAGEMENT CERTIFICATE" means a document issued to a vessel as evidence that the vessel operator and its shipboard management operate in accordance with an approved Safety Management System;

            "SAFETY MANAGEMENT SYSTEM" means a structured and documented system enabling the personnel of a vessel operator to implement effectively the safety and environmental protection policy of such vessel operator;

            "SECOND L/C FACILITY" means the letter of credit facility in an amount not exceeding twenty per cent (20%) of the aggregate of the amounts of the First L/C Facility and the Second L/C Facility but not exceeding the amount of twenty million Dollars (USD20,000,000), made to Star as indemnifier pursuant to the Second L/C Facility Agreement;

            "SECOND L/C FACILITY AGREEMENT" means the letter of credit facility agreement dated 25 September 2003 made in respect of the Second L/C Facility between (among others) the Second L/C Issuer and Star as indemnifier;

            "SECOND L/C ISSUER" means DnB NOR Bank ASA, Singapore Branch;

            "SECOND MORTGAGEES" means The Hongkong and Shanghai Banking Corporation Limited as agent for itself as the First L/C Issuer and the Standby Lenders and the Second L/C Issuer;

            "SECOND MORTGAGE DOCUMENTS" means the documents set out in schedule 1 to the Co-ordination Deed to be granted to the Second Mortgagees as security for the obligations of Star as indemnifier under the L/C Facility Agreements;

            "SECURITY DOCUMENTS" means this Agreement, the Debenture, the Account Charge, the Mortgage, the Guarantee, the Earnings Assignment, the Insurance Assignment, the Charge, the Management Agreement Assignment, the Co-ordination Deed and all such other documents as may be executed at any time in favour of the Security Agent as security for the obligations of the Borrower and/or the other Obligors whether executed pursuant to the express provisions of this Agreement or otherwise howsoever;

            "SECURITY PERIOD" means the period beginning on the Drawdown Date and ending on the date on which the amounts outstanding under this Agreement and under each of the other Security Documents are finally paid or repaid in full;

            "SELLER" means NCLL as seller of the Vessel;

            "SHAREHOLDER" means NCL International, Ltd. of Reid Hall, 3 Reid Street, Hamilton HM 11, Bermuda the sole registered and beneficial shareholder of the entire issued share capital of the Borrower;

            "SHARES" means the twelve thousand (12,000) shares in the Borrower being one hundred per cent (100%) of the authorised and issued shares in the Borrower registered in the name of and beneficially owned by the Shareholder;

            "STANDBY LENDERS" shall have the same meaning as in the First L/C Facility Agreement;

            "STAR" means Star Cruises Limited of Canon's Court, 22 Victoria Street, Hamilton HM 12, Bermuda;

            "SUBSIDIARY" has the meaning defined in the Companies Act 1985,
            Section 736 as substituted by the Companies Act 1989, Section 144;

            "SUBSTITUTE BASIS" means an alternative basis for maintaining the Loan certified by the Paying Agent pursuant to Clause 6.3.1;

            "SUSPENSION NOTICE" means a notice given by the Paying Agent to the Borrower pursuant to Clause 6.1;

            "TAXES" means all present and future income and other taxes, levies, imposts, deductions, compulsory liens and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof and "TAXATION" shall be construed accordingly;

            "TELERATE PAGE 3750" means the display currently designated as Telerate Page 3750 (or such other page as may replace it on such service) or such other service as may be nominated by the British Bankers' Association as the information vendor for displaying the London Interbank Offered Rates of major banks in the London Interbank Market;

            "TOTAL LOSS" means any actual or constructive or arranged or agreed or compromised total loss or Compulsory Acquisition of the Vessel;

            "TRANSACTION DOCUMENTS" means the Security Documents, the MOA, the Drawdown Notice, the Management Agreement and any other material document now or hereafter issued in connection with the documents or the transaction herein referred to and also including any document entered into in respect of interest rate swap agreements, hedging agreements and/or funding documents at the request of the Borrower for the purposes of this Agreement;

            "TRANSFER CERTIFICATE" means the certificate attached hereto as
            Schedule 6;

            "TRANSFER DATE" means, in relation to any Transfer Certificate, the date specified in such Transfer Certificate as the date for the making of the transfer or, where such transfer is specified as being subject to the fulfilment of certain conditions, the date on which the Paying Agent receives a certificate from the Lender making the transfer confirming that all such conditions have been fulfilled;

            "TRANSFEREE" means any reputable bank acceptable to the Paying Agent which becomes a party to this Agreement as a Lender pursuant to Clause 18;

            "US GAAP" means generally accepted accounting principles in the United States of America consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies) including, without limitation, those set forth in the opinion and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board; and

            "VESSEL" means the approximately two thousand (2,000) passenger luxury cruise vessel built in 2001 and named "NORWEGIAN SUN" to be purchased by the Borrower from the Seller pursuant to the MOA and re-registered in the name of the Borrower under the laws and flag of the Bahamas.

      1.2   CONSTRUCTION

            In this Agreement unless the context otherwise requires:

            1.2.1 terms and expressions not defined herein but whose meanings are defined in the Original Loan Agreement shall have the meanings set out therein;

            1.2.2 clause headings are inserted for convenience of reference only and shall be ignored in the construction of this Agreement;

            1.2.3 references to Clauses and to Schedules are to be construed as references to clauses of and schedules to this Agreement unless otherwise stated and references to this Agreement are to be construed as references to this Agreement including its Schedules;

            1.2.4 references to (or to any specified provision of) this Agreement or any other document other than a L/C Facility Agreement shall be construed as references to this Agreement, that provision or that document as from time to time amended, supplemented and/or novated;

            1.2.5 references to any Act or any statutory instrument shall be construed as references to that Act or that statutory instrument as from time to time re-enacted, amended or supplemented;

            1.2.6 references to any party to this Agreement or any other document shall include reference to such party's successors and permitted assigns;

            1.2.7 words importing the plural shall include the singular and vice versa;

            1.2.8 references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof;

            1.2.9 where any matter requires the approval or consent of the Security Agent or the Paying Agent such approval or consent shall not be deemed to have been given unless given in writing; where any matter is required to be acceptable to the Security Agent or the Paying Agent, the Security Agent or the Paying Agent (as the case may be) shall not be deemed to have accepted such matter unless its acceptance is communicated in writing; each of the Security Agent and the Paying Agent may give or withhold its consent, approval or acceptance at its unfettered discretion; and

            1.2.10 a certificate by the Paying Agent or the Security Agent as to any amount due or calculation made hereunder shall be conclusive except for manifest error.

      1.3   PAYING AGENT AND SECURITY AGENT

            The Paying Agent and the Security Agent will be appointed by the Lenders as agents under the Agency Deed and (unless the context otherwise requires) references herein to the Paying Agent or the Security Agent shall be construed as references to itself, the Lenders and the Security Agent or the Paying Agent (as the case may be). The Borrower shall only communicate with the Lenders under this Agreement and the other Security Documents through the Security Agent or the Paying Agent (as the case may be) and as hereinafter referred to.

2     THE LOAN

      2.1   AVAILABILITY

            2.1.1 The Lenders grant to the Borrower the Loan. So far as and to the extent that any part of the Loan remains undrawn at close of business in London forty five (45) days after 9 July 2003 it shall be automatically cancelled.

            2.1.2 Each Lender shall advance its Contribution to the Loan in the proportion which its Contribution for the time being bears to the other Contributions of the Lenders.

            2.1.3 None of the Paying Agent, the Security Agent, any other Lender or any Arranger shall be liable for any failure or delay on the part of any Lender in making any advance hereunder nor shall the Paying Agent, the Security Agent or the Arrangers have any obligation to seek to procure additional Lenders in the event of such a failure PROVIDED THAT if any Lender should fail to advance its Contribution hereunder, that Lender and the Paying Agent will take all reasonable steps to mitigate the effect of that failure. Notwithstanding the aforesaid proviso, no Lender shall be obliged to increase its Contribution hereunder in respect of the failure by any other Lender to fund its Contribution.

      2.2   PURPOSE AND APPLICATION

            The Borrower shall apply the Loan in part payment of the Purchase Price due to the Seller under the MOA.

      2.3   DRAWDOWN

            The Borrower shall only draw down the Loan if:

            2.3.1 the Paying Agent receives at least five (5) Business Days' notice of the Borrower's request for such drawing in the form of Schedule 3;

            2.3.2 no Event of Default or Possible Event of Default has occurred before the date of such drawing;

            2.3.3 the representations and warranties set out in Clause 9 and each of the other Security Documents are correct on the date of such drawing; and

            2.3.4 it is then lawful for each of the Lenders to make available its Contribution to the Loan.

      2.4   BREAK COSTS

            If for any reason the Loan is not drawn down by the Borrower hereunder after the Drawdown Notice has been given to the Paying Agent pursuant to Clause 2.3, the Borrower will pay to the Paying Agent for the account of the Lenders such amount as the Paying Agent may certify as necessary to compensate the Lenders (other than any Lender whose default has caused the Loan not to be drawn down) for any loss (including any losses under any interest rate swap agreements or other financial derivatives entered into for the purpose of this Agreement) or expense on account of funds borrowed, contracted for or utilised in order to fund its Contribution to the Loan. Each Lender shall supply to the Paying Agent a certificate of break costs which in the absence of manifest error shall be conclusive as to the amounts due.

      2.5   CONDITIONS OF DRAWDOWN

            The Paying Agent shall not be under any obligation to advance the Loan hereunder until all the documents and evidence referred to in the relevant part of Schedule 4 are in the possession of the Paying Agent in form and substance satisfactory to it.

      2.6   SEVERAL OBLIGATIONS OF THE LENDERS

            The obligations and rights of each Lender hereunder are several and if for any reason the Borrower receives an amount greater than the aggregate of the Contributions to the Loan, the Borrower forthwith upon the demand of the Paying Agent shall pay to the Paying Agent (for the account of those Lenders whose Contributions were exceeded) the amount certified by the Paying Agent as representing the excess of the amount paid to the Borrower over the due and proper amount of the Contributions of the Lenders actually received by the Paying Agent.

      2.7   LENDER'S FAILURE TO PERFORM

            Subject to Clause 2.1.3, the failure by a Lender to perform its obligations hereunder shall not affect the obligations of the Borrower towards any other party hereto nor shall any such other party be liable for the failure by such Lender to perform its obligations hereunder.

      2.8   FULFILMENT OF CONDITIONS AFTER DRAWDOWN

            If the Lenders, acting unanimously, decide (or the Paying Agent in accordance with the Agency Deed decides) to permit the advance of the Loan to the Borrower hereunder without having received all of the documents or evidence referred to in Schedule 4, the Borrower will nevertheless deliver the remaining documents or evidence to the Paying Agent within fourteen (14) days of such drawing (or such other period as the Paying Agent may stipulate) and the advance of the Loan shall not be construed as a waiver of the Paying Agent's right to receive the documents or evidence as aforesaid nor shall this provision impose on the Paying Agent or the Lenders any obligation to permit the drawing in the absence of such documents or evidence.

3     REPAYMENT

      3.1 Unless otherwise repaid in accordance with the provisions of this Agreement, the Borrower hereby agrees to repay the Loan as follows:

            3.1.1 by sixteen (16) Instalments each of nine million Dollars (USD9,000,000) the first such Instalment to be paid six (6) months from the Drawdown Date and the remainder at six (6) monthly intervals thereafter the final such Instalment to be paid on the Maturity Date; and

            3.1.2 by a balloon payment of eighty one million Dollars (USD81,000,000) to be paid on the Maturity Date.

4     PREPAYMENT

      4.1   VOLUNTARY PREPAYMENT

            On giving at least thirty (30) days' prior notice to the Paying Agent, the Borrower may on the last day of an Interest Period prepay, subject to Clause 4.8, the whole or any part of the Loan (but if in part in an amount not less than twenty million Dollars (USD20,000,000) and in integral multiples of ten million Dollars (USD10,000,000)).

      4.2   VOLUNTARY PREPAYMENT IN CASE OF INCREASED COST

            At any time after any sum payable by the Borrower has been increased under Clause 8 or a Lender has made any claim for indemnification under Clause 8, the Borrower may, after giving to the Paying Agent five (5) Business Days' notice of its intention to do so, prepay the whole (but not part only) of the Contribution of that Lender, subject to Clause 4.8.

      4.3   MANDATORY PREPAYMENT IN CASE OF ILLEGALITY

            If any change in, or in the interpretation or application of, any law, regulation or treaty shall make it unlawful in any jurisdiction applicable to any of the Lenders for that Lender to make available or maintain its Contribution or to give effect to its obligations as contemplated hereby, the Paying Agent may, by notice thereof to the Borrower, declare that the relevant Lender's obligations shall be terminated forthwith whereupon (if any of the Loan has then been advanced) the Borrower shall prepay forthwith to the relevant Lender its Contribution together with interest thereon to the date of such prepayment and all other amounts due to such Lender under Clause 4.8 and under the Security Documents (or, if permitted by the relevant law, regulation or treaty, at the end of the then current Interest Period).

            A Lender affected by any provision of this Clause 4.3 shall promptly inform the Paying Agent after becoming aware of the relevant change and the Paying Agent shall, as soon as reasonably practicable thereafter, notify the Borrower of the change and its possible results. Without affecting the Borrower's obligations under this Clause 4.3 and in consultation with the Paying Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the change (for example (and if then possible) by changing its Lending Branch or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Borrower and the Paying Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

      4.4   VOLUNTARY PREPAYMENT FOLLOWING IMPOSITION OF SUBSTITUTE BASIS

            The Borrower may notify the Paying Agent within ten (10) days of the receipt of a certificate from the Paying Agent of a Substitute Basis under Clause 6.3 whether or not it wishes to prepay the Loan or the relevant part thereof, in which event the Borrower shall forthwith prepay the Loan or such relevant part thereof together with interest accrued thereon at the rate specified in the relevant certificate of Substitute Basis and any break costs in accordance with Clause 4.8.

      4.5   PREPAYMENT IN CASE OF TOTAL LOSS OF THE VESSEL

            If the Vessel is or becomes a Total Loss, then the Borrower will, within thirty (30) days thereof or, if the Paying Agent is satisfied in its sole discretion that the Total Loss is adequately covered by the Insurances and that the relevant insurance proceeds will be payable to the Security Agent or the Paying Agent on its behalf within one hundred and fifty (150) days thereof, by no later than the date which is one hundred and fifty (150) days after the date of the event giving rise to such Total Loss prepay the Loan in accordance with Clause 4.7, Clause 4.8 and Clause 13.1.

            For the purposes of this Clause a Total Loss shall be deemed to have occurred:

            4.5.1 if it consists of an actual loss, at noon Greenwich Mean Time on the actual date of loss or, if that is not known, on the date on which the Vessel was last heard of;

            4.5.2 if it consists of a Compulsory Acquisition, at noon Greenwich Mean Time on the date on which the requisition is expressed to take effect by the person requisitioning the Vessel; and

            4.5.3 if it consists of a constructive or compromised or arranged or agreed total loss or damage to the Vessel rendering repair impracticable or uneconomical or rendering the Vessel permanently unfit for normal use, at noon Greenwich Mean Time on the date on which notice claiming the loss of the Vessel is given to its insurers.

      4.6   PREPAYMENT IN CASE OF SALE OF THE VESSEL

            If the Vessel is sold by the Borrower with the prior consent of the Paying Agent (which consent is not to be unreasonably withheld or delayed PROVIDED THAT if an Event of Default has occurred and the Borrower desires to sell the Vessel by private treaty at arm's length the approval of the Paying Agent may be delayed by up to fourteen (14) days from the date on which the Borrower's request for approval is received by the Paying Agent), then the Borrower will concurrent with completion of the sale prepay the Loan in accordance with Clause 4.7, Clause 4.8 and Clause 13.1.

      4.7   EFFECT OF PREPAYMENT

            Any notice given by the Borrower under Clause 4.1, Clause 4.2 or Clause 4.4 shall be irrevocable and shall oblige the Borrower to pay to the Paying Agent on account of the Lenders the amount therein stated on the date therein stated. No amount prepaid under this Agreement may be redrawn. Each prepayment under this Agreement shall be applied in satisfaction of the Borrower's remaining obligations under Clause 3 in respect of the Loan pro rata to each Instalment and the balloon payment of eighty one million Dollars (USD81,000,000) repayable pursuant to Clause 3.1.2. Prepayments under this Agreement shall be made together with accrued interest thereon and the payment of all other sums then owing under any of the Security Documents.

      4.8   BREAK COSTS

            If any repayment or prepayment of the Loan or part thereof is made otherwise than on the last day of an Interest Period, the Borrower shall pay to the Paying Agent on behalf of the Lenders on demand such additional amount as the Paying Agent may certify (such certificate to contain a calculation thereof in reasonable detail) as necessary to compensate each of the Lenders for any loss (including cost of breaking deposits (including warehousing and other related costs)) or any losses under any interest rate swap agreements or other financial derivatives entered into for the purpose of this transaction or expense (including warehousing and other related costs) on account of funds borrowed, contracted for or utilised to fund the amount so repaid or prepaid.

5     INTEREST

      5.1   PAYMENT OF INTEREST

            The Borrower shall pay interest on the Loan at the Interest Rate applicable for each Interest Period in respect thereof which interest shall be payable in arrears on each Interest Payment Date.

      5.2   SELECTION AND DURATION OF INTEREST PERIODS

            The Borrower may give notice to the Paying Agent to be received by the Paying Agent not later than 9.00 a.m. London time five (5) Business Days prior to the commencement of each Interest Period, specifying whether that Interest Period is to be of one (1), three (3) or six (6) months' duration. Interest Periods shall commence, in the case of the first, on the Drawdown Date and, in the case of Interest Periods other than the first, on the expiry of the preceding Interest Period. Each Interest Period shall, subject to the following provisions of this Clause 5, be of a duration selected by the Borrower as above PROVIDED THAT the final Interest Period shall end on the Maturity Date.

      5.3   NO NOTICE AND UNAVAILABILITY

            If the Borrower fails to select an Interest Period in accordance with Clause 5.2 or the Paying Agent certifies that deposits for the period selected by the Borrower are not available to each of the Lenders in the ordinary course of business in the London Interbank Market to fund the Loan, the Borrower shall be deemed to have selected an Interest Period of six (6) months (or such other period as the Paying Agent may in its sole discretion decide).

      5.4   SEPARATE INTEREST PERIODS FOR INSTALMENTS

            If an Interest Period would otherwise extend beyond any Repayment Date, the Loan shall be divided into two (2) or more portions. One
            (1) or more portions will be of an amount equal to the amount of the Loan required to be repaid on each relevant Repayment Date and will have an Interest Period of such length as will expire on that date and the Interest Period relating to the remainder of the Loan will be determined in accordance with Clauses 5.2 and 5.3.

      5.5   EXTENSION AND SHORTENING OF INTEREST PERIODS

            5.5.1 If an Interest Period would otherwise end on a day which is not a Business Day, the Interest Period shall be extended until the next following Business Day unless the next following Business Day falls in the next calendar month in which case the Interest Period will be shortened to expire on the preceding Business Day.

            5.5.2 If an Interest Period commences on the last Business Day in a month and if there is no day in the month in which the Interest Period will end which corresponds numerically to the day on which it begins, the Interest Period shall end on the last Business Day in that month.

      5.6   INTEREST RATE

            Subject to Clause 5.8 and Clause 6, the rate of interest applicable to the Loan (or relevant part in the case of the division of the Loan under Clause 5.4) during an Interest Period shall be the rate per annum which is the sum of LIBOR plus the Margin.

      5.7   BANK BASIS

            Interest, commitment fee, management fee and any other payments hereunder of an annual nature shall accrue from day to day and be computed on the basis of a year of three hundred and sixty (360) days and for the actual number of days elapsed.

      5.8   DEFAULT INTEREST

            If the Borrower fails to pay on the due date any sum due under this Agreement or any of the other Security Documents to which it may at any time be a party, the Borrower shall, without affecting any other remedy of the Paying Agent or the Lenders, pay interest on such sum from the due date to the actual date of payment (as well after as before judgment). Such interest shall accrue on a daily basis at the higher of the Interest Rate fixed for the latest Interest Period and the rate computed by the Paying Agent and certified by the Paying Agent to the Borrower as being the aggregate of (i) the Margin plus two per cent (2%) and (ii) the greater of (a) in the case of the Lenders, the average (rounded upwards if necessary to the next integral multiple of one-sixteenth of one per cent (1/16%)) of the respective rates per annum at which each of the Lenders is able to acquire in accordance with its normal practice deposits in Dollars in successive periods of one (1) month (or for such shorter period as the Paying Agent may in its sole discretion select) in the London Interbank Market in an amount equivalent to or comparable with its Contribution to such sum, and, in the case of the Paying Agent, the rate per annum at which it is able to acquire in accordance with its normal practice deposits in Dollars in successive periods of one (1) month (or for such shorter period as the Paying Agent may in its sole discretion select) in the London Interbank Market in an amount equivalent to such sum, as at approximately 11.00 a.m. London time on any relevant day and (b) in the case of the Lenders, the average (rounded upwards if necessary to the next integral multiple of one-sixteenth of one per cent (1/16%)) of the cost to each of the Lenders of funding its Contribution to such sum, and, in the case of the Paying Agent, the cost of funding such sum, such interest to be compounded at the end of the period selected by the Paying Agent and to be payable on demand. In the event of LIBOR not being available then the Paying Agent shall in its discretion use the Substitute Basis for its calculation as set out in Clause 6.3.

6     SUBSTITUTE BASIS OF FUNDING

      6.1   MARKET DISTURBANCE

            Notwithstanding anything to the contrary in this Agreement, if prior to the commencement of any Interest Period the Paying Agent shall determine in good faith (which determination shall be conclusive and binding on the parties hereto) that:

            6.1.1 by reason of circumstances affecting the London Interbank Market adequate and fair means do not exist for ascertaining the Interest Rate during such Interest Period pursuant to Clause 5; or

            6.1.2 deposits in Dollars of equal duration to such Interest Period will not be available to any of the Lenders in the London Interbank Market in sufficient amounts in the ordinary course of business to fund its Contribution during such Interest Period; or

            6.1.3 by reason of any material change in applicable law or regulation or of any change in national or international financial or economic conditions any of the Lenders is unable to fund or to continue to fund its Contribution during such Interest Period by deposits obtained in the London Interbank Market, then the Paying Agent shall promptly give a notice (being a Suspension Notice), containing full particulars thereof in reasonable detail to the Borrower.

      6.2   SUSPENSION OF DRAWDOWN

            If a Suspension Notice is given by the Paying Agent before the advance of the Loan in accordance with Clause 2 then the Paying Agent shall not be obliged to advance the Loan until notice to the contrary is given by the Paying Agent.

            During the period of thirty (30) days from the giving of such Suspension Notice, the Paying Agent and any Lender affected by the relevant market disturbance shall consult in good faith with the Borrower with a view to agreeing to an alternative basis for advancing of the Loan or any relevant part thereof. If such alternative basis is agreed between the Borrower, the Paying Agent and the relevant Lender or Lenders, it shall apply in accordance with its terms.

      6.3   CERTIFICATES OF SUBSTITUTE BASIS

            6.3.1 If the Loan or part thereof has been advanced before a Suspension Notice is given, the Lender or Lenders affected by the relevant market disturbance shall within thirty (30) days following the date of the Suspension Notice, certify (through the Paying Agent) in good faith to the Borrower an alternative basis (being the Substitute Basis) for maintaining its Contribution affected by the relevant market disturbance. Such Substitute Basis may be retroactive to the beginning of the then current Interest Period and may include an alternative method of fixing the Interest Rate (which shall reflect the cost to the relevant Lender or Lenders of funding its Contribution from other sources plus the Margin) or alternative Interest Periods for the Loan or any relevant part thereof, provided always that so far as practicable any such Substitute Basis shall be computed in a manner and for periods as similar as possible to those provided in Clause 5.

            6.3.2 Each Substitute Basis so certified shall be binding upon the Borrower, the Paying Agent and the Lenders and shall be treated as part of this Agreement.

      6.4   REVIEW

            So long as any Substitute Basis is in force, the Paying Agent, in consultation with the Borrower and the Lenders, shall from time to time, but not less often than monthly, review whether or not the circumstances referred to in Clause 6.1 still prevail with a view to returning to the normal provisions of this Agreement.

7     PAYMENTS

      7.1   PLACE FOR PAYMENT

            All payments by the Borrower under this Agreement or any of the other Security Documents to which it may at any time be a party shall be made to the Paying Agent in Same Day Funds by 10.00 a.m. New York time to Bank of New York, New York, for the account of DnB NOR Bank ASA, Oslo account no 8033261374 or such other account or bank as the Paying Agent may from time to time designate.

      7.2   DEDUCTIONS AND GROSSING-UP

            7.2.1 Each payment to be made by the Borrower to the Paying Agent hereunder shall be made free and clear of and without deduction for or on account of Taxes unless the Borrower is required by law to make such a payment subject to the deduction or withholding of Taxes, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Paying Agent receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

            7.2.2 Without prejudice to the provisions of Clause 7.2.1, if any Lender or the Paying Agent on its behalf is required to make any payment on account of tax (not being a tax imposed on the net income of its Lending Branch by the jurisdiction in which it is incorporated or in which its Lending Branch is located or any other tax existing and applicable on the date of this Agreement under the laws of any jurisdiction) or otherwise on or in relation to any sum received or receivable hereunder by such Lender or the Paying Agent on its behalf (including, without limitation, any sum received or receivable under this Clause 7) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such Lender or the Paying Agent on its behalf, the Borrower shall, upon demand of the Paying Agent, indemnify such Lender or the Paying Agent against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith. If any Lender proposes to make a claim under the provisions of this Clause 7.2.2 it shall certify to the Borrower in reasonable detail within thirty
                     (30) days (or such longer period as any Lender may reasonably require) after becoming aware of the event by reason of which it is entitled to make its claim or claims the basis of its claim or claims, such certificate to be conclusive, save for manifest error.

      7.3   PRODUCTION OF RECEIPTS FOR TAXES

            If the Borrower makes any payment hereunder in respect of which it is required by law to make any deduction or withholding, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Paying Agent within thirty (30) days after it has made such payment to the applicable authority any original receipt issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

            If an additional payment is made under Clause 7.2.2 and any Lender or the Paying Agent on its behalf determines that it has received or been granted a credit against or relief of or calculated with reference to the deduction or withholding giving rise to such additional payment, such Lender or the Paying Agent (as the case may be) shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender or the Paying Agent shall in its opinion have concluded to be attributable to the relevant deduction or withholding. Any such payment shall be conclusive evidence of the amount due to the Borrower hereunder and shall be accepted by the Borrower in full and final settlement of its rights of reimbursement hereunder in respect of such deduction or withholding. Nothing herein contained shall interfere with the right of any Lender and the Paying Agent to arrange their respective tax affairs in whatever manner they think fit.

      7.4   MONEY OF ACCOUNT

            If any sum due from the Borrower under this Agreement or any other Security Document to which it may at any time be a party, or any order or judgment given or made in relation thereto, has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable under such Security Document, order or judgment into another currency (the "SECOND CURRENCY") for the purpose of:

            7.4.1    making or filing a claim or proof against the Borrower;

            7.4.2 obtaining an order or judgment in any court or other tribunal; or

            7.4.3 enforcing any order or judgment given or made in relation thereto;

            the Borrower shall indemnify and hold harmless the Paying Agent, the Security Agent and each of the Lenders from and against any damages or losses suffered as a result of any discrepancy between (i) the rate of exchange used to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which each Lender, the Security Agent or the Paying Agent (as the case may be) may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The above indemnity shall constitute an obligation of the Borrower separate and independent from its other obligations and shall apply irrespective of any indulgence granted by the Paying Agent, the Security Agent or any of the Lenders.

      7.5   ACCOUNTS

            The Paying Agent shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to each of the Lenders hereunder or under any of the other Security Documents. In any legal action or proceeding arising out of or in connection with this Agreement or any other Security Documents, the entries made in the accounts so maintained shall be prima facie evidence, save in the case of manifest error, of the existence and amounts of the obligations of the Borrower recorded therein.

      7.6   EARNINGS

            Provided no Event of Default or Possible Event of Default has occurred (following which the Security Agent shall (inter alia) be entitled to request the Borrower to give notice pursuant to Clause 3 of the Earnings Assignment and apply the Earnings in accordance with Clause 13.1) the Earnings shall throughout the Security Period be at the free disposal of the Borrower but the net earnings of the Vessel shall be paid by the Manager to the Operating Account within five
            (5) Business Days of the end of each cruise of the Vessel.

      7.7   CONTINUING SECURITY

            The security created by this Agreement and each of the other Security Documents shall be held by the Security Agent, the Paying Agent and/or the Lenders as a continuing security for the repayment of the Outstanding Indebtedness and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby or thereby secured or by any amendment of this Agreement or any of the other Security Documents. Such security shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Security Agent, the Paying Agent or the Lenders or any of them for all or any part of the amount hereby or thereby secured or any other right or remedy of the Security Agent, the Paying Agent or the Lenders or any of them under this Agreement or any of the other Security Documents, by operation of law or otherwise howsoever arising. All the powers arising from any and all such security may be exercised from time to time as the Security Agent, the Paying Agent or the Lenders or any of them may deem expedient.

8     YIELD PROTECTION AND FORCE MAJEURE

      8.1   INCREASED COSTS

            8.1.1    If by reason of:

                     (a) any change in law or in its interpretation or administration; and/or

                     (b) compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority including but without limitation the Basle Committee on Banking Regulations and Supervisory Practices whether or not having the force of law:

                           (i) any of the Lenders or an Associated Company incurs a cost as a result of its performing its obligations under this Agreement and/or its advancing its Contribution hereunder; or

                           (ii) there is any increase in the cost to any of the Lenders or an Associated Company of funding or maintaining all or any of the advances comprised in a class of advances formed by or including its Contribution advanced or to be advanced by it hereunder; or

                           (iii) any of the Lenders or an Associated Company
                                 incurs a cost as a result of its having entered into and/or its assuming or maintaining its commitment under this Agreement; or

                           (iv) any of the Lenders or an Associated Company becomes liable to make any payment on account of Tax or otherwise (other than Tax on its overall net income) on or calculated by reference to the amount of its Contribution advanced or to be advanced hereunder and/or any sum received or receivable by it hereunder; or

                           (v) any of the Lenders or an Associated Company suffers any decrease in its rate of return as a result of any changes in the requirements relating to capital ratios, monetary control ratios, the payment of special deposits, liquidity costs or other similar requirements affecting that Lender or Associated Company, then the Borrower shall from time to time on demand pay to the Paying Agent for the account of the relevant Lender, Lenders, Associated Company or Associated Companies amounts sufficient to indemnify the relevant Lender, Lenders, Associated Company or Associated Companies against, as the case may be, such cost, such increased cost (or such proportion of such increased cost as is in the reasonable opinion of the relevant Lender, Lenders, Associated Company or Associated Companies attributable to the funding or maintaining of its or their Contribution(s) hereunder) or such liability.

            8.1.2 A Lender affected by any provision of Clause 8.1.1 shall promptly inform the Paying Agent after becoming aware of the relevant change or request and its possible results and the Paying Agent shall, as soon as reasonably practicable thereafter, notify the Borrower of the change or request and its possible results. Without affecting the Borrower's obligations under Clause 8.1.1 and in consultation with the Paying Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the change or request (for example (if then possible) by changing its Lending Branch or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Paying Agent and after consultation with the Borrower). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

      8.2   FORCE MAJEURE

            Where the Paying Agent, the Security Agent, any Arranger or any Lender (the "NON-PERFORMING PARTY") is prevented from performing any of its obligations under this Agreement by reason of Force Majeure this Agreement shall remain in effect but the Non-Performing Party's relevant obligations shall be suspended for so long as the Force Majeure continues and to the extent that the Non-Performing Party is so prevented, PROVIDED THAT:

            8.2.1 the suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure;

            8.2.2 the obligations of the Non-Performing Party shall not be excused as a result of the Force Majeure; and

            8.2.3 in respect of the suspension of the Non-Performing Party's obligations:

                     (a) the Non-Performing Party gives the Paying Agent prompt written notice which the Paying Agent shall forthwith upon receipt send to the Borrower describing the circumstances of Force Majeure (including the nature of the occurrence, its expected duration and the effects of the Force Majeure on the ability of the Non-Performing Party to perform its relevant obligations), and continues to furnish weekly reports with respect thereto during the period of Force Majeure;

                     (b) the Non-Performing Party uses all reasonable efforts to remedy its inability to perform and to mitigate the effects of the Force Majeure; and

                     (c) as soon as reasonably possible after the cessation of the Force Majeure the Non-Performing Party shall notify the Paying Agent (who shall notify the Borrower) in writing of such cessation and shall resume performance of its obligations under this Agreement if such resumption is then possible.

9     REPRESENTATIONS AND WARRANTIES

      9.1   DURATION

            The representations and warranties in Clause 9.2 and Clause 9.3 shall survive the execution of this Agreement and shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances subsisting, as if made on each day until the Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Security Documents.

      9.2   REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Security Agent, the Paying Agent and each of the Lenders that:

            9.2.1 STATUS Each Obligor is a corporation duly organised, constituted and validly existing under the laws of the country of its incorporation, possessing perpetual corporate existence, the capacity to sue and be sued in its own name and the power to own and charge its assets and carry on its business as it is now being conducted.

            9.2.2 POWERS AND AUTHORITY Each of the Obligors has the power to enter into and perform this Agreement and those of the other Security Documents to which it is a party and the transactions contemplated hereby and thereby and has taken all necessary action to authorise the entry into and performance of this Agreement and such other Security Documents and such transactions.

            9.2.3 LEGAL VALIDITY This Agreement constitutes legal, valid and binding obligations of the Borrower enforceable in accordance with its terms and in entering into this Agreement and borrowing the Loan, the Borrower is acting on its own account. Each other Transaction Document constitutes (or will constitute when executed) legal, valid and binding obligations of each Obligor expressed to be a party thereto enforceable in accordance with their respective terms.

            9.2.4 NON-CONFLICT WITH LAWS The entry into and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby do not and will not conflict with:

                     (a) any law or regulation or any official or judicial order; or

                     (b) the constitutional documents of any Obligor save as referred to in Clause 10.15; or

                     (c) any agreement or document to which any Obligor is a party or which is binding upon such Obligor or any of its assets,

                     nor result in the creation or imposition of any Encumbrance on an Obligor or its assets pursuant to the provisions of any such agreement or document.

            9.2.5 NO DEFAULT Save as disclosed in the Disclosure Letter, no event has occurred which constitutes a default under or in respect of any Transaction Document to which any Obligor is a party or by which any Obligor may be bound (including (inter alia) this Agreement) and no event has occurred which, with the giving of notice, lapse of time, determination of materiality or other condition might constitute a default under or in respect of any such Transaction Document and no event has occurred which constitutes a default under or in respect of any agreement or document to which any Obligor is a party or by which any Obligor may be bound to an extent or in a manner which might have a material adverse effect on its business, assets or financial condition and no event has occurred which, with the giving of notice, lapse of time, determination of materiality or other condition might constitute a default under or in respect of any such agreement or document.

            9.2.6 CONSENTS Except for the prior consents of the Bermuda Monetary Authority for the granting of the security interest over the shares comprised in the Charged Property (as defined in the Charge), the transfer and registration of the shares comprised in the said Charged Property to or in the name of the Security Agent or its nominee under clause 9.2.4 of the Charge and the issue of the Debenture, if the Debenture is registered in Bermuda, for the filing of those Security Documents which require registration in the Companies Registries in the Isle of Man, England and Wales and/or Bermuda, which filing must be completed within one (1) month and twenty one (21) days respectively of the execution of the relevant Security Document(s) in the case of the Isle of Man and England and Wales, and for the registration of the Mortgage through the Bahamas Maritime Authority, all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Agreement and each of the other Transaction Documents and the transactions contemplated thereby have been obtained or effected and are in full force and effect.

            9.2.7 ACCURACY OF INFORMATION All information furnished by any Obligor relating to the business and affairs of any Obligor in connection with this Agreement and the other Transaction Documents was and remains true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

            9.2.8 FULL DISCLOSURE Each Obligor has fully disclosed in writing to the Paying Agent all facts relating to each Obligor which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into this Agreement.

            9.2.9 NO ENCUMBRANCES None of the assets or rights of any Obligor is subject to any Encumbrance except Permitted Liens.

            9.2.10 PARI PASSU OR PRIORITY STATUS The claims of the Security Agent, the Paying Agent, the Arrangers and the Lenders against the Borrower under this Agreement will rank at least pari passu with the claims of all unsecured creditors of the Borrower (other than claims of such creditors to the extent that they are statutorily preferred) and in priority to the claims of any creditor of the Borrower who is also an Obligor.

            9.2.11 SOLVENCY The Borrower is and shall remain, after the advance to it of the Loan, solvent in accordance with the laws of Bermuda and the United Kingdom and in particular with the provisions of the Insolvency Act 1986 (as from time to time amended) and the requirements thereof.

            9.2.12 WINDING-UP, ETC. Neither the Borrower nor any other Obligor has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any of them for the winding-up, dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of any of them or any or all of their assets or revenues nor have either sought any other relief under any applicable insolvency or bankruptcy law.

            9.2.13 ACCOUNTS The consolidated audited accounts of the Group for the periods ending on 31 December 2002 and 31 December 2003 (which accounts will be prepared in accordance with US
                     GAAP) fairly represent the financial condition of the Group as shown in such audited accounts and the consolidated audited accounts of the NCLC Group for the period ending on 31 December 2004 and for all subsequent periods (which accounts will be prepared in accordance with US GAAP) will fairly represent the financial condition of the NCLC Group as shown in such audited accounts.

            9.2.14 LITIGATION Save as disclosed in writing to the Paying Agent prior to 9 July 2003 and by way of the Disclosure Letter, no litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened, which might, if adversely determined, have a material adverse effect on the business, assets or financial condition of any Obligor. For the avoidance of doubt, the disclosure of any such litigation, arbitration or administrative proceedings after 9 July 2003 shall not be deemed to be a fact and circumstance subsisting at any time that this representation is deemed to be repeated pursuant to Clause 9.1.

            9.2.15 TAX LIABILITIES The NCLC Group has complied with all taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it; no material claims are being asserted against it with respect to Taxes, which might, if such claims were successful, have a material adverse effect on its business, assets or financial condition.

            9.2.16 OWNERSHIP OF ASSETS Each member of the Group or the NCLC Group (as the case may be) has good and marketable title to all its assets which is reflected in the audited accounts referred to in Clause 9.2.13.

            9.2.17 NO IMMUNITY None of the Obligors nor any of their respective assets enjoys any right of immunity (sovereign or otherwise) from set-off, suit or execution in respect of their obligations under this Agreement or any of the other Transaction Documents or by any relevant or applicable law.

            9.2.18 TAXES ON PAYMENTS As at the date of this Agreement all amounts payable by them hereunder may be made free and clear of and without deduction for or on account of any Taxation.

            9.2.19 PLACE OF BUSINESS None of the Obligors has a place of business in any jurisdiction (except as already disclosed) which requires any of the Security Documents to be filed or registered in that jurisdiction to ensure the validity of the Security Documents to which it is a party.

            9.2.20 OWNERSHIP OF SHARES The Shares and all the shares in the Manager are legally and beneficially owned by the Shareholder, all the shares in the Shareholder are legally and beneficially owned by Arrasas and all the shares in Arrasas are legally and beneficially owned by the Guarantor and such structure shall remain so throughout the Security Period. Further, no Event of Default has occurred under clause 11.2 of the Guarantee in respect of the ownership and/or control of the shares in the Guarantor.

            9.2.21 COMPLETENESS OF DOCUMENTS The copies of the MOA, the Management Agreement, the Second Mortgage Documents and any other relevant third party agreements delivered to the Paying Agent are true and complete copies of each such document constituting valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and no amendments thereto or variations thereof have been agreed nor has any action been taken by the parties thereto which would in any way render such document inoperative or unenforceable.

            9.2.22 NO UNDISCLOSED COMMISSIONS There are and will be no commissions, rebates, premiums or other payments by or to or on account of any Obligor, their shareholders or directors in connection with the transaction as a whole other than as disclosed to the Paying Agent in writing.

            9.2.23   ENVIRONMENT Each of the Obligors:

                     (a) is in compliance with all applicable federal, state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, water of the contiguous zone, ocean waters and international waters), including without limitation, laws, regulations, conventions and agreements relating to:

                           (i) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazard substances,

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

                                 petroleum and petroleum products and
                                 by-products ("MATERIALS OF ENVIRONMENTAL
                                 CONCERN"); or

                           (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (such laws, regulations, conventions and agreements the "ENVIRONMENTAL LAWS");

                     (b) has all permits, licences, approvals, rulings, variances, exemptions, clearances, consents or other authorisations required under applicable Environmental Laws ("ENVIRONMENTAL APPROVALS") and are in compliance with all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted;

                     (c) has not received any notice, claim, action, cause of action, investigation or demand by any other person, alleging potential liability for, or a requirement to incur, investigatory costs, clean-up costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorney's fees and expenses or fines or penalties, in each case arising out of, based on or resulting from:

                           (i) the presence or release or threat of release into the environment of any Material of Environmental Concern at any location, whether or not owned by such person; or

                           (ii)  circumstances forming the basis of any
                                 violation, or alleged violation, of any
                                 Environmental Law or Environmental Approval
                                 ("ENVIRONMENTAL CLAIM"); and

                     there are no circumstances that may prevent or interfere with such full compliance in the future.

                     There is no Environmental Claim pending or threatened against any of the Obligors.

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

                     There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against any of the Obligors.

            9.2.24 MONEY LAUNDERING Any borrowing by the Borrower hereunder, and the performance of its obligations hereunder and under the other Security Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to "MONEY LAUNDERING" as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities.

      9.3   REPRESENTATIONS ON THE DRAWDOWN DATE

            The Borrower further represents and warrants to the Security Agent, the Paying Agent and each of the Lenders that on the Drawdown Date the Vessel will be:

            9.3.1 in its absolute and unencumbered ownership save as contemplated by the Security Documents and the Second Mortgage Documents;

            9.3.2 provisionally registered in its name under the Bahamian flag;

            9.3.3 classed with the highest classification available for a vessel of its type free of all recommendations and qualifications with Det Norske Veritas;

            9.3.4 operationally seaworthy and in compliance with all relevant provisions, regulations and requirements (statutory or otherwise) applicable to ships registered under the Bahamian flag;

            9.3.5 insured in accordance with the provisions of Clause 10.21 and in compliance with the requirements therein in respect of such insurances; and

            9.3.6 managed by the Manager on and subject to the terms set out in the Management Agreement.

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

10    UNDERTAKINGS

      10.1  DURATION

            The undertakings in this Clause 10 shall survive the execution of this Agreement and shall be deemed to be repeated with reference mutatis mutandis to the facts and circumstances subsisting, as if made on each day until the Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Security Documents.

      10.2  INFORMATION

            10.2.1 The Borrower will provide to the Paying Agent (or will procure the provision of):

                     (a) as soon as practicable (and in any event within one hundred and twenty (120) days after the close of each of its financial years) a Certified Copy of its audited accounts for that year and of the consolidated Group accounts for that year (commencing with audited accounts made up to 31 December 2003) such Group accounts being substituted with NCLC Group accounts commencing with the audited accounts made up to 31 December 2004;

                     (b) as soon as practicable (and in any event within forty five (45) days of the end of each quarter of each financial year) a Certified Copy of the unaudited consolidated accounts of the Borrower and the Group for that quarter such Group accounts being substituted with NCLC Group accounts commencing with the unaudited accounts made up to 31 March 2004;

                     (c) promptly, such further information in its possession or control regarding its financial condition and operations and those of any company in the NCLC Group as the Paying Agent may request; and

                     (d) details of any material litigation, arbitration or administrative proceedings which affect any Obligor as soon as the same are instituted and served, or, to the knowledge of the Borrower, threatened (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding five million Dollars (USD5,000,000) or the equivalent in another currency).

            10.2.2 All accounts required under this Clause 10.2 shall be prepared in accordance with US GAAP and shall fairly represent the financial condition of the relevant company. In this Clause 10.2.2 "NCLC GROUP" shall have the meaning ascribed to it in Clause 11.4 of the Guarantee.

      10.3  NOTIFICATION OF DEFAULT

            The Borrower will notify the Paying Agent of any Event of Default or Possible Event of Default forthwith upon any Obligor becoming aware of the occurrence thereof. Upon the Paying Agent's request from time to time the Borrower will issue a certificate stating whether any Obligor is aware of the occurrence of any Event of Default or Possible Event of Default.

      10.4  CONSENTS AND REGISTRATIONS

            The Borrower will procure that (and will promptly furnish Certified Copies to the Paying Agent of) all such authorisations, approvals, consents, licences and exemptions as may be required under any applicable law or regulation to enable it or any Obligor to perform its obligations under, and ensure the validity or enforceability of, each of the Transaction Documents are obtained and promptly renewed from time to time and will procure that the terms of the same are complied with at all times. Insofar as such filings or registrations have not been completed on or before the Drawdown Date the Borrower will procure the filing or registration within applicable time limits of each Security Document which requires filing or registration together with all ancillary documents required to preserve the priority and enforceability of the Security Documents.

      10.5  NEGATIVE PLEDGE

            The Borrower will not create or permit to subsist any Encumbrance on the whole or any part of its present or future assets, except for the following:

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

            10.5.1   Encumbrances created with the prior consent of the Lenders;
                     or

            10.5.2   Permitted Liens.

      10.6  DISPOSALS

            Except with the prior consent of all the Lenders, the Borrower shall not (and will procure that no other company in the NCLC Group shall), either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or a substantial part of its assets except that the following disposals shall not be taken into account:

            10.6.1 disposals made in the ordinary course of trading of the disposing entity (excluding disposal of ships) including without limitation, the payment of cash as consideration for the purchase or acquisition of any asset or service or in the discharge of any obligation incurred for value in the ordinary course of trading;

            10.6.2 disposals of cash raised or borrowed for the purposes for which such cash was raised or borrowed;

            10.6.3 disposals of assets in exchange for other assets comparable or superior as to type and value;

            10.6.4 a vessel owned by any member of the NCLC Group (other than the Borrower) may be sold provided such sale is on a willing seller willing buyer basis at or about market rate and at arm's length subject always to the provisions of any loan documentation for the financing of such vessel and NCLL may, following the sale of its shares by Arrasas to IOL, a wholly owned Subsidiary of Star, transfer to other wholly owned Subsidiaries of Star its vessels "NORWEGIAN WIND", "NORWEGIAN DREAM", "NORWEGIAN SEA", "NORWEGIAN MAJESTY", "NORWEGIAN CROWN" and "MARCO POLO" (the "SIX VESSELS") for their transfer values as set out in Schedule 7 and sell m.v. "NORWAY" to a third party and, prior to the sale of its shares as aforesaid, transfer its vessel "NORWEGIAN SKY" to Pride of Aloha Inc., a wholly owned Subsidiary of NCL America Holdings;

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

            10.6.5 the Subsidiaries of Star to whom the Six Vessels (as defined in Clause 10.6.4) have been transferred may let each of the Six Vessels on demise or bareboat charter to the Manager for the period and at the charterhire rate set out in Schedule 7; and

            10.6.6 Arrasas may transfer its shares in NCLL to IOL and Star may transfer its shares in Arrasas to the Guarantor.

      10.7  CHANGE OF BUSINESS

            Except with the prior consent of the Majority Lenders, the Borrower shall not make or threaten to make any substantial change in its business as presently conducted, namely that of a single ship owning company for the Vessel, or carry on any other business which is substantial in relation to its business as presently conducted so as to affect, in the opinion of the Paying Agent, the Borrower's ability to perform its obligations hereunder and shall not form any Subsidiaries and the Borrower will procure that the other Obligors continue, throughout the Security Period, to perform their current business activities PROVIDED THAT any new leisure or hospitality venture embarked upon by any member of the NCLC Group (other than the Borrower) shall not constitute a substantial change in its business.

      10.8  MERGERS

            Except with the prior consent of the Majority Lenders, the Borrower will not enter into any amalgamation, restructure, substantial reorganisation, merger or consolidation or anything analogous to the foregoing nor will it acquire any equity, share capital or obligations of any corporation or other entity and will procure that no company in the NCLC Group (other than the Shareholder or NCL America Holdings) shall do so PROVIDED THAT:

            10.8.1 Arrasas may form two (2) wholly owned Subsidiaries, namely the Shareholder and NCL America Holdings;

            10.8.2 the existing shareholders of the owners of the Bahamas flag vessels in the NCLC Fleet may transfer their shares in such owners to the Shareholder;

            10.8.3 the existing shareholders of the owners of the US flag vessels in the NCLC Fleet may transfer their shares in such owners to NCL America Holdings;

            10.8.4 the Shareholder may form a wholly owned Subsidiary, namely the Manager, to operate the Bahamas flag vessels in the NCLC Fleet and to charter in each of the Six Vessels (as defined in Clause 10.6.4) on demise or bareboat charter for the period and at the charterhire rate set out in Schedule 7; and

            10.8.5 NCL America Holdings may form two (2) wholly owned Subsidiaries, namely NCL America Inc., to operate the US flag vessels in the NCLC Fleet, and Pride of Aloha Inc., to own m.v. "NORWEGIAN SKY".

            However, the prior consent of the Paying Agent shall not be required in respect of any consolidation, reorganisation or restructure involving wholly owned (whether directly or indirectly) Subsidiaries of the Guarantor only which does not imperil the security created by any of the Security Documents or affect the ability of any Obligor duly to perform any of its obligations under any Security Document to which it may be a party at any time, provided that the Borrower has first consulted with the Paying Agent with regard to the proposed consolidation, reorganisation or restructure, provides evidence satisfactory to the Agent that the Guarantor will be in compliance with the financial undertakings contained in Clause 11 of the Guarantee after any such consolidation, reorganisation or restructure and, if so required, transfers the Operating Account to The Hongkong and Shanghai Banking Corporation Limited or DnB NOR Bank ASA SUBJECT TO:

            10.8.6   Clause 9.2.20;

            10.8.7   the continuation in full force and effect of the Guarantee;
                     and

            10.8.8 the cash flows from which the Outstanding Indebtedness will be repaid remaining comparable as to amount (relative to the amount of the Outstanding Indebtedness) and accessibility for the Borrower to the cash flows as at the date of this Agreement, in the sole discretion of the Lenders.

            For the avoidance of doubt, the acquisition by a member of the NCLC Group of any shares in any company or corporation shall not in itself constitute a merger or consolidation with such company or corporation for the purpose of this Clause 10.8 provided that the Paying Agent is satisfied the Guarantor will be in compliance with the financial undertakings contained in Clause 11 of the Guarantee after any such merger or consolidation.

      10.9  MAINTENANCE OF STATUS AND FRANCHISES

            The Borrower will do all such things as are necessary to maintain its corporate existence in good standing and will ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business.

      10.10 FINANCIAL RECORDS

            The Borrower will keep proper books of record and account, in which proper and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Borrower in accordance with US GAAP.

      10.11 FINANCIAL INDEBTEDNESS AND SUBORDINATION OF INDEBTEDNESS

            10.11.1 Otherwise than in the ordinary course of business as owner of the Vessel, except as contemplated by this Agreement and except any loan, advance or credit extended by the Guarantor or any member of the NCLC Group which is a wholly owned Subsidiary of the Guarantor, the Borrower will not create, incur, assume or allow to exist any financial indebtedness, enter into any finance lease or undertake any material capital commitment (including but not limited to the purchase of any capital asset).

            10.11.2 The Borrower shall procure that any and all indebtedness (and in particular with any other Obligor) is at all times fully subordinated to the Security Documents and the obligations of the Borrower hereunder. Upon the occurrence of an Event of Default or a Possible Event of Default, the Borrower shall not make any repayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing such indebtedness. In this Clause "FULLY

                     SUBORDINATED" shall mean that any claim of the lender against the Borrower in relation to such indebtedness shall rank after and be in all respects subordinate to all of the rights and claims of the Paying Agent, the Security Agent and the Lenders under this Agreement and the other Security Documents and that the lender shall not take any steps to enforce its rights to recover any monies owing to it by the Borrower and in particular but without limitation the lender will not institute any legal or quasi-legal proceedings under any jurisdiction at any time against the Vessel, its Earnings or Insurances or the Borrower and it will not compete with the Paying Agent, the Security Agent or the Lenders in a liquidation or other winding-up or bankruptcy of the Borrower or in any proceedings in connection with the Vessel, its Earnings or Insurances.

      10.12 POOLING OF EARNINGS AND CHARTERS

            The Borrower will not enter into in respect of the Vessel:

            10.12.1 any pooling agreement or other arrangement for the sharing of any of the Earnings or the expenses of the Vessel; or

            10.12.2  any demise or bareboat charter; or

            10.12.3 any charter whereunder two (2) months' charterhire (or the equivalent thereof) is payable in advance in respect of the Vessel; or

            10.12.4 any charter of the Vessel or contract of affreightment which, with the exercise of options for extension, could be for a period longer than thirteen (13) months,

            but if, with the prior written consent of the Majority Lenders, the Borrower enters into in respect of the Vessel a charter on arm's length terms with a company outside the NCLC Group, the Borrower hereby undertakes to execute in favour of the Security Agent an assignment of such charter and the Earnings therefrom such assignment to be in substantially the form of the Earnings Assignment and as required by the Paying Agent PROVIDED HOWEVER THAT the Borrower may in respect of the Vessel enter into a bareboat charter on arm's length terms and in form approved by the Paying Agent with any company which is a member of the NCLC Group PROVIDED THAT if so requested by the Agent and without limitation:

            (a) any such bareboat charterer shall enter into such deeds (including but not limited to a subordination and assignment deed), agreements and indemnities as the Paying Agent shall in its sole discretion require prior to entering into the bareboat charter with the Borrower; and

            (b) the Borrower shall assign the benefit of any such bareboat charter and its interest in the Insurances to the Security Agent by way of further security for the Borrower's obligations under the Security Documents.

      10.13 LOANS AND GUARANTEES BY THE BORROWER

            Otherwise than in the ordinary course of business as owner of the Vessel or except as contemplated hereby, the Borrower will not make any loan or advance or extend credit to any person, firm or corporation (except any loans, advances or credits made available to (a) passengers on board the Vessel for gambling purposes (b) ship's agents and/or (c) the Guarantor and/or members of the NCLC Group which are wholly owned Subsidiaries of the Guarantor and, in the case of such loans, advances or credits as are referred to in this paragraph (c), do not prevent the Borrower from performing its obligations hereunder) or issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other person, firm or corporation.

      10.14 MANAGEMENT

            Except with the prior consent of the Majority Lenders, the Borrower will not permit any person other than the Manager to be the commercial, technical and crewing manager of the Vessel or permit any amendment to be made to the terms of the Management Agreement.

      10.15 ACQUISITION OF SHARES AND AMENDMENT OF BYE-LAWS

            The Borrower will not acquire any equity, share capital, assets or obligations of any corporation or other entity or permit its shares to be held by any party other than the Shareholder.

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

            If so required by the Paying Agent at any time, the Borrower will promptly procure the amendment of its Bye-Laws to permit the issue of shareholder proxies of the type contemplated by the Charge.

      10.16 TRADING WITH THE UNITED STATES OF AMERICA

            Where the Vessel trades in the territorial waters of the United States of America, the Borrower shall in respect of the Vessel take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America (as the same may be amended and/or re-enacted from time to time hereafter) or any similar legislation applicable to the Vessel in any other jurisdiction in which the Vessel shall trade (a "RELEVANT JURISDICTION") and, for this purpose the Borrower shall (inter alia) enter into a "Carrier Initiative Agreement" with the United States' Customs Service (if such is possible) and procure that the same (or a similar agreement in a Relevant Jurisdiction) is maintained in full force and effect and its obligations thereunder performed by it in respect of the Vessel throughout any period of United States of America (including coastal waters over which it claims jurisdiction) or Relevant Jurisdiction related trading.

      10.17 FURTHER ASSURANCE

            The Borrower will, from time to time on being required to do so by the Paying Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Paying Agent as the Paying Agent may reasonably consider necessary for giving full effect to any of the Transaction Documents or securing to the Security Agent, the Paying Agent and the Lenders the full benefit of the rights, powers and remedies conferred upon the Security Agent, the Paying Agent or the Lenders in any such Transaction Document.

      10.18 VALUATION OF THE VESSEL

            10.18.1 The Borrower will from time to time (but at intervals no more frequently than semi-annually at the Borrower's expense) within fifteen (15) days of receiving any request to that effect from the Paying Agent, procure that the Vessel is valued by an independent reputable shipbroker or shipvaluer experienced in valuing cruise ships appointed by the Borrower and approved by the Paying Agent (which approval shall not be unreasonably withheld or delayed and such valuation to be made with or without taking into account the benefit or otherwise of any fixed employment relating to the Vessel as the Paying Agent may require).

            10.18.2 If the Borrower does not accept the valuation obtained pursuant to Clause 10.18.1 (the "FIRST VALUATION") it may (at its own expense) within five (5) Business Days of receipt of the First Valuation obtain a second valuation (the "SECOND VALUATION") from another independent reputable shipbroker or shipvaluer experienced in valuing cruise ships appointed by the Borrower and approved by the Paying Agent which approval shall not be unreasonably withheld or delayed.

            10.18.3 If the Second Valuation exceeds the First Valuation by a margin of no less than ten per cent (10%) of the First Valuation the Borrower may at its expense forthwith upon receipt of the Second Valuation request the shipbrokers and/or shipvaluers appointed pursuant to Clauses 10.18.1 and 10.18.2 to obtain a third valuation (the "THIRD VALUATION") from a further independent reputable shipbroker or shipvaluer experienced in valuing cruise ships approved by the Paying Agent such approval not to be unreasonably withheld or delayed. Subject to the Third Valuation being made available within five (5) Business Days of the date of the Second Valuation the valuation of the Vessel will be determined on the basis of the average of the three (3) valuations so obtained. If the Third Valuation is not made available within the aforementioned time limit the Vessel shall be valued on the basis of the average of the First Valuation and the Second Valuation.

            10.18.4 The Borrower shall procure that forthwith upon the issuance of any valuation obtained pursuant to this Clause 10.18 a copy thereof is sent directly to the Paying Agent for review.

      10.19 MARGINAL SECURITY

            If at any time after the Drawdown Date, the value of the Vessel as assessed in accordance with the provisions of Clause 10.18 and the value of any additional cash collateral deposits or the value of other security (not including any other security provided by the existing Security Documents) acceptable to the Paying Agent provided by the Borrower or any third party to secure the due performance by the Borrower of its obligations hereunder at valuations reasonably estimated by the Paying Agent from time to time is less than one hundred and twenty five per cent (125%) of the amount of the Loan, then the Paying Agent may give the Borrower notice requiring the Borrower to provide additional security and in such event within thirty (30) days of such notice, the Borrower will either:

            10.19.1 provide additional security acceptable to the Lenders such that the security value of the Vessel and any additional security provided to the Security Agent or the Paying Agent hereunder (at valuations reasonably estimated by the Paying Agent from time to time) is at least one hundred and twenty five per cent (125%) of the amount of the Loan; or

            10.19.2 prepay, in accordance with Clause 4.7, Clause 4.8 and Clause 13.1, all or an appropriate proportion of the Loan together with accrued interest on the amount prepaid such that the value of the security is one hundred and twenty five per cent (125%) of the Loan.

      10.20 PERFORMANCE OF EMPLOYMENT CONTRACTS

            The Borrower will:

            10.20.1 perform its obligations under each charterparty or employment contract made in respect of the Vessel and take all necessary steps to procure the due performance of the obligations of any party under any charterparty or contract. It will not without the prior written consent of the Paying Agent rescind, cancel or otherwise terminate any charterparty or contract in respect of the Vessel provided always that any determination by it of any charterparty or contract after such consent is given shall be without responsibility on the part of the Paying Agent who shall be under no liability whatsoever in the event that such termination thereafter be adjudged to constitute a repudiation of such charterparty or contract by the Borrower;

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

            10.20.2 promptly notify the Paying Agent (a) of any default under any charterparty or contract of which it has knowledge by it and/or by any party under any charterparty or contract and (b) of any charterparty or contract being frustrated or the performance thereof becoming impossible or substantially different from that contemplated originally by the parties thereto;

            10.20.3 institute and maintain all such proceedings as may be necessary or expedient to preserve or protect the interest of the Security Agent as assignee and itself under any charterparties or contracts made in respect of the Vessel;

            10.20.4 not take or omit to take any action the taking or omission of which might result in any material alteration or impairment of any charterparty or contract made in respect of the Vessel;

            10.20.5 not substitute any other ship or ships for the Vessel under any charterparty or contract made in respect of the Vessel;

            10.20.6 not without the Majority Lenders' prior consent, agree to any material variation, modification or amendment in the terms of any charterparty or contract in respect of the Vessel or release any other party from any of their respective obligations thereunder or waive any breach of the obligations of any person or consent to any such act or omission of any person as would otherwise constitute such breach;

            10.20.7 not without the Majority Lenders' prior consent, let or employ the Vessel below approximately the market rate prevailing when the Vessel is fixed;

            10.20.8 procure that the Earnings (if any) are paid in full without set off and free and clear of and without deduction for any taxes, levies, duties, imposts, charges, fees, restrictions or conditions of any nature whatsoever; and

            10.20.9 if, immediately following the termination (for whatever reason) of any charterparty or contract in respect of the Vessel, the Vessel is not employed in a manner acceptable to the Lenders in their sole discretion the Borrower shall provide additional security for its obligations hereunder in such manner, of such type and within such period as the Lenders may determine in their sole discretion.

      10.21 INSURANCES

            The Borrower covenants with the Security Agent, the Paying Agent and the Lenders and undertakes from the Drawdown Date:

            10.21.1 to insure the Vessel, or to procure that the Vessel is insured, in its name and keep the Vessel and procure that the Vessel is kept insured on an agreed value basis for an amount in Dollars approved by the Paying Agent but not being less than the greater of:

                     (a) one hundred and twenty five per cent (125%) of the Loan; or

                     (b) the full market and commercial value of the Vessel determined in accordance with Clause 10.18 from time to time through internationally recognised independent first class insurance companies, underwriters, war risks and protection and indemnity associations acceptable to the Paying Agent in each instance on terms and conditions approved by the Paying Agent including as to deductibles but at least in respect of:

                     (i) marine risks including all risks customarily and usually covered by first-class and prudent shipowners in the London insurance markets under English marine policies or Paying Agent-approved policies containing the ordinary conditions applicable to similar vessels and, in particular but without limitation, the risk of physical loss or damage to the Vessel, general average contributions and liability for collision damage to third parties;

                     (ii) war risks including the Lost Vessel Clause and, should Institute War and Strike Clauses, Hulls Conditions prevail, the London Blocking and Trapping Addendum and war risks (protection and indemnity) up to the insured amount;

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                     (iii) excess risks that is to say the proportion of claims for general average and salvage charges and under the running down clause not recoverable in consequence of the value at which the Vessel is assessed for the purpose of such claims exceeding the insured value;

                     (iv) protection and indemnity risks with full standard coverage and up to the highest limit of liability available (for oil pollution risk the highest limit currently available is one billion Dollars (USD1,000,000,000) for pollution risk and this to be increased if requested by the Paying Agent and the increase is possible in accordance with the standard protection and indemnity cover for vessels of its type and is compatible with prudent insurance practice for first class cruise shipowners or operators in waters where the Vessel trades from time to time during the Security Period);

                     (v) when and while the Vessel is laid-up, in lieu of hull insurance, normal port risks;

                     (vi) such other risks as the Paying Agent may from time to time reasonably require;

                     and in any event in respect of those risks and at those levels covered by first class and prudent owners and/or financiers in the international market in respect of similar tonnage PROVIDED THAT if any of such insurances are also effected in the name of any other person (other than the Borrower, the Paying Agent and/or the Security Agent) such person shall if so required by the Paying Agent execute a first priority assignment of its interest in such insurances in favour of the Security Agent in similar terms mutatis mutandis to the Insurance Assignment;

            10.21.2 to agree that the Paying Agent at the cost of the Borrower shall take out, in each case, for an amount in Dollars approved by the Paying Agent but not being less than one hundred and twenty five per cent (125%) of the Loan, mortgagee interest insurance on such conditions

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                     as the Paying Agent may reasonably require and mortgagee
                     interest insurance for pollution risks as from time to time agreed, the Borrower having no interest or entitlement in respect of such policies;

            10.21.3 if the Vessel shall trade in the United States of America and/or the Exclusive Economic Zone of the United States of America (the "EEZ") as such term is defined in the US Oil Pollution Act 1990 ("OPA"), to comply strictly with the requirements of OPA and any similar legislation which may from time to time be enacted in any jurisdiction in which the Vessel presently trades or may or will trade at any time during the existence of this Agreement and in particular before such trade is commenced and during the entire period during which such trade is carried on:

                     (a) to pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to it for the Vessel in the market;

                     (b) to make all such quarterly or other voyage declarations as may from time to time be required by the Vessel's protection and indemnity association and to comply with all obligations in order to maintain such cover, and promptly to deliver to the Paying Agent copies of such declarations;

                     (c) to submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel's protection and indemnity insurers to maintain cover for such trade and promptly to deliver to the Paying Agent copies of reports made in respect of such surveys;

                     (d) to implement any recommendations contained in the reports issued following the surveys referred to in sub-clause (c) above within the time limit specified therein and to provide evidence satisfactory to the Paying Agent that the protection and indemnity insurers are satisfied that this has been done;

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                   (e)  in particular strictly to comply with the requirements of any applicable law, convention, regulation, proclamation or order with regard to financial responsibility for liabilities imposed on the Borrower or the Vessel with respect to pollution by any state or nation or political subdivision thereof, including but not limited to OPA, and to provide the Paying Agent on demand with such information or evidence as it may reasonably require of such compliance;

                   (f) to procure that the protection and indemnity insurances do not contain a clause excluding the Vessel from trading in waters of the United States of America and the EEZ or any other provision analogous thereto and to provide the Paying Agent with evidence that this is so; and

                   (g) strictly to comply with any operational or structural regulations issued from time to time by any relevant authorities under OPA so that at all times the Vessel falls within the provisions which limit strict liability under OPA for oil pollution;

           10.21.4 to give notice forthwith of any assignment of its interest in the Insurances to the relevant brokers, insurance companies, underwriters and/or associations in the form approved by the Paying Agent;

           10.21.5 to execute and deliver all such documents and do all such things as may be necessary to confer upon the Security Agent legal title to the Insurances in respect of the Vessel and to procure that the interest of the Security Agent is at all times filed with all slips, cover notes, policies and certificates of entry and to procure (a) that a loss payable clause in the form approved by the Paying Agent shall be filed with all the hull, machinery and equipment and war risks policies in respect of the Vessel and (b) that a loss payable clause in the form approved by the Paying Agent shall be endorsed upon the protection and indemnity certificates of entry in respect of the Vessel;

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           10.21.6 to procure that each of the relevant brokers and
                   associations furnish the Security Agent with a letter of undertaking in such form as may be required by the Paying Agent and waives any lien for premiums or calls except in relation to premiums or calls attributable to the Vessel;

           10.21.7 punctually to pay all premiums, calls, contributions or other sums payable in respect of the Insurances on the Vessel and to produce all relevant receipts when so required by the Paying Agent;

           10.21.8 to renew each of the Insurances on the Vessel at least ten
                   (10) days before the expiry thereof and to give immediate notice to the Paying Agent of such renewal and to procure that the relevant brokers or associations shall promptly confirm in writing to the Paying Agent that such renewal is effected it being understood by the Borrower that any failure to renew the Insurances on the Vessel at least ten (10) days before the expiry thereof or to give or procure the relevant notices of such renewal shall constitute an Event of Default;

           10.21.9 to arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity and/or war risks association;

          10.21.10 to furnish the Paying Agent from time to time on request with full information about all Insurances maintained on the Vessel and the names of the offices, companies, underwriters, associations or clubs with which such Insurances are placed;

          10.21.11 not to agree to any variation in the terms of any of the Insurances on the Vessel without the prior approval of the Paying Agent nor to do any act or voluntarily suffer or permit any act to be done whereby any Insurances shall or may be rendered invalid, void, voidable, suspended, defeated or unenforceable and not to suffer or permit the Vessel to engage in any voyage nor to carry any cargo not permitted under any of the Insurances without first obtaining the consent of the insurers or reinsurers concerned and complying with such requirements as to payment of extra premiums or otherwise as the insurers or reinsurers may impose;

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          10.21.12 not without the prior written consent of the Paying Agent to settle, compromise or abandon any claim in respect of any of the Insurances on the Vessel other than a claim of less than five million Dollars (USD5,000,000) or the equivalent in any other currency and not being a claim arising out of a Total Loss;

          10.21.13 promptly to furnish the Paying Agent with full information regarding any casualties or other accidents or damage to the Vessel involving an amount in excess of five million Dollars (USD5,000,000);

          10.21.14 to apply or ensure the appliance of all such sums receivable in respect of the Insurances on the Vessel for the purpose of making good the loss and fully repairing all damage in respect whereof the insurance monies shall have been received;

          10.21.15 that in the event of it making default in insuring and keeping insured the Vessel as hereinbefore provided then the Paying Agent may (but shall not be bound to) insure the Vessel or enter the Vessel in such manner and to such extent as the Paying Agent in its discretion thinks fit and in such case all the cost of effecting and maintaining such insurance together with interest thereon at the Interest Rate shall be paid on demand by the Borrower to the Paying Agent; and

          10.21.16 to agree that the Paying Agent shall be entitled from time to time (but at intervals no more frequently than annually at the Borrower's expense) to instruct independent reputable insurance advisers for the purpose of obtaining any advice or information regarding any matter concerning the Insurances which the Paying Agent shall at its sole discretion deem necessary, it being hereby specifically agreed that it shall reimburse the Paying Agent on demand for all reasonable costs and expenses incurred by the Paying Agent in connection with the instruction of such advisers as aforesaid.

      10.22 OPERATION AND MAINTENANCE OF THE VESSEL

            From the Drawdown Date until the end of the Security Period at its own expense the Borrower will in respect of the Vessel:

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          10.22.1  keep it in a good and efficient state of repair so as to maintain it to the highest classification available for a vessel of its age and type free of all recommendations and qualifications with Det Norske Veritas or such other classification society as is acceptable to the Lenders. On the Drawdown Date and annually thereafter, it will furnish to the Paying Agent a statement by such classification society that such classification is maintained. It will comply with all recommendations, regulations and requirements (statutory or otherwise) from time to time applicable to the Vessel and shall have on board as and when required thereby valid certificates showing compliance therewith and shall procure that all repairs to or replacements of any damaged, worn or lost parts or equipment are carried out (both as regards workmanship and quality of materials) so as not to diminish the value or class of the Vessel. It will not make any substantial modifications or alterations to the Vessel or any part thereof without the prior consent of the Paying Agent;

          10.22.2 submit it to continuous survey in respect of its machinery and hull and such other surveys as may be required for classification purposes and, if so required by the Paying Agent, supply to the Paying Agent copies in English of the survey reports;

          10.22.3 permit surveyors or agents appointed by the Paying Agent to board the Vessel at all reasonable times to inspect its condition or satisfy themselves as to repairs proposed or already carried out and afford all proper facilities for such inspections;

          10.22.4 comply, or procure that the Manager will comply, with the ISM Code or any replacement of the ISM Code and the ISPS Code or any replacement of the ISPS Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the relevant code and at all times thereafter:

                  (a) hold, or procure that the Manager holds, a valid Document of Compliance duly issued to the Borrower or the Manager (as the case may be) pursuant to the ISM Code and a valid Safety

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                        Management Certificate duly issued to the Vessel
                        pursuant to the ISM Code;

                  (b) provide the Paying Agent with copies of any such Document of Compliance and Safety Management Certificate as soon as the same are issued;

                  (c) pursuant to the ISM Code, keep, or procure that there is kept, on board the Vessel a copy of any such Document of Compliance and the original of any such Safety Management Certificate;

                  (d) pursuant to the ISPS Code, keep, or procure that there is kept, on board the Vessel the original of the International Ship Security Certificate; and

                  (e) pursuant to the ISPS Code, keep, or procure that there is kept, on board the Vessel a copy of the ship security plan prepared pursuant to the ISPS Code;

          10.22.5 not employ the Vessel or permit its employment in any trade or business which is forbidden by any applicable law or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render it liable to condemnation in a prize court or to destruction, seizure or confiscation or that may expose the Vessel to penalties. In the event of hostilities in any part of the world (whether war be declared or not) it will not employ the Vessel or permit its employment in carrying any contraband goods;

          10.22.6 promptly provide the Paying Agent with (a) all information which the Paying Agent may reasonably require regarding the Vessel, its employment, earnings, position and engagements
                   (b) particulars of all towages and salvages and (c) copies of all charters and other contracts for its employment and otherwise concerning it;

          10.22.7 give notice to the Paying Agent promptly and in reasonable detail upon any Obligor becoming aware of:

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                  (a)   accidents to the Vessel involving repairs the cost of
                        which will or is likely to exceed five million Dollars (USD5,000,000);

                  (b) the Vessel becoming or being likely to become a Total Loss or a Compulsory Acquisition;

                  (c) any recommendation or requirement made by any insurer or classification society or by any competent authority which is not complied with within any time limit relating thereto;

                  (d) any writ served against or any arrest of the Vessel or the exercise of any lien or purported lien on the Vessel its Earnings or Insurances;

                  (e) the occurrence of any Possible Event of Default and/or Event of Default;

                  (f) the Vessel ceasing to be registered as a Bahamian vessel or such other flagged vessel as is acceptable to the Lenders or anything which is done or not done whereby such registration may be imperilled;

                  (g) it becoming impossible or unlawful for it to fulfil any of its obligations under the Security Documents; and

                  (h) anything done or permitted or not done in respect of the Vessel by any person which is likely to imperil the security created by the Security Documents;

          10.22.8 promptly pay and discharge all debts, damages and liabilities, taxes, assessments, charges, fines, penalties, tolls, dues and other outgoings in respect of the Vessel and keep proper books of account in respect thereof PROVIDED ALWAYS that the Borrower shall not be obliged to compromise any debts, damages and liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested debt, damage or liability which, either individually or in aggregate exceeds five million Dollars (USD5,000,000) shall forthwith be provided to the Paying Agent. As

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                   and when the Paying Agent may so require it will make such books available for inspection on behalf of the Paying Agent and provide evidence satisfactory to the Paying Agent that the wages and allotments and the insurance and pension contributions of the master and crew are being regularly paid, that all deductions of crew's wages in respect of any tax liability are being properly accounted for and that the master has no claim for disbursements other than those incurred in the ordinary course of trading on the voyage then in progress or completed prior to such inspection;

          10.22.9 maintain the type of the Vessel as at 9 July 2003 and not put the Vessel into the possession of any person without the prior consent of the Paying Agent for the purpose of work being done on it in an amount exceeding or likely to exceed five million Dollars (USD5,000,000) unless such person shall first have given to the Paying Agent a written undertaking addressed to the Paying Agent in terms satisfactory to the Paying Agent agreeing not to exercise a lien on the Vessel or its Earnings for the cost of such work or for any other reason;

          10.22.10 promptly pay and discharge all liabilities which have given rise, or may give rise, to liens or claims enforceable against the Vessel under the laws of all countries to whose jurisdiction the Vessel may from time to time be subject PROVIDED ALWAYS that the Borrower shall not be obliged to compromise any liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested liabilities which, either individually or in aggregate, exceed five million Dollars (USD5,000,000) shall be forthwith provided to the Paying Agent. If the Vessel is arrested or detained for any reason it will procure its immediate release by providing bail or taking such other steps as the circumstances may require;

          10.22.11 give to the Paying Agent at such times as it may from time to time require a certificate, duly signed on its behalf as to the amount of any debts, damages and liabilities relating to the Vessel and, if so required

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                   by the Paying Agent, forthwith discharge such debts, damages and liabilities to the Paying Agent's satisfaction; and

          10.22.12 maintain the registration of the Vessel as a Bahamian vessel and not do or permit anything to be done whereby such registration may be forfeited or imperilled.

      10.23 IRREVOCABLE PROXY

            The Borrower will act in accordance with the terms of the irrevocable proxy executed or to be executed by the Shareholder in favour of the Security Agent pursuant to the Charge and will procure
            that resolution 3.2.6 approved by its directors on             2004
            is not amended, supplemented or revoked and remains in full force and effect until its Bye-Laws are amended in the manner referred to in Clause 10.15.

11    RIGHTS OF THE SECURITY AGENT, THE PAYING AGENT, THE ARRANGERS AND THE
      LENDERS

      11.1  NO DEROGATION OF RIGHTS

            Any rights conferred on the Security Agent, the Paying Agent, the Arrangers and the Lenders or any of them by this Agreement or any other Security Document shall be in addition to and not in substitution for or in derogation of any other right which the Security Agent, the Paying Agent, the Arrangers and the Lenders or any of them might at any time have to seek from the Borrower or any other person for payment of sums due from the Borrower or indemnification against liabilities as a result of the Borrower's default in payment of sums due from it under this Agreement or other Security Document.

      11.2  ENFORCEMENT OF REMEDIES

            None of the Security Agent, the Paying Agent, the Arrangers or the Lenders shall be obliged before taking steps to enforce any rights conferred on it or them by this Clause or exercising any of the rights, powers and remedies conferred on it or them hereby or by law:

            11.2.1 to take action or obtain judgment in any court against the
                   Borrower or any other person from whom it or they may seek payment of any sum due from the Borrower under this Agreement or any other Security Document;

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            11.2.2 to make or file any claim in a bankruptcy, winding-up, liquidation or re-organisation of the Borrower or any other such person; or

            11.2.3 to enforce or seek to enforce any other rights it or they may have against the Borrower or any other such person.

12    DEFAULT

      12.1  EVENTS OF DEFAULT

            Each of the events set out below is an Event of Default:

            12.1.1 NON-PAYMENT

                   The Borrower or any other Obligor does not pay on the due date any amount of principal or interest of the Loan (provided however that if any such amount is not paid when due solely by reason of some error or omission on the part of the bank or banks through whom the relevant funds are being transmitted no Event of Default shall occur for the purposes of this Clause 12.1.1 until the expiry of three (3) Business Days following the date on which such payment is due), or within three (3) days of the due date any other amount, payable by it under any Security Document to which it may at any time be a party, at the place and in the currency in which it is expressed to be payable.

            12.1.2 BREACH OF OTHER OBLIGATIONS

                   (a) Any Obligor fails to comply with any other material
                       provision of any Security Document or there is any other material breach in the sole opinion of the Paying Agent of any of the Transaction Documents and such failure (if in the opinion of the Paying Agent in its sole discretion it is capable of remedy) continues unremedied for a period of twenty one (21) days from the date of its occurrence and in any such case as aforesaid the Paying Agent in its sole discretion considers that such failure is or could reasonably be expected to become materially prejudicial to the interests, rights or position of the Lenders; or

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                   (b) If there is a repudiation or termination of any
                       Transaction Document or if any of the parties thereto becomes entitled to terminate or repudiate any of them and evidences an intention so to do.

            12.1.3 MISREPRESENTATION

                   Any representation warranty or statement made or repeated in, or in connection with, any Security Document or in any accounts, certificate, statement or opinion delivered by or on behalf of any Obligor thereunder or in connection therewith is materially incorrect when made or would, if repeated at any time hereafter by reference to the facts subsisting at such time, no longer be materially correct.

            12.1.4 CROSS DEFAULT

                   (a) Any event of default occurs under any financial contract or financial document relating to any Financial Indebtedness of any member of the NCLC Group.

                   (b) Any such Financial Indebtedness or any sum payable in respect thereof is not paid when due (after the expiry of any applicable grace period(s)) whether by acceleration or otherwise.

                   (c) Any Encumbrance over any assets of any member of the NCLC Group becomes enforceable.

                   (d) Any other Financial Indebtedness of any member of the NCLC Group is not paid when due or is or becomes capable of being declared due prematurely by reason of default or any security for the same becomes enforceable by reason of default,

                   PROVIDED THAT:

                   (i) No Event of Default will arise if the relevant Financial Indebtedness is not accelerated or, if it is accelerated but, in aggregate, the Financial Indebtedness is less than five million Dollars (USD5,000,000); and

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                   (ii) Financial Indebtedness being contested by the Borrower in good faith will be disregarded PROVIDED first that full details of the dispute shall be submitted to the Paying Agent forthwith upon its occurrence and second if the dispute remains unresolved for a period of one hundred and fifty (150) days this Clause 12.1.4(ii) shall not apply to that Financial Indebtedness.

            12.1.5 WINDING-UP

                   Any order is made or an effective resolution passed or other action taken for the suspension of payments or dissolution, termination of existence, liquidation, winding-up or bankruptcy of any member of the NCLC Group.

            12.1.6 MORATORIUM OR ARRANGEMENT WITH CREDITORS

                   A moratorium in respect of all or any debts of any member of the NCLC Group or a composition or an arrangement with creditors of any member of the NCLC Group or any similar proceeding or arrangement by which the assets of any member of the NCLC Group are submitted to the control of its creditors is applied for, ordered or declared or any member of the NCLC Group commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of all or a significant part of its Financial Indebtedness.

            12.1.7 APPOINTMENT OF LIQUIDATORS ETC.

                   A liquidator, trustee, administrator, receiver, manager or similar officer is appointed in respect of any member of the NCLC Group or in respect of all or any substantial part of the assets of any member of the NCLC Group and in any such case such appointment is not withdrawn within thirty (30) days (the "GRACE PERIOD") unless the Paying Agent considers in its sole discretion that the interest of the Lenders might reasonably be expected to be adversely affected in which event the Grace Period shall not apply.

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            12.1.8 INSOLVENCY

                   Any member of the NCLC Group becomes or is declared insolvent or is unable, or admits in writing its inability, to pay its debts as they fall due or becomes insolvent within the terms of any applicable law.

            12.1.9 LEGAL PROCESS

                   Any distress, execution, attachment or other process affects the whole or any substantial part of the assets of any member of the NCLC Group and remains undischarged for a period of twenty one (21) days PROVIDED THAT no Event of Default shall be deemed to have occurred unless the distress, execution, attachment or other process adversely affects any Obligor's ability to meet any of its material obligations under this Agreement or the other Security Documents (the determination of which shall be in the Paying Agent's sole discretion).

           12.1.10 ANALOGOUS EVENTS

                   Anything analogous to or having a substantially similar effect to any of the events specified in sub-clauses 12.1.5 to 12.1.9 of this Clause shall occur under the laws of any applicable jurisdiction.

           12.1.11 CESSATION OF BUSINESS

                   Any member of the NCLC Group ceases to carry on all or a substantial part of its business.

           12.1.12 REVOCATION OF CONSENTS

                   Any authorisation, approval, consent, licence, exemption, filing, registration or notarisation or other requirement necessary to enable any Obligor to comply with any of its obligations under any of the Transaction Documents is materially adversely modified, revoked or withheld or does not remain in full force and effect and within ninety (90) days of the date of its occurrence such event is not remedied to the satisfaction of the Paying Agent and the Paying Agent considers in its sole discretion that such failure is or might be expected to become materially prejudicial to the interests, rights or position of the Lenders PROVIDED THAT the

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                   Borrower shall not be entitled to the aforesaid ninety (90)
                   day period if the modification, revocation or withholding of the authorisation, approval or consent is due to an act or omission of any Obligor and the Paying Agent is satisfied in its sole discretion that the Lenders' interests might reasonably be expected to be materially adversely affected.

           12.1.13 UNLAWFULNESS

                   At any time it is unlawful or impossible for any Obligor to perform any of its obligations under any Security Document to which it is a party or it is unlawful or impossible for the Security Agent, the Paying Agent, any Arranger or any Lender to exercise any of its rights under any of the Security Documents PROVIDED THAT no Event of Default shall be deemed to have occurred (except where the unlawfulness or impossibility adversely affects any Obligor's payment obligations under this Agreement and the other Security Documents (the determination of which shall be in the Paying Agent's sole discretion) in which case the following provisions of this Clause 12.1.13 shall not apply) where the unlawfulness or impossibility prevents any Obligor from performing its obligations (other than its payment obligations under the Loan Agreement and the other Security Documents) and is cured within a period of twenty one (21) days of the occurrence of the event giving rise to the unlawfulness or impossibility and the relevant Obligor, within the aforesaid period, performs its obligation(s) and PROVIDED FURTHER THAT no Event of Default shall be deemed to have occurred where the Security Agent, the Paying Agent, any relevant Arranger and/or any relevant Lender could, in its sole discretion, mitigate the consequences of unlawfulness or impossibility in the manner described in Clause 4.3. The costs of mitigation shall be determined in accordance with Clause 4.3.

           12.1.14 INSURANCES

                   The Borrower fails to insure the Vessel in the manner specified in Clause 10.21 or fails to renew the Insurances at least ten (10) days prior to the date of expiry thereof and produce prompt confirmation of such renewal to the Paying Agent.

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           12.1.15 TOTAL LOSS

                   If the Vessel shall become a Total Loss and the proceeds of the Insurances in respect thereof shall not have been received by the Paying Agent within one hundred and fifty
                   (150) days after the date of the event giving rise to such Total Loss.

           12.1.16 DISPOSALS

                   If the Borrower or any other member of the NCLC Group shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor with the intention of preferring such creditor over any other creditor.

           12.1.17 PREJUDICE TO SECURITY

                   Anything is done or suffered or omitted to be done by any Obligor which in the reasonable opinion of the Paying Agent would or might be expected to imperil the security created by any of the Security Documents.

           12.1.18 MATERIAL ADVERSE CHANGE

                   Any material adverse change in the business, assets or financial condition of any Obligor occurs which in the reasonable opinion of the Paying Agent would or might reasonably be expected to affect the ability of that Obligor duly to perform any of its material obligations under any Security Document to which it may at any time be a party. For the purposes of this Clause 12.1.18 and without prejudice to the generality of the expression "MATERIAL OBLIGATIONS" any payment obligations of any Obligor shall be deemed material.

           12.1.19 GOVERNMENTAL INTERVENTION

                   The authority of any member of the NCLC Group in the conduct of its business is wholly or substantially curtailed by any seizure or intervention

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                   by or on behalf of any authority and within ninety (90) days of the date of its occurrence any such seizure or intervention is not relinquished or withdrawn and the Paying Agent reasonably considers that the relevant occurrence is or might be expected to become materially prejudicial to the interests, rights or position of the Lenders PROVIDED THAT the Borrower shall not be entitled to the aforesaid ninety
                   (90) day period if the seizure or intervention executed by any authority is due to an act or omission of any member of the NCLC Group and the Paying Agent is satisfied, in its sole discretion, that the Lenders' interest might reasonably be expected to be materially adversely affected.

      12.2  ACCELERATION

            12.2.1 On the occurrence of an Event of Default or a Possible Event of Default and at any time thereafter whilst such event shall be continuing the Paying Agent may if the Loan has not yet been drawn down, by notice to the Borrower cancel the obligations of the Lenders under this Agreement.

            12.2.2 On the occurrence of an Event of Default and at any time thereafter whilst such event shall be continuing, if the Loan has been drawn down the Paying Agent may:

                   (a) by notice to the Borrower declare the whole or any part of the Loan due and repayable in accordance with the terms of such notice whereupon the same shall become due and repayable accordingly together with all interest accrued thereon and all other amounts payable hereunder and under any of the other Security Documents; and/or

                   (b) from time to time exercise all or any of its rights under any of the Security Documents in such order and in such manner as it shall deem appropriate; and/or

                   (c) at its sole discretion terminate or continue with the Management Agreement.

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      12.3  DEFAULT INDEMNITY

            The Borrower shall on demand indemnify the Paying Agent, the Security Agent, the Arrangers and the Lenders, without prejudice to any of their other rights under this Agreement and the other Security Documents, against any loss or expense which the Paying Agent, the Security Agent, the Arrangers or the Lenders shall certify as sustained or incurred by any of them as a consequence of:

            12.3.1 any default in payment by the Borrower of any sum under this
                   Agreement or any of the other Security Documents when due, including, without limitation, any liability incurred by the Paying Agent, the Security Agent, the Arrangers and the Lenders by reason of any delay or failure of the Borrower to pay any such sums;

            12.3.2 any break in funding (including without limitation
                   warehousing and other related costs) due to the occurrence of any Event of Default or Possible Event of Default;

            12.3.3 any prepayment of the Loan or part thereof being made at any time for any reason; and/or

            12.3.4 the Loan not being drawn for any reason (excluding any default by the Paying Agent or any Lender) after the Drawdown Notice has been given,

            including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding the Loan or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Loan and also any loss or expense (including without limitation warehousing and other related costs) incurred in connection with any interest rate swap agreements or other financial instruments entered into for the purposes of this transaction.

      12.4  SET-OFF

            Following the occurrence of any Event of Default and for so long as the same is continuing, the Borrower irrevocably authorises the Paying Agent, the Security Agent and the Lenders to apply any credit balance to which the Borrower is entitled upon any account of the Borrower with any branch of any of the Paying Agent, the Security Agent and the Lenders in or towards satisfaction of any sum

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            due to the Paying Agent, the Security Agent or any Lender hereunder but unpaid, and to combine any accounts of the Borrower for this purpose. If such set-off requires a credit balance in a currency other than Dollars to be transferred to an account maintained in connection herewith the transfer shall be effected by crediting to the account in question the amount of Dollars which the Paying Agent, the Security Agent or the Lender (as the case may be) could obtain by exchanging such currency for Dollars at the rate of exchange at which its Lending Branch would, at the opening of business on the date on which the combination is effected, have sold the currency of that credit balance for Dollars for immediate delivery.

13    APPLICATION OF FUNDS

      13.1  TOTAL LOSS PROCEEDS/PROCEEDS OF SALE/EVENT OF DEFAULT MONIES

            In the event of the Vessel becoming a Total Loss or if the Vessel is sold or if an Event of Default has occurred then all Total Loss proceeds or proceeds of sale of the Vessel or any monies received by the Paying Agent, the Security Agent or any Lender under or pursuant to the Security Documents shall be held by the Paying Agent and applied in the following manner and order:

            FIRSTLY to the payment of all fees, expenses and charges (including brokers' commissions), the expenses of any sale, the expenses of retaining any attorney, solicitors' fees, court costs and any other expenses or advances made or incurred by the Paying Agent, the Security Agent or any Lender in the protection of the Paying Agent's, the Security Agent's and the Lender's rights or the pursuance of its or their remedies hereunder and under the other Security Documents or to any payments whether voluntary or not which the Paying Agent considers advisable to protect its or their security and to provide adequate indemnity against liens claiming priority over or equality with the lien of all Security Documents or any other Encumbrances;

            SECONDLY in or towards payment in such order as the Lenders may require of any accrued (but unpaid) fees and interest thereon to which the Lenders and/or the Paying Agent and/or the Security Agent are

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                        entitled hereunder and/or under the other Security
                        Documents in connection with the Loan;

            THIRDLY in or towards satisfaction of all interest accrued on the Loan;

            FOURTHLY in retention by the Paying Agent in its discretion in a suspense or impersonal interest bearing security realised account of such sum as it considers appropriate by way of security for the Outstanding Indebtedness or for any actual or contingent liability of the Paying Agent, the Security Agent or the Lenders or any of them in connection with the transactions herein contemplated;

            FIFTHLY in or towards payment of the balloon payment of eighty one million Dollars (USD81,000,000) repayable pursuant to Clause 3.1.2 and the Instalments (whether or not then due and payable) in reverse order of maturity date;

            SIXTHLY in or towards satisfaction of any other amounts due from the Borrower to the Paying Agent, the Security Agent or the Lenders under the Security Documents using in the discretion of the Paying Agent the same order of application as FIRSTLY to FIFTHLY;

            SEVENTHLY   in retention of such other sum or sums as the Paying
                        Agent may require as security for any further monies which may reasonably be expected to become due and payable to the Paying Agent and/or the Security Agent and/or the Lenders under this Agreement or any of the other Security Documents and which the assigned Earnings may be insufficient to satisfy; and

            EIGHTHLY the balance, if any, in payment to the Borrower or whomsoever shall then be entitled thereto.

            In the event of the proceeds being insufficient to pay the amounts referred to above the Paying Agent shall be entitled to collect the balance from the Borrower.

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      13.2  GENERAL FUNDS

            Any other monies received by or in the possession of the Paying Agent, the Security Agent or any Lender under or pursuant to the Security Documents which are expressed hereunder and/or under the Security Documents to be distributed in accordance with the provisions of this Clause or where no express provisions are made for disposal shall be applied in the discretion of the Paying Agent as follows:

            FIRSTLY in or towards payment of all fees, costs and expenses incurred by the Paying Agent, the Security Agent or any Lender in connection with the Loan and which are for the time being unpaid;

            SECONDLY in or towards payment in such order as the Lenders may require of any accrued (but unpaid) fees and interest thereon to which the Lenders and/or the Paying Agent and/or the Security Agent are entitled hereunder and/or under the other Security Documents in connection with the Loan;

            THIRDLY in or towards satisfaction of all interest accrued on the Loan;

            FOURTHLY in retention by the Paying Agent in its discretion in a suspense or impersonal interest bearing security realised account of such sum as it considers appropriate by way of security for the Outstanding Indebtedness or for any actual or contingent liability of the Paying Agent, the Security Agent or the Lenders or any of them in connection with the transactions herein contemplated;

            FIFTHLY in or towards payment of the balloon payment of eighty one million Dollars (USD81,000,000) repayable pursuant to Clause 3.1.2 and the Instalments in reverse order of maturity date;

            SIXTHLY in retention of such other sum or sums as the Paying Agent may require as security for any further monies which may reasonably be expected to become due and payable to the Paying Agent and/or the Security Agent and/or the Lenders under this Agreement or any of the other Security Documents and which the assigned Earnings may be insufficient to satisfy; and

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            SEVENTHLY   the balance (if any) shall be released to the Borrower
                        or to its order or whomsoever else may be entitled thereto.

      13.3  APPLICATION OF PROCEEDS OF INSURANCES

            Proceeds of the Insurances for partial losses shall be applied in accordance with the Insurance Assignment and/or the loss payable clause endorsed on the Insurances in the form approved by the Paying Agent and in the case of a Total Loss of the Vessel in accordance with Clause 4.5 and Clause 13.1.

      13.4  SUSPENSE ACCOUNT

            Any monies received or recovered by the Paying Agent, the Security Agent or any Lender under or in connection with the Security Documents and credited to any suspense or impersonal interest bearing security realised account in accordance with FOURTHLY of Clause 13.1 or Clause 13.2 may be held in such account for so long as the Paying Agent thinks fit pending application at the Paying Agent's discretion in accordance with FOURTHLY of Clause 13.1 or Clause 13.2 (as the case may be).

14    FEES

      14.1  MANAGEMENT FEE AND AGENCY FEE

            The Borrower shall enter into a fees side letter with the Paying Agent and the Security Agent on signing hereof and pay to the Paying Agent such fees and on such dates as shall be referred to therein.

      14.2  COMMITMENT FEE

            The Borrower shall pay to the Paying Agent for distribution to the Lenders on the earlier of the Drawdown Date and the date on which the Loan is cancelled a commitment fee in Dollars calculated at the rate of nought point three seven five per cent (0.375%) per annum on the daily undrawn, uncancelled amount of the Loan during the Commitment Period.

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      14.3  RESTRUCTURING FEE

            The Borrower shall pay to each of the Lenders on the earlier of five
            (5) Business Days from the date of the First Supplement and the Restatement Date a non-refundable restructuring fee of fifty thousand Dollars (USD50,000) provided that a Lender which is the provider of any other loan or other facility to the Borrower or any other member of the Group shall only be entitled to receive one (1) such fee of fifty thousand Dollars (USD50,000). The Borrower represents and warrants that the fee payable to each Lender under this Clause 14.3 is in the same amount and on the same terms as the restructuring fee payable to every other provider of any other loan or other facility to the Borrower or any other member of the Group in respect of the restructuring contemplated by the First Supplement. Notwithstanding any provision of this Agreement or the Agency Deed to the contrary, no Lender shall be required to share with the other Lenders, the Paying Agent and/or the Security Agent any such restructuring fee received.

15    EXPENSES

      15.1  INITIAL EXPENSES

            The Borrower shall reimburse the Paying Agent and the Security Agent on demand on a full indemnity basis for the reasonable charges and expenses (together with value added tax or any similar tax thereon and including without limitation the fees and expenses of legal, insurance and other advisers) incurred by the Paying Agent or the Security Agent in respect of the syndication, negotiation, preparation, printing, execution and registration of this Agreement and the other Transaction Documents and any other documents required in connection with the implementation of this Agreement.

      15.2  ENFORCEMENT EXPENSES

            The Borrower shall reimburse the Paying Agent, the Security Agent, the Arrangers and the Lenders on demand on a full indemnity basis for all charges and expenses (including value added tax or any similar tax thereon and including the fees and expenses of legal advisers) incurred by the Paying Agent, the Security Agent, each of the Arrangers and each of the Lenders in connection with

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            the enforcement of, or the preservation of any rights under, this
            Agreement and the other Security Documents.

      15.3  STAMP DUTIES

            The Borrower shall pay or indemnify the Paying Agent, the Security Agent, each of the Arrangers and each of the Lenders on demand against any and all stamp, registration and similar Taxes which may be payable in any jurisdiction in connection with the entry into, performance and enforcement of this Agreement or any of the other Security Documents.

16    WAIVERS, REMEDIES CUMULATIVE

      16.1  NO WAIVER

            No failure to exercise and no delay in exercising on the part of the Paying Agent, the Security Agent, any of the Arrangers or any of the Lenders any right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof, or the exercise of any other right or remedy. No waiver by the Paying Agent, the Security Agent, any of the Arrangers or any of the Lenders shall be effective unless it is in writing.

      16.2  REMEDIES CUMULATIVE

            The rights and remedies of the Paying Agent, the Security Agent, the Arrangers and the Lenders provided herein are cumulative and not exclusive of any rights or remedies provided by law.

      16.3  SEVERABILITY

            If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

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      16.4  TIME OF ESSENCE

            Time is of the essence in respect of all of the obligations of the Borrower under the Security Documents provided however that none of the Paying Agent, the Security Agent, any of the Arrangers or any of the Lenders shall be entitled to terminate or treat this Agreement or any of the other Security Documents as having been repudiated otherwise than in circumstances which constitute an Event of Default.

17    COUNTERPARTS

      This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

18    ASSIGNMENT

      18.1  BENEFIT OF AGREEMENT

            This Agreement shall be binding upon the Borrower and its successors and shall inure to the benefit of the other parties hereto and their successors and assigns.

      18.2  NO TRANSFER BY THE BORROWER

            The Borrower may not assign or transfer all or any of its rights, benefits or obligations hereunder or under any of the other Security Documents.

      18.3  ASSIGNMENTS, PARTICIPATIONS AND TRANSFERS BY A LENDER

            Each Lender may at any time transfer or assign all of its rights and benefits hereunder and under the Security Documents to any other international bank or financial institution but shall, prior to such transfer or assignment, on request by the Paying Agent, pay a fee to the Paying Agent of one thousand Dollars (USD1,000) to be shared between the Paying Agent and the Security Agent equally PROVIDED THAT (save in the case of a transfer or assignment of rights and benefits to any subsidiary or holding company of such Lender or to another Lender) no such transfer or assignment may be made without prior consultation with the Borrower and without prior notice to the Paying Agent and the Security Agent. If a Lender transfers or assigns its rights and benefits hereunder as provided above, all references in this Agreement and the other Security

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            Documents to that Lender shall be construed as a reference to that
            Lender and/or its Transferee or assignee to the extent of their respective interests.

      18.4  EFFECTIVENESS OF TRANSFER

            If a Lender transfers or assigns all or any of its rights and benefits hereunder in accordance with Clause 18.3, then, unless and until the Transferee or assignee has agreed that it shall be under the same obligations towards the parties to this Agreement as it would have been under if it had been a party hereto as a lender, the parties to this Agreement shall not be obliged to recognise such Transferee or assignee as having the rights against each of them which it would have had if it had been such a party hereto.

      18.5  TRANSFER OF RIGHTS AND OBLIGATIONS

            If any Lender wishes to transfer all or any of its rights, benefits and/or obligations hereunder or under the other Security Documents as contemplated in Clause 18.3, then such transfer may be effected by the due completion and execution by the Lender and the relevant Transferee of a Transfer Certificate in the form of Schedule 6. The Security Agent and the Paying Agent (on behalf of itself, the other parties to this Agreement (other than the Security Agent) and the Guarantor in accordance with the provisions of Clause 18.8) shall then forthwith execute the Transfer Certificate. On the later of the Transfer Date and the fifth (5th) Business Day following the date of delivery of the Transfer Certificate to the Paying Agent and the Security Agent for execution:

            18.5.1 to the extent that in such Transfer Certificate the Lender party thereto seeks to transfer its rights, benefits and/or its obligations hereunder or under the other Security Documents, the Borrower and the relevant Lender shall each be released from further obligations to the other hereunder and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 18.5 as "DISCHARGED RIGHTS, BENEFITS AND OBLIGATIONS");

            18.5.2 the Borrower and the Transferee party thereto shall each assume obligations towards each other and/or acquire rights against each other which differ from such discharged rights, benefits and obligations only

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                    insofar as the Borrower and such Transferee have assumed
                    and/or acquired the same in place of the Borrower and the relevant Lender; and

            18.5.3 such Transferee shall acquire the same rights and benefits and assume the same obligations as it would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

      18.6  CONSENT AND INCREASED OBLIGATIONS OF THE BORROWER

            In the event that a Lender transfers its Lending Branch or transfers or assigns its rights and/or benefits hereunder to any subsidiary or holding company or another Lender and, at the time of such transfer or assignment, there arises an obligation on the part of the Borrower hereunder to pay to the relevant Lender or any other person any amount in excess of the amount it would have been obliged to pay but for such transfer or assignment and the consent of the Borrower has not been obtained to such transfer or assignment and the increased cost then, without prejudice to any obligation of the Borrower which arises after the time of such transfer or assignment, the Borrower shall not be obliged to pay the amount of such excess.

      18.7  DISCLOSURE OF INFORMATION

            Each of the Arrangers, each of the Lenders, the Security Agent and the Paying Agent (in this Clause 18.7 a "BANK") acknowledges that all information received now or in the future from or on behalf of the Obligors under or pursuant to or in connection with the Transaction Documents (other than any information which is in the public domain other than as a result of a breach of this Clause), is confidential information. Any of the Banks may disclose to:

            18.7.1 a potential Transferee or assignee who may otherwise propose to enter into contractual relations with the Bank in relation to this Agreement;

            18.7.2 any person who is any of the Bank's professional advisers or auditors;

            18.7.3  its Holding Company and/or Subsidiary;

            18.7.4 any person who is a party to this Agreement other than the Borrower; or

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            18.7.5  any banking or regulatory authority or as required by law, regulation or legal process,

            such information about any Obligor or the Group and the Transaction Documents as the Bank shall consider appropriate PROVIDED THAT in the case of Clauses 18.7.1, 18.7.2 and 18.7.3, such person has agreed to execute a Confidentiality Undertaking, and in the case of Clause 18.7.3 the Holding Company and/or the Subsidiary shall also be entitled to make such disclosure to the Bank and/or to the Holding Company and/or to the Subsidiaries of the Bank.

      18.8 TRANSFER CERTIFICATE TO BE EXECUTED BY THE PAYING AGENT AND THE SECURITY AGENT

            In order to give effect to a Transfer Certificate each of the parties to this Agreement (other than the Security Agent) hereby irrevocably and unconditionally appoints the Paying Agent as its true and lawful attorney with full power to execute on its behalf each Transfer Certificate delivered to the Paying Agent pursuant to Clause 18.5 without the Paying Agent being under any obligation to take any further instructions from, or give any prior notice to such parties before doing so. The Security Agent and the Paying Agent (on behalf of such parties) shall so execute each such Transfer Certificate forthwith upon its receipt thereof pursuant to Clause 18.5.

      18.9  NOTICE OF TRANSFER CERTIFICATES

            The Paying Agent shall promptly notify the other parties hereto (other than the Security Agent), the Transferee and the Guarantor upon the execution by it of any Transfer Certificate together with details of the amount transferred, the Transfer Date and the parties to such transfer.

      18.10 DOCUMENTATION OF TRANSFER OR ASSIGNMENT

            The Borrower shall at the request of the Paying Agent promptly execute or promptly procure the execution of such documents and do (or procure the doing of) all such acts and things as may be necessary or desirable to give effect to any transfer or assignment pursuant to this Clause 18.

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      18.11 CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 (THE "ACT")

            A person who is not a party to this Agreement has no right under the Act to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Act.

19    NOTICES

      19.1  MODE OF COMMUNICATION

            Except as otherwise provided herein, each notice, request, demand or other communication or document to be given or made hereunder shall be given in writing but unless otherwise stated, may be made by telex or telefax.

      19.2  ADDRESS

            Any notice, demand or other communication (unless made by telefax) to be made or delivered by the Paying Agent or the Security Agent to the Borrower pursuant to this Agreement shall (unless the Borrower has by fifteen (15) days' written notice to the Paying Agent specified another address) be made or delivered to the Borrower c/o NCLC, 7665 Corporate Center Drive, Miami, Florida 33126, United States of America (marked for the attention of Mr Lamarr Cooler and the Legal Department (but one (1) copy shall suffice)) with a copy to the Borrower c/o Star Cruises Limited, 25th Floor, Wisma Genting, Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia (marked for the attention of Mr Gerard Lim). Any notice, demand or other communication to be made or delivered by the Borrower to the Paying Agent or the Security Agent pursuant to this Agreement shall (unless the Paying Agent has by fifteen (15) days' written notice to the Borrower specified another address) be made or delivered to the Paying Agent or the Security Agent (as the case may be) at its Lending Branch, the details of which are set out in Schedule 2.

      19.3  TELEFAX COMMUNICATION

            Any notice, demand or other communication to be made or delivered pursuant to this Agreement may be sent by telefax to the relevant telephone numbers (which at the date hereof in respect of the Borrower is +1 305 436 4140 (marked for the attention of Mr Lamarr Cooler) and +1 305 436 4117 (marked for the attention of

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            the Legal Department) with a copy to +60 (0)3 2161 3621 (marked for the attention of Mr Gerard Lim) and in the case of the Paying Agent, the Security Agent or any Lender is as recorded in Schedule 2) specified by it from time to time for the purpose and shall be deemed to have been received when transmission of such telefax communication has been completed. Each such telefax communication, if made to the Paying Agent, the Security Agent or any Lender by the Borrower, shall be signed by the person or persons authorised in writing by the Borrower and whose signature appears on the list of specimen signatures contained in the secretary's certificate required to be delivered by paragraph 2 of Schedule 4 and shall be expressed to be for the attention of the department or officer whose name has been notified for the time being for that purpose by the Paying Agent, the Security Agent or any Lender to the Borrower.

      19.4  RECEIPT

            Each such notice, demand or other communication shall be deemed to have been made or delivered (in the case of telex) when the addressee's answerback shall have been received at the end of the transmission or (in the case of any letter) when delivered to its office for the time being or, if sent by post, five (5) days after being deposited in the post first class or express airmail (as the case may be) postage prepaid in an envelope addressed to it at that address.

      19.5  LANGUAGE

            Each notice, demand or other communication made or delivered by one
            (1) party to another pursuant to this Agreement or any other Security Document shall be in the English language or accompanied by a certified English translation. In the event of any conflict between the translation and the original text the translation shall prevail unless the original text is a statutory instrument, legal process or any other document of a similar type.

20    GOVERNING LAW

      This Agreement shall be governed by English law.

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21    WAIVER OF IMMUNITY

      To the extent that the Borrower may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process in relation to this Agreement or the other Security Documents and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed) the Borrower hereby irrevocably and unconditionally agrees throughout the Security Period not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction. In respect of any legal action or proceedings arising out of or in connection with any of the Security Documents the Borrower hereby consents generally as a matter of procedure in relation to the waiver of immunity (but not so as to prejudice any defence which the Borrower may have on the merits of the substantive issue) to the giving of any relief or the issue of any process in connection with such legal action or proceedings including without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its uses or intended uses) of any order or judgment which may be made or given in such legal action or proceedings.

22    JURISDICTION

      22.1 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE"). Each party to this Agreement agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

            This Clause 22.1 is for the benefit of the Arrangers, the Lenders, the Paying Agent and the Security Agent only. As a result, no such party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any such party may take concurrent proceedings in any number of jurisdictions.

      22.2 The Borrower may not, without the Paying Agent's prior written consent, terminate the appointment of the Process Agent; if the Process Agent resigns or its appointment ceases to be effective, the Borrower shall within fourteen (14) days appoint a company which has premises in London and has been approved by the Paying Agent to act as the Borrower's process agent with unconditional authority to receive and acknowledge service on behalf of the Borrower of all process or other documents connected with proceedings in the English courts which relate to this Agreement.

      22.3 For the purpose of securing its obligations under Clause 22.2, the Borrower irrevocably agrees that, if it for any reason fails to appoint a process agent within the period specified in Clause 22.2, the Paying Agent may appoint any person (including a company controlled by or associated with the Paying Agent, the Security Agent or any Arranger or Lender) to act as the Borrower's process agent in England with the unconditional authority described in Clause 22.2.

      22.4 No neglect or default by a process agent appointed or designated under this Clause (including a failure by it to notify the Borrower of the service of any process or to forward any process to the Borrower) shall invalidate any proceedings or judgment.

      22.5 The Borrower appoints in the case of the courts of England the Process Agent to receive, for and on its behalf service of process in England of any legal proceedings with respect to this Agreement and any other Security Document.

      22.6 A judgment relating to this Agreement which is given or would be enforced by an English court shall be conclusive and binding on the Borrower and may be enforced without review in any other jurisdiction.

      22.7 Nothing in this Clause shall exclude or limit any right which the Paying Agent, the Security Agent, an Arranger or a Lender may have (whether under the laws of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

      22.8 In this Clause "JUDGMENT" includes order, injunction, declaration and any other decision or relief made or granted by a court.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed as a deed on the day first written above.

SIGNED SEALED and DELIVERED                 )    P A Turner
as a DEED                                   )
by PAUL TURNER                              )
for and on behalf of                        )
NORWEGIAN SUN LIMITED                       )
in the presence of:                         )
                     R Cheung
                     Regina Cheung
                     Trainee Solicitor
                     Stephenson Harwood
                     One, St. Paul's Churchyard
                     London EC4M 8SH

SIGNED SEALED and DELIVERED                 )    J Clegg
as a DEED                                   )
by JULIE CLEGG                              )
for and on behalf of                        )
DnB NOR BANK ASA                            )
as the Paying Agent in the presence of:     )
                     R Cheung
                     as above

SIGNED SEALED and DELIVERED                 )    Donny Lam Hung Ki
as a DEED                                   )
by DONNY LAM HUNG KI                        )
for and on behalf of                        )
THE HONGKONG AND SHANGHAI                   )
BANKING CORPORATION LIMITED                 )
as the Security Agent in the presence of:   )
                     Helen Mok Lai Sim
                     1 Queen's Road Central,
                     Hong Kong

SIGNED SEALED and DELIVERED                 )    J Clegg
as a DEED                                   )
by JULIE CLEGG                              )
for and on behalf of                        )
DnB NOR BANK ASA                            )
as an Arranger and a Lender                 )
in the presence of:                         )
                     R Cheung
                     as above

SIGNED SEALED and DELIVERED                 )    Donny Lam Hung Ki
as a DEED                                   )
by DONNY LAM HUNG KI                        )
for and on behalf of                        )
THE HONGKONG AND SHANGHAI                   )
BANKING CORPORATION LIMITED                 )
as an Arranger and a Lender                 )
in the presence of:                         )
                     Helen Mok Lai Sim
                     1 Queen's Road Central,
                     Hong Kong

SIGNED SEALED and DELIVERED                 )    J Clegg
as a DEED                                   )
by JULIE CLEGG                              )
for and on behalf of                        )
KfW                                         )
in the presence of:                         )
                     R Cheung
                     as above

SIGNED SEALED and DELIVERED                 )    J Clegg
as a DEED                                   )
by JULIE CLEGG                              )
for and on behalf of                        )
NORDEA BANK NORGE ASA                       )
in the presence of:                         )
                     R Cheung
                     as above

SIGNED SEALED and DELIVERED                 )    J Clegg
as a DEED                                   )
by JULIE CLEGG                              )
for and on behalf of                        )
CREDIT SUISSE                               )
in the presence of:                         )
                     R Cheung
                     as above

SIGNED SEALED and DELIVERED                 )    J Clegg
as a DEED                                   )
by JULIE CLEGG                              )
for and on behalf of                        )
HSH NORDBANK AG                             )
in the presence of:                         )
                     R Cheung
                     as above

SIGNED SEALED and DELIVERED                 )    J Clegg
as a DEED                                   )
by JULIE CLEGG                              )
for and on behalf of                        )
OVERSEA-CHINESE BANKING                     )
CORPORATION LIMITED                         )
Labuan Branch                               )
in the presence of:                         )
                     R Cheung
                     as above

SIGNED SEALED and DELIVERED                 )    J Clegg
as a DEED                                   )
by JULIE CLEGG                              )
for and on behalf of                        )
NORDDEUTSCHE LANDESBANK                     )
GIROZENTRALE                                )
in the presence of:                         )
                     R Cheung
                     as above

SIGNED SEALED and DELIVERED                 )    J Clegg
as a DEED                                   )
by JULIE CLEGG                              )
for and on behalf of                        )
BUMIPUTRA-COMMERCE BANK                     )
BERHAD                                      )
Tokyo Branch                                )
in the presence of:                         )
                     R Cheung
                     as above

SIGNED SEALED and DELIVERED                 )    Ong Seet Joon
as a DEED                                   )
by ONG SEET JOON                            )
for and on behalf of                        )
MALAYAN BANKING BERHAD                      )
Hong Kong Branch                            )
in the presence of:                         )
                           D Leung
                           19/F, Entertainment Building,
                           30 Queen's Road Central,
                           Hong Kong

                                   SCHEDULE 1

                            PARTICULARS OF ARRANGERS

                                                                  UNDERWRITTEN           UNDERWRITTEN
                                                                     AMOUNT               AMOUNT AS A
                                                                     IN USD               PERCENTAGE
DnB NOR BANK ASA                                                  112,500,000               50.00%
(as successor in title to Den norske Bank ASA)
Stranden 21
NO-0021 Oslo
Norway

Attn: Mr Jon Flovik
Fax: +47 22 482020

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED             112,500,000               50.00%
Level 16
HSBC Main Building
1 Queen's Road Central
Hong Kong

Attn: Transaction Management
Fax: +852 2530 1538

                                   SCHEDULE 2

             PARTICULARS OF SECURITY AGENT, PAYING AGENT AND LENDERS

NAME AND ADDRESS

SECURITY AGENT

THE HONGKONG AND SHANGHAI
BANKING CORPORATION LIMITED

Level 30
HSBC Main Building
1 Queen's Road Central
Hong Kong

Fax:  +852 2523 4641
Attn: Ms Helen Mok/Ms Letitia Chau
      Corporate Trust and Loan Agency
Email: helenmok@hsbc.com.hk/letitiachau@hsbc.com.hk

PAYING AGENT

DnB NOR BANK ASA
(as successor in title to Den norske Bank ASA)
Stranden 21
NO-0021 Oslo
Norway

Fax:  +47 22 482894
Attn: Mrs Solveig Nuland Knoff
Email: solveig.knoff@dnbnor.no

LENDERS

NAME AND ADDRESS                                                CONTRIBUTION IN
                                                                      USD

DnB NOR BANK ASA                                                  37,500,000
(as successor in title to Den norske Bank ASA)
Stranden 21
NO-0021 Oslo
Norway

Fax: +47 22 482020
Attn: Mr Jon Flovik
Email: jon.flovik@dnbnor.no

THE HONGKONG AND SHANGHAI                                         30,000,000
BANKING CORPORATION LIMITED
Level 8
HSBC Main Building
1 Queen's Road Central
Hong Kong

Fax: +852 2845 9033
Attn: Mr Maurice Lee/Ms Stella Chan
Email: mauricelee@hsbc.com.hk/stellachan@hsbc.com.hk

KfW                                                               37,500,000
(formerly known as Kreditanstalt fur Wiederaufbau)
Palmengartenstrasse 5-9
60325 Frankfurt am Main
Germany

Fax: +49 69 7431 3768/4110
Attn: Mr Wolfgang Pfisterer/Ms Claudia Kochen
Email: wolfgang.pfisterer@kfw.de/claudia.kochen@kfw.de

NORDEA BANK NORGE ASA                                             30,000,000
Middelthuns gate 17
Oslo
P O Box 1166 Sentrum
NO-0107 Oslo
Norway

Fax: +47 22 484278
Attn: Mr Arne Berglund
Email: arne.berlund@nordea.com

CREDIT SUISSE                                                     18,750,000
Ship Finance/BBY
St Alban-Graben 1-3
P O Box 4002 Basel
Switzerland

Fax: +41 61 266 7939
Attn: Mr John Haefelfinger/Ms Nadja Gautschi
Email: john.haefelfinger@credit-suisse.com
       nadja.gautschi@credit-suisse.com

HSH NORDBANK AG                                                   18,750,000
Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany

Fax:  +49 40 3333-34307
Attn: Ms Uta Urbaniak/Ms Frauke Hay
Email: uta.urbaniak@hsh-nordbank.com
       frauke.hay@hsh-nordbank.com

OVERSEA-CHINESE BANKING CORPORATION LIMITED                       18,750,000
Labuan Branch
Level 8(C)
Main Office Tower
Financial Park Labuan
Jalan Merdeka
87000 Labuan Federal Territory
Malaysia

Fax:  +60 87 423390
Attn: Mr Bernard Fernando/Ms Ann Teo
Email: ocbclbn@tm.net.my

NORDDEUTSCHE LANDESBANK GIROZENTRALE                              15,000,000
30151 Hannover
Germany

Fax:  +49 511 361 4785
Attn: Mr Willy Idler/Mr Thomas Schramme
Email: shipping@nordlb.de

BUMIPUTRA-COMMERCE BANK BERHAD                                    11,250,000
Tokyo Branch
1F Hibiya Daibiru
1-2-2 Uchisaiwai-cho
Chiyoda-ku, 1 chome
Tokyo 100-0011
Japan

Fax: +81 3 3508 1049
Attn: Mr Nor Azzam Abdul Jalil
Email: naj-bcb@eos.ocn.ne.jp

MALAYAN BANKING BERHAD                                            7,500,000
Hong Kong Branch
18-19/F Entertainment Building
30 Queen's Road Central
Hong Kong

Fax:  +852 2810 6013
Attn: Ms Tengku Zarina Tengku Chik/Ms Chai Ngan Fui
Email: tzarina@maybank.com.hk/nicole@maybank.com.hk

                                   SCHEDULE 3

                               NOTICE OF DRAWDOWN

                                   Clause 2.3

FROM:  NORWEGIAN SUN LIMITED
       Cedar House
       41 Cedar Avenue
       Hamilton HM 12
       Bermuda

TO:    DEN NORSKE BANK ASA
       Singapore Branch
       8 Shenton Way
       #48-02, Temasek Tower
       Singapore 068811

                                                                            2003

Dear Sirs

LOAN AGREEMENT DATED 9 JULY 2003 (THE "LOAN AGREEMENT")

We refer to the Loan Agreement pursuant to which you have agreed to advance to us the Loan on the terms and conditions set out therein.

Terms and expressions defined in the Loan Agreement shall have the same respective meanings when used in this notice.

We hereby give you notice that we wish to draw down the amount of [            ]
Dollars (USD[      ]) under Clause 2.3 of the Loan Agreement on [           ]
2003.

Of such amount, the amount of [            ] Dollars (USD[     ]) is to be paid
to the Seller's bank as follows:

Bank of Nova Scotia, New York, FedWire Routing Number 026-002-532, for the account of Bank of Nova Scotia London, Account Number 06008-30 under reference LAG/NCLL/Norwegian Sun and the balance is to be paid to the Sellers at:

JP Morgan Chase Bank, 4 New York Plaza, 15th Floor, New York, NY 10004, Federal Routing Number 021-000-021, USD Account Number 544-0-80563

We confirm that:

(i) all of the representations and warranties contained in Clause 9 of the Loan Agreement remain true and correct;

(ii)  no Possible Event of Default or Event of Default has occurred;

(iii) the first Interest Period shall be of [one (1) three (3) six (6)] months' duration;

(iv) the Loan will be applied in financing the Purchase Price due to the Seller pursuant to the MOA; and

(vi) upon application of the Loan hereby requested to be drawn down in the manner hereinbefore appearing all sums owing to the Seller under the MOA shall have been fully and finally paid.

Yours faithfully
NORWEGIAN SUN LIMITED

By: ________________________

                                   SCHEDULE 4

                              CONDITIONS PRECEDENT

                                   Clause 2.5

The Loan is expressly conditional upon the Paying Agent having received in such form and substance as it shall require:

A     ON SIGNING HEREOF

THE BORROWER

1 Certified Copies of any consents required from any ministry, governmental, financial or other authority for the execution of and performance by the Borrower of its obligations under this Agreement and each of the Security Documents or if no such consents are required a secretary's certificate of the Borrower to this effect confirming that no such consents are required.

2     Notarially attested secretary's certificate for the Borrower:

      2.1 attaching a copy of its Certificate of Incorporation and Memorandum of Association and Bye-Laws evidencing power to:

            2.1.1 enter into the transactions contemplated in this Agreement and in the other Security Documents and to buy ships and enter into arrangements for the chartering and management thereof; and

            2.1.2 borrow money in the amount referred to in this Agreement and as security therefor to mortgage or charge assets;

      2.2   giving the names of the present officers and directors;

      2.3 setting out specimen signatures of persons who would be authorised to sign documents or otherwise perform the Borrower's obligations under the Security Documents;

      2.4   giving the legal and beneficial owners of the Shares;

      2.5 attaching copies of resolutions passed at a duly convened meeting of the directors authorising the borrowing of the Loan, the granting of the Mortgage and the execution of this Agreement and such of the other Security Documents to which the Borrower is a party and the issue of any power of attorney to execute the same; and

      2.6 containing a declaration of solvency as at the date of the secretary's certificate.

3     Where the secretary's certificate referred to in paragraph 2 of this
      Schedule 4 is dated more than five (5) Business Days prior to 9 July 2003, a bringdown certificate, which need not be notarially attested if signed by the same person that signed the secretary's certificate referred to in paragraph 2 of this Schedule 4.

4 The original power of attorney issued pursuant to (A) the resolutions referred to above and (B) paragraph 2.3 above, notarially attested.

GUARANTOR AND SHAREHOLDER

5     Notarially attested secretary's certificate:

      5.1 attaching a copy of its Certificate of Continuance and Memorandum of Continuance and Bye-Laws evidencing power to enter into the transactions contemplated by this Agreement;

      5.2   giving the names of the present officers and directors;

      5.3 setting out specimen signatures of persons who would be authorised to sign documents or otherwise perform obligations under the Security Documents;

      5.4 attaching copies of resolutions passed at a duly convened meeting of the directors approving the granting and the execution of the documents whose execution is contemplated hereby, insofar as they relate to it and the issue of any power of attorney to execute the same; and

      5.5 containing a declaration of solvency as at the date of the secretary's certificate.

6     Where the secretary's certificate referred to in paragraph 5 of this
      Schedule 4 is dated more than five (5) Business Days prior to 9 July 2003, a bringdown certificate, which need not be notarially attested if signed by the same person that signed the secretary's certificate referred to in paragraph 5 of this Schedule 4.

7 The original powers of attorney issued pursuant to (A) the resolutions referred to above and (B) paragraph 5.3 above, notarially attested.

GENERAL

8 Confirmation from the Process Agent that it will act for each of the Obligors as agent for service of process in England.

9 Opinions from lawyers appointed by the Paying Agent including English, Bermudan and Isle of Man lawyers as to any of the foregoing matters or otherwise as the Paying Agent may require in the form required by the Paying Agent.

10    Certified Copy of the MOA including all addenda.

11    Agency Deed duly executed.

12    [Intentionally left blank.]

13    Debenture duly executed.

14    [Intentionally left blank.]

15 Copies of the audited consolidated report and accounts of the Guarantor for 2002 and the unaudited consolidated accounts of the Group for the financial year quarter to 31 December 2002.

16 Copies of all Companies Acts forms for filing of charges in Bermuda and the Isle of Man.

17    Payment of all fees under Clause 14.

B     AT LEAST FIVE (5) BUSINESS DAYS BEFORE THE DRAWDOWN DATE

18    Drawdown notice duly executed by the Borrower in the form of Schedule 3.

C     ON THE DRAWDOWN DATE

19    Such evidence as the Paying Agent may require that the Vessel is:

      19.1 provisionally registered in the name of the Borrower under the Bahamian flag, with a certificate of registry free from all liens and encumbrances except the Mortgage;

      19.2 classified with the highest classification available free of all recommendations and qualifications with Det Norske Veritas;

      19.3  insured in accordance with the terms of the Security Documents; and

      19.4  managed by the Manager pursuant to the Management Agreement.

20    Certified Copy of the bill of sale.

21 Certified Copy of the unconditional protocol of delivery and acceptance duly signed by the Seller and the Borrower.

22 Copies of valid trading and other certificates to be produced by the Seller pursuant to the MOA.

23 Mortgage over the Vessel duly executed and lodged for registration at the Bahamas Maritime Authority in London.

24    Earnings Assignment duly executed.

25    Insurance Assignment duly executed.

26    Account Charge duly executed.

27    [Intentionally left blank.]

28    [Intentionally left blank.]

29    Co-ordination Deed duly executed.

30 Telefax confirmations from the insurance brokers for marine risks (hull and machinery) and the managers of any protection and indemnity or war risks association through whom any Insurances have been placed in respect of the Vessel that the Insurances have been placed and upon receipt of a notice of assignment of the Insurances they will issue letters of undertaking in the form approved by the Paying Agent.

31 Opinions from Bahamian lawyers appointed by the Paying Agent as to due registration of the Vessel and due registration of the Mortgage and from English, Bermudan, Isle of Man and Singaporean lawyers appointed by the Paying Agent as to any of the foregoing matters or otherwise as the Paying Agent may require in the form required by the Paying Agent.

32 Written confirmation from the Paying Agent's insurance advisers that the Insurances are in a form satisfactory to the Paying Agent.

33    Notarially attested bringdown certificate in respect of the Borrower.

34 A Certified Copy of the carrier initiative agreement executed pursuant to the Mortgage.

35 A Certified Copy of any current certificate of financial responsibility in respect of the Vessel issued under OPA.

36 A Certified Copy of a valid safety management certificate (or interim safety management certificate) issued to the Vessel in respect of its management by the Manager pursuant to the International Safety Management Code.

37 A Certified Copy of a valid document of compliance (or interim document of compliance) issued to the Manager in respect of ships of the same type as the Vessel pursuant to the International Safety Management Code.

MANAGER AND SCML

38    Notarially attested secretary's certificate for each of the above:

      38.1 attaching a copy of its Certificate of Incorporation and Memorandum and Articles of Association (or equivalent documents) evidencing power to enter into the transactions contemplated by this Agreement;

      38.2  giving the names of the present officers and directors;

      38.3 setting out specimen signatures of persons who would be authorised to sign documents or otherwise perform obligations under the Security Documents;

      38.4 giving the legal and beneficial owners of its issued shares and the number of shares held by each shareholder;

      38.5 attaching copies of resolutions passed at a duly convened meeting of the directors approving the granting and the execution of the documents whose execution is contemplated hereby, insofar as they relate to it and the issue of any power of attorney to execute the same; and

      38.6 containing a declaration of solvency as at the date of the secretary's certificate.

39    Where the secretary's certificate referred to in paragraph 38 of this
      Schedule 4 is dated more than five (5) Business Days prior to the Drawdown Date, a bringdown certificate, which need not be notarially attested if signed by the same person that signed the secretary's certificate referred to in paragraph 38 of this Schedule 4.

40 The original powers of attorney issued pursuant to (A) the resolutions referred to above and (B) paragraph 38.3 above, notarially attested.

GENERAL

41    Copies of Companies Act forms for filing of charges in Bermuda.

42    Payment of all fees due under Clause 14.

                                   SCHEDULE 5

                          CONFIDENTIALITY UNDERTAKING

                            [On Bank's Headed Paper]

TO: NORWEGIAN SUN LIMITED
    Canon's Court
    22 Victoria Street
    Hamilton HM 12
    Bermuda
    (the "BORROWER")

    DnB NOR BANK ASA
    Stranden 21
    NO-0021 Oslo
    Norway
    (the "PAYING AGENT")

NORWEGIAN SUN LIMITED
USD 225,000,000 TERM LOAN (THE "LOAN")
FORM OF CONFIDENTIALITY UNDERTAKING

1 We hereby undertake that we will keep confidential and will not make use of for any purposes (other than for the purposes of the Loan) all information delivered to us in connection with the Loan and all information obtained by us in the course of discussions with the Paying Agent, the Borrower or any other party involved with the Loan (collectively the "INFORMATION") until and save to the extent that the Information has been released into the public domain by persons duly authorised by the Borrower to do so. However, we shall be entitled to supply the Information to:

      1.1 professional advisers solely for use in connection with the Loan after drawing to the attention of those advisers the content of the undertaking as to confidentiality given by us and after obtaining similar undertakings from them; and

      1.2 any third party where we have been authorised in writing to do so by the Borrower; and

      1.3 subject to giving reasonable prior notice to the Borrower, to any banking or regulatory authority to which we are subject after drawing to the attention of such authority the content of the undertaking as to confidentiality given by us; and

      1.4 pursuant to subpoena or other legal process and pursuant to any law or regulation having the force of law.

2 We further undertake that if we decide not to participate in the Loan, we will return to the Paying Agent the originals and additional copies or extracts made therefrom and all documentary Information delivered to us by the Paying Agent in relation to the Loan and/or the Borrower (including any supplied to third parties as contemplated in paragraph 1).

For and on behalf of
BANK NAME:

By: ________________________

Date:

                                   SCHEDULE 6

                              TRANSFER CERTIFICATE

Lenders are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Loan Agreement without further ensuring that the transaction complies with all applicable laws and requisitions, including the Financial Services Act 1986 and regulations made thereunder and similar statutes which may be in force in other jurisdictions.

TO: DNB NOR BANK ASA (the "PAYING AGENT") as agent on its own behalf and for and on behalf of the Arrangers, the Borrower, the Guarantor and the Lenders as defined in the Loan Agreement referred to below

      ATTENTION: Mrs Solveig Nuland Knoff

      THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (the "SECURITY
      AGENT")

      ATTENTION: Mr Donny Lam/Ms Helen Mok

                                                                           Date:

This certificate (the "TRANSFER CERTIFICATE") relates to a loan agreement dated 9 July 2003 as amended and restated by a first supplemental agreement dated 2004 (as the same may from time to time be further amended, supplemented and/or novated the "LOAN AGREEMENT") made between (among others) (1) Norwegian Sun Limited as borrower (the "BORROWER") (2) the banks and financial institutions referred to therein as lenders (the "LENDERS") (3) The Hongkong and Shanghai Banking Corporation Limited (the "SECURITY AGENT") and (4) DnB NOR Bank ASA (the "PAYING AGENT") whereby the Lenders have agreed to make available to the Borrower a term loan facility in the amount of up to two hundred and twenty five million Dollars (USD225,000,000). Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings herein as therein.

In this Transfer Certificate:

the "TRANSFEROR" means [full name] of [lending branch];

the "TRANSFEREE" means [full name] of [lending branch].

1 The Transferor with full title guarantee transfers to the Transferee absolutely in accordance with Clause 18.5 of the Loan Agreement all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and all the other Security Documents insofar as such rights and interests relate to that portion of its Contribution to the Loan in an amount equal to
      [             ] Dollars (USD[      ]) out of its total Contribution which
      at the date hereof is [      ] Dollars (USD[      ]).

2 By virtue of this Transfer Certificate and Clause 18.5 of the Loan Agreement, the Transferor is discharged entirely with effect from the Transfer Date from that portion of its Contribution to the Loan and its
      obligations relating thereto to the extent of [                  ]
      Dollars (USD[     ]) out of its total Contribution at such date.

3     The Transferee hereby requests:

      3.1 the Borrower, the Guarantor, the Security Agent, the Paying Agent, the Arrangers and the Lenders to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of Clause 18.5 of the Loan Agreement; and

      3.2 the Paying Agent to execute this Transfer Certificate on behalf of itself and the other said parties pursuant to Clause 18.8 of the Loan Agreement so that this Transfer Certificate will take effect in accordance with the terms thereof on [specify date of transfer] [or] [the date on which the Paying Agent receives a certificate signed by [the Transferor] confirming that the following conditions have been fulfilled [specify conditions to transfer].

4     The Transferee:

      4.1 confirms that it has received a copy of the Loan Agreement, the Agency Deed and the other Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

      4.2 confirms that it has not relied and will not hereafter rely on the Transferor, the Security Agent, the Paying Agent, the Arrangers or the Lenders to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Loan Agreement, the Agency Deed or any other of the Security Documents or any other documents or information;

      4.3 agrees that it has not relied and will not rely on the Transferor, the Security Agent, the Paying Agent, the Arrangers or the Lenders to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any other party to the Loan Agreement or any other of the Security Documents (save as otherwise expressly provided therein);

      4.4 warrants that it has power and authority to become a party to the Loan Agreement and the Agency Deed and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Loan Agreement, the Agency Deed and the other Security Documents;

      4.5 if not already a Lender, appoints the Paying Agent and the Security Agent to act as its agents as provided in the Loan Agreement, the Agency Deed and the other Security Documents and agrees to be bound by the terms of Clause 18.8 of the Loan Agreement and by all the terms of the Agency Deed.

5     The Transferor:

      5.1 warrants to the Transferee that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so;

      5.2 warrants to the Transferee that this Transfer Certificate is binding on the Transferor under the laws of England, the country in which the Transferor is incorporated and the country in which its Lending Branch is located; and

      5.3 agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Transfer Certificate or for any similar purpose.

6 The Transferee hereby undertakes to the Transferor and each of the other parties to the Loan Agreement and the Agency Deed that it will perform in accordance with its terms all those obligations which by the terms of the Loan Agreement and the Agency Deed will be assumed by it after the transfer contemplated by this Transfer Certificate has taken effect.

7 If a Transferor and a Transferee effect a transfer in accordance with Clause 3 of this Transfer Certificate during an Interest Period, the Paying Agent shall make all payments which would have become due to the Transferor under the Loan Agreement during the relevant Interest Period to the Transferor, as if no such transfer had been effected by the Transferor to the Transferee, according to the percentages of the Transferor's Contribution and/or Commitment transferred and retained pursuant to Clauses 1 and 2 of this Transfer Certificate, and the Transferor and the Transferee shall be responsible for paying to each other pro rata all amounts (if any) due to them from each other for such Interest Period. On and from the commencement of the immediately succeeding Interest Period, the Paying Agent shall make all payments due under the Loan Agreement for the account of the Transferor, to the Transferor, and shall make all payments due under the Loan Agreement for the account of the Transferee, to the Transferee. This provision is for administrative convenience only and shall not affect the rights of the Transferor and the Transferee under the Loan Agreement.

8 None of the Transferor, the Paying Agent, the Security Agent, the Arrangers or the Lenders:

      8.1 makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Loan Agreement, the Agency Deed or any other of the Security Documents or any document relating thereto;

      8.2 assumes any responsibility for the financial condition of the Borrower or any other party to the Loan Agreement, the Agency Deed or any other of the Security Documents or any such other document or for the performance and observance by the Borrower or any other party to the Loan Agreement, the Agency Deed or any other of the Security Documents or any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether expressed or implied by law or otherwise, are hereby excluded (except as aforesaid).

9 The Transferor and the Transferee each undertakes that it will on demand fully indemnify the Paying Agent and the Security Agent in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter connected with or arising out of it unless caused by the Paying Agent's or the Security Agent's gross negligence or wilful misconduct, as the case may be.

10 The agreements and undertaking of the Transferee in this Transfer Certificate are given to and for the benefit of and made with each of the other parties to the Loan Agreement.

11 This Transfer Certificate shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof the Transferor, the Transferee and the Paying Agent (as agent for and on behalf of itself as the Paying Agent, the Security Agent, the Arrangers, the Borrower, the Guarantor and the Lenders (other than the Transferor)) have caused this Transfer Certificate to be executed on the day first written above.

THE TRANSFEROR

SIGNED by                                    )
                                             )
for and on behalf of                         )
[        ]                                   )
in the presence of:                          )

THE TRANSFEREE

SIGNED by                                    )
                                             )
for and on behalf of                         )
[        ]                                   )
in the presence of:                          )

THE PAYING AGENT

SIGNED by                                    )
                                             )
for and on behalf of                         )
DnB NOR BANK ASA                             )
as agent for and on behalf                   )
of itself as Paying Agent, the Arrangers,    )
the Borrower, the Guarantor and the Lenders  )
in the presence of:                          )

THE SECURITY AGENT

SIGNED by                                    )
                                             )
for and on behalf of                         )
THE HONGKONG AND SHANGHAI                    )
BANKING CORPORATION LIMITED                  )
in the presence of:                          )

Note: The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor's interest in the security constituted by the Security Documents in the Transferor's or Transferee's jurisdiction. It is the responsibility of each individual Lender to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor's interest in such security in any such jurisdiction, and, if so, to seek appropriate advice and arrange for execution of the same.

                                    SCHEDULE

                      ADMINISTRATIVE DETAILS OF TRANSFEREE

Name of Transferee:

Lending Branch:

Contact Person
(Loan Administration Department):

Telephone:

Fax:

Email:

Contact Person
(Credit Administration Department):

Telephone:

Fax:

Email:

Account for Payments:

                                   SCHEDULE 7

           CHARTERING OF THE SIX VESSELS (AS DEFINED IN CLAUSE 10.6.4)

    VESSEL                      NEW OWNER                 DAILY HIRE      REDELIVERING         TRANSFER VALUE
    ------                      ---------                 ----------      ------------         --------------
Norwegian Sea               Ocean Pacific Limited                  [***] [Confidential Treatment]
Norwegian Majesty           Ocean Voyager Limited                  [***] [Confidential Treatment]
Norwegian Wind              Crown Wind Limited                     [***] [Confidential Treatment]
Norwegian Crown             Crown Odyssey Limited                  [***] [Confidential Treatment]
Norwegian Dream             Ocean Dream Limited                    [***] [Confidential Treatment]
Marco Polo                  Ocean World Limited                    [***] [Confidential Treatment]

CONFORMED COPY



                               DATED 23 APRIL 2004





                              NCL CORPORATION LTD.



                                       TO



                            THE HONGKONG AND SHANGHAI
                           BANKING CORPORATION LIMITED









                          ----------------------------

                                    GUARANTEE
                          ----------------------------












                               STEPHENSON HARWOOD
                            ONE ST PAUL'S CHURCHYARD
                                 LONDON EC4M 8SH
                            TEL: +44 (0)20 7329 4422
                            FAX: +44 (0)20 7606 0822
                             REF: JMC/1253/42-02611

                                    CONTENTS



                                                                                                     Page
                                                                                                     ----
1           Definitions.................................................................................2


2           Guarantee and Indemnity.....................................................................4


3           Survival of Guarantor's Liability...........................................................5


4           Continuing Guarantee........................................................................6


5           Exclusion of the Guarantor's Rights.........................................................7


6           Payments....................................................................................8


7           Enforcement.................................................................................9


8           Representations and Warranties..............................................................9


9           General Undertakings: Positive Covenants...................................................12


10          General Undertakings: Negative Covenants...................................................15


11          Financial Undertakings and Ownership and Control of the Guarantor..........................19


12          Discharge..................................................................................26


13          Assignment and Transfer....................................................................26


14          Miscellaneous Provisions...................................................................27


15          Waiver of Immunity.........................................................................28


16          Notices....................................................................................28


17          Governing Law..............................................................................29


18          Jurisdiction...............................................................................29


Schedule 1  Quarterly Statement of Financial Covenants.................................................32


Schedule 2  Letter of Instruction......................................................................35


DEED OF GUARANTEE AND INDEMNITY

DATED 23 APRIL 2004

BY:

(1) NCL CORPORATION LTD. being a company validly existing under the laws of Bermuda with its registered office at Reid Hall, 3 Reid Street, Hamilton HM 11, Bermuda as guarantor (the "GUARANTOR");

IN FAVOUR OF:

(2) THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, a company incorporated in and under the laws of the Hong Kong Special Administrative Region of the People's Republic of China with its registered office at 1 Queen's Road Central, Hong Kong as agent for the Beneficiaries (as defined herein) (the "SECURITY AGENT" which expression shall include its successors and assigns).

WHEREAS:

(A) By a loan agreement dated 9 July 2003 (the "ORIGINAL LOAN AGREEMENT") made between (among others) (1) Norwegian Sun Limited as borrower (the "BORROWER") (2) the banks whose names and Lending Offices appear in schedule 2 to the Loan Agreement (the "LENDERS") (3) DnB NOR Bank ASA (as successor in title to Den norske Bank ASA) as agent for the Lenders (the "PAYING AGENT") and (4) the Security Agent and to be amended and restated by an agreement dated 20 APRIL 2004 (the "FIRST SUPPLEMENTAL AGREEMENT" and together with the Original Loan Agreement the "LOAN AGREEMENT") between (among others) the parties to the Original Loan Agreement, Star Cruises Limited (the "ORIGINAL GUARANTOR") and the Guarantor, the Lenders agreed to make available to the Borrower a secured term loan of up to two hundred and twenty five million Dollars (USD225,000,000) (the "LOAN") on the terms and conditions contained therein.

(B)      By a deed of agency dated 9 July 2003 made between (1) the Paying Agent
         (2) the Security Agent (3) the Arrangers and (4) the Lenders it has been agreed that the benefit of this Deed shall be held by the Security Agent as agent for itself, the Paying Agent, the Arrangers and the Lenders and its and their respective successors, assignees and transferees (together the "BENEFICIARIES").

(C) Pursuant to the First Supplemental Agreement the Lenders agreed to release the Original Guarantor from its guarantee dated 9 July 2003 of the obligations of the Borrower under the Original Loan Agreement (the "ORIGINAL GUARANTEE") on the condition that the Guarantor enters into this Deed.

THIS DEED WITNESSES:

1        DEFINITIONS

         1.1 In this Deed the following terms and expressions shall have the meanings set out below; in addition, terms and expressions not defined herein but whose meanings are defined in the Loan Agreement shall have the meanings set out therein.

                  "ACCOUNTS" means the audited consolidated profit and loss account and balance sheet (including all additional information and notes thereto) of the Guarantor and its consolidated Subsidiaries together with the relative directors' and auditors' reports;

                  "BONDS" means the bonds, in an aggregate amount of at least two hundred million Dollars (USD200,000,000) and with a life of ten (10) years but which may be redeemed by the Guarantor at an earlier date, to be issued by the Guarantor in one (1) or more tranches, in the first instance to qualified institutional buyers as unregistered privately placed bonds and thereafter as bonds registered with the Securities Exchange Commission of the United States of America;

                  "EVENT OF DEFAULT" means any of the events specified in clause 12 of the Loan Agreement or specified as such in Clause 11; and

                  "OUTSTANDING INDEBTEDNESS" means all sums of any kind at any time owing, actually or contingently, by any Obligor to the Paying Agent, the Security Agent and/or the Lenders under or pursuant to the Loan Agreement and each other Security Document to which any of the Obligors is a party (whether by way of repayment of principal, payment of interest or default interest, payment upon any indemnity or counter-indemnity, reimbursement for fees, costs or expenses or otherwise howsoever).

         1.2      In this Deed unless the context otherwise requires:

                  1.2.1 clause headings are inserted for convenience of reference only and shall be ignored in the construction of this Deed;

                  1.2.2 references to Clauses and to Schedules are to be construed as references to clauses of and schedules to this Deed unless otherwise stated and references to this Deed are to be construed as references to this Deed including its Schedules;

                  1.2.3 references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as from time to time amended, supplemented or novated;

                  1.2.4 references to any Act or any statutory instrument shall be construed as references to that Act or that statutory instrument as from time to time re-enacted, amended or supplemented;

                  1.2.5 references to any party to this Deed or any other document shall include reference to such party's successors and permitted assigns;

                  1.2.6 words importing the plural shall include the singular and vice versa;

                  1.2.7 references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof;

                  1.2.8 where any matter requires the approval or consent of the Security Agent or the Paying Agent such approval or consent shall not be deemed to have been given unless given in writing; where any matter is required to be acceptable to the Security Agent or the Paying Agent, the Security Agent or the Paying Agent (as the case may be) shall not be deemed to have accepted such matter unless its acceptance is communicated in writing; each of the Security Agent and the Paying Agent may give or withhold its consent, approval or acceptance at its unfettered discretion;

                  1.2.9 a certificate by the Paying Agent or the Security Agent as to any amount due or calculation made hereunder shall be conclusive except for manifest error.

         1.3 The provisions of clause 1.3 of the Loan Agreement shall apply hereto (mutatis mutandis) as if set out herein.

2        GUARANTEE AND INDEMNITY

         2.1 In consideration of the Lenders agreeing at the request of the Original Guarantor to release it from its obligations under the Original Guarantee and to continue to make the Loan available to the Borrower in accordance with the terms of the Loan Agreement, the payment by the Security Agent to the Guarantor of ten Dollars (USD10) and other good and valuable consideration (the receipt and adequacy of which the Guarantor hereby acknowledges) the Guarantor:

                  2.1.1 as primary obligor as and for its own debt and not merely as surety hereby undertakes to the Security Agent to be responsible for and hereby guarantees to the Security Agent on behalf of the Beneficiaries:

                           (a) the due and punctual payment by each of the Obligors to the Paying Agent on behalf of the Beneficiaries (as and when due by acceleration, demand or otherwise howsoever) of the Outstanding Indebtedness and every part thereof; and

                           (b) the due and punctual performance of all the obligations to be performed by each of the Obligors under or pursuant to the Loan Agreement and the other Security Documents; and

                  2.1.2 unconditionally and irrevocably undertakes immediately on demand by the Paying Agent from time to time to pay and/or perform its obligations under Clause 2.1.1.

         2.2 For the same consideration as referred to in Clause 2.1 the Guarantor (as a separate and independent obligation) unconditionally and irrevocably undertakes immediately on demand by the Paying Agent from time to time to indemnify the Security Agent and/or any of the other Beneficiaries and hold each of them harmless in respect of:

                  2.2.1 any loss incurred by the Security Agent and/or any of the other Beneficiaries as a result of the Loan Agreement or any other Security Document to which any of the Obligors is a party or any provision thereof becoming invalid, void, voidable or unenforceable for any reason whatsoever after execution hereof; and

                  2.2.2 any loss or damage of any kind arising directly or indirectly from any failure on the part of any of the Obligors to perform any obligation to be performed by any of the Obligors under and pursuant to the Loan Agreement and each other Security Document to which any of the Obligors is a party.

3        SURVIVAL OF GUARANTOR'S LIABILITY

         3.1 The Guarantor's liability to the Security Agent under this Deed shall not be discharged, impaired or otherwise affected by reason of any of the following events or circumstances (regardless of whether any such events or circumstances occur with or without the Guarantor's knowledge or consent):

                  3.1.1 any time, forbearance or other indulgence given or agreed by the Security Agent, the Paying Agent, the Arrangers and/or the Lenders to or with any of the Obligors in respect of any of their obligations under the Loan Agreement and each other Security Document to which any of the Obligors is a party; or

                  3.1.2 any legal limitation, disability or incapacity relating to any of the Obligors; or

                  3.1.3 any invalidity, irregularity, unenforceability, imperfection or avoidance of or any defect in any security granted by, or the obligations of any of the Obligors under, the Loan Agreement and each other Security Document to which any of the Obligors is a party or any amendment to or variation thereof or of any other document or security comprised therein; or

                  3.1.4 any change in the name, constitution or otherwise of any of the Obligors or the merger of any of the Obligors with any other corporate entity; or

                  3.1.5 the liquidation, bankruptcy or dissolution (or proceedings analogous thereto) of any of the Obligors or the appointment of a receiver or administrative receiver or administrator or trustee or similar officer of any of the assets of any of the Obligors or the occurrence of any circumstances whatsoever affecting any Obligor's liability to discharge its obligations under the Loan Agreement and each other Security Document to which it is a party; or

                  3.1.6 any challenge, dispute or avoidance by any liquidator of any of the Obligors in respect of any claim by the Guarantor by right of subrogation in any such liquidation; or

                  3.1.7 any release of any other Obligor or any renewal, exchange or realisation of any security or obligation provided under or by virtue of any of the Security Documents or the provision to the Security Agent or any of the other Beneficiaries at any time of any further security for the obligations of the Borrower under any of the Security Documents; or

                  3.1.8 the release of any co-guarantor and/or indemnitor who is now or may hereafter become under a joint and several liability with the Guarantor under this Deed or the release of any other guarantor, indemnitor or other third party obligor in respect of the obligations of any Obligor under any of the Security Documents; or

                  3.1.9 any failure on the part of the Security Agent or any of the other Beneficiaries (whether intentional or not) to take or perfect any security agreed to be taken under or in relation to any of the Security Documents or to enforce any of the Security Documents; or

                  3.1.10 any other act, matter or thing (save for repayment in full of the Outstanding Indebtedness) which might otherwise constitute a legal or equitable discharge of any of the Guarantor's obligations under this Deed.

4        CONTINUING GUARANTEE

         4.1      This Deed shall be:

                  4.1.1 a continuing guarantee remaining in full force and effect until irrevocable payment in full has been received by the Paying Agent on behalf of the Beneficiaries of each and every part and the ultimate balance of the Outstanding Indebtedness in accordance with the Loan Agreement and each other Security Document to which any of the Obligors is a party; and

                  4.1.2 in addition to and not in substitution for or in derogation of any other security held by the Security Agent or any of the other Beneficiaries from time to time in respect of the Outstanding Indebtedness or any part thereof.

         4.2 Any satisfaction of obligations by the Guarantor to the Security Agent or any discharge given by the Security Agent to the Guarantor or any other agreement reached between the Security Agent and the Guarantor in relation to this Deed shall be, and be deemed always to have been, void ab initio if any act satisfying any of the said obligations or on the faith of which any such discharge was given or any such agreement was entered into is subsequently avoided in whole or in part by or pursuant to any provision of any applicable law whatsoever.

         4.3 This Deed shall remain the property of the Security Agent on behalf of the Beneficiaries and, notwithstanding that all monies and liabilities due or incurred by any of the Obligors to the Security Agent and/or any of the other Beneficiaries which are guaranteed hereunder shall have been paid or discharged, the Security Agent shall be entitled not to discharge this Deed or any security held by the Security Agent for the obligations of the Guarantor hereunder for such period as may in the reasonable opinion of the Paying Agent be necessary or appropriate under any applicable insolvency law after the last of such monies and liabilities have been paid or discharged and in the event of bankruptcy, winding-up or any similar proceedings being commenced in respect of any of the Obligors, the Security Agent shall be at liberty not to discharge this Deed or any security held by the Security Agent for the obligations of the Guarantor hereunder for and during such further period as the Paying Agent may determine at its sole discretion.

5        EXCLUSION OF THE GUARANTOR'S RIGHTS

         5.1 Until the obligations of any Obligor under the Loan Agreement and each other Security Document to which any Obligor is a party have been fully performed, the Guarantor shall not:

                  5.1.1 be entitled to share in or succeed to or benefit from (by subrogation or otherwise) any rights which the Security Agent may have in respect of the

                           Outstanding Indebtedness or any security therefor or all or any of the proceeds of such rights or security; or

                  5.1.2    without the prior written consent of the Paying
                           Agent:

                           (a) exercise in respect of any amount paid by it hereunder any right of indemnity, subrogation, contribution or any other right or remedy which it may have in respect thereof; or

                           (b) claim payment of any other monies for the time being due to it or to which it may become entitled or exercise or enforce or benefit from any other right, remedy or security in respect thereof; or

                           (c) prove in a liquidation of any Obligor in competition with the Security Agent and/or the other Beneficiaries for any monies owing to the Guarantor by any other Obligor on any account whatsoever,

                  PROVIDED ALWAYS that if the Guarantor, in breach of this Clause, receives or recovers any monies pursuant to any such exercise, claim or proof, such monies shall be held by the Guarantor as trustee upon trust for the Security Agent to apply the same as if they were monies received or recovered by the Security Agent under this Deed.

6        PAYMENTS

         6.1 Each payment to be made by the Guarantor hereunder shall be made in immediately available funds in the currency in which such payment is due without set-off, counterclaim, deduction or retention of any kind by payment to the account referred to in clause 7.1 of the Loan Agreement or such account of the Paying Agent with such other bank or financial institution as the Paying Agent may from time to time notify to the Guarantor in writing.

         6.2 The certificate of the Paying Agent or the Security Agent from time to time as to sums owed by any Obligor under the Security Documents and sums owed by the Guarantor hereunder shall, save for manifest error, be conclusive and binding for all purposes and prima facie evidence of the existence and extent of such debts in any legal action or proceedings arising in connection herewith.

7        ENFORCEMENT

         7.1 The Security Agent shall not be obliged before taking steps to enforce this Deed to take any action whatsoever against any of the Obligors under the Loan Agreement or any other Security Documents to which they are a party and the Guarantor hereby waives all such formalities or rights to which it would otherwise be entitled or which the Security Agent would otherwise first be required to satisfy or fulfil before proceeding or making demand against the Guarantor hereunder PROVIDED THAT the Security Agent shall not be entitled to enforce its rights under this Deed otherwise than in circumstances which would constitute an Event of Default.

8        REPRESENTATIONS AND WARRANTIES

         8.1 The Guarantor represents and warrants to the Security Agent that:

                  8.1.1 it is a limited liability exempt company, duly incorporated and validly existing under the laws of Bermuda, possessing perpetual corporate existence, the capacity to sue and be sued in its own name and the power to own its assets and carry on its business as it is now being conducted;

                  8.1.2 it has the power to enter into and perform this Deed and all necessary corporate or other action has been taken to authorise the entry into and performance of this Deed;

                  8.1.3 this Deed constitutes its legal, valid and binding obligations enforceable in accordance with its terms;

                  8.1.4 the entry into and performance of this Deed and the transactions contemplated hereby do not and will not be a breach of or conflict with:

                           (a) any law or regulation or any official or judicial order; or

                           (b)      its constitutional documents; or

                           (c) any agreement or document to which it is a party or which is binding upon it or any of its assets,

                           nor result in the creation or imposition of any Encumbrance on any of its assets pursuant to the provisions of any such agreement or document;

                  8.1.5 no event has occurred and is continuing which constitutes a default under or in respect of any agreement or document to which the Guarantor is a party or by which it may be bound (including, inter alia, this Deed) and no event has occurred which, with the giving of notice, lapse of time, determination of materiality or other condition would or might constitute a default under or in respect of any such agreement or document;

                  8.1.6 all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Deed and the transactions contemplated hereby have been obtained or effected and are in full force and effect;

                  8.1.7 all information furnished by or on behalf of the Guarantor or any of its subsidiaries relating to the business and affairs of any member of the NCLC Group in connection with this Deed and the Loan was and remains true, correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading;

                  8.1.8 the Guarantor has fully disclosed in writing to the Lenders through the Arrangers and/or the Paying Agent all facts relating to the NCLC Group which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into the First Supplemental Agreement;

                  8.1.9 the Accounts for the financial year ended 31 December 2004 (which accounts will be prepared in accordance with US GAAP) will fairly represent the consolidated financial condition of the NCLC Group as at 31 December 2004 and from that date there will be no material adverse change in the consolidated financial condition of the NCLC Group as shown in such audited accounts save as disclosed in writing to the Paying Agent (in this Clause 8.1.9 "NCLC GROUP" shall have the meaning ascribed to it in Clause 11.4);

                  8.1.10 the claims of the Security Agent against the Guarantor under this Deed will rank at least pari passu with the claims of all other unsecured creditors of the Guarantor other than claims of such creditors to the extent that the same are statutorily preferred;

                  8.1.11 no member of the NCLC Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Guarantor's knowledge and belief) threatened against any member of the NCLC Group for its winding-up or dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of it or any or all of its assets or revenues nor has any member of the NCLC Group sought any other relief under any applicable insolvency or bankruptcy law;

                  8.1.12 save as disclosed in writing to the Paying Agent prior to the date hereof, no litigation, arbitration or administrative proceedings are current or pending or (to the best of the Guarantor's knowledge and belief) threatened, which might, if adversely determined, have a material adverse effect on the business, assets or financial condition of the Guarantor or any other member of the NCLC Group. For the avoidance of doubt, the disclosure of any such litigation, arbitration or administrative proceedings after the date hereof shall not be deemed to be a fact and circumstance subsisting at any time that this representation is deemed to be repeated pursuant to Clause 8.2;

                  8.1.13 each member of the NCLC Group has complied with all taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it; no material claims are being asserted against any member of the NCLC Group with respect to Taxes which might, if such claims were successful, have a material adverse effect on its business, assets or financial condition;

                  8.1.14 neither the Guarantor nor any of its assets enjoys any right of immunity from set-off, suit or execution in respect of its obligations under this Deed;

                  8.1.15 all amounts payable by the Guarantor hereunder may be made free and clear of and without deduction for or on account of any Taxes;

                  8.1.16 the Shares and all the shares in the Manager are legally and beneficially owned by the Shareholder, all the shares in the Shareholder are legally and beneficially owned by Arrasas and all the shares in Arrasas are legally and beneficially owned by the Guarantor and such structure shall remain so throughout the Security Period. Further, no Event of Default has occurred under Clause 11.2 in respect of the ownership and/or control of the shares of the Guarantor;

                  8.1.17 the Guarantor does not have a place of business in any jurisdiction which would require this Deed to be filed or registered (if it had a place of business in that jurisdiction) to ensure the validity of this Deed; and

                  8.1.18 it has reviewed and agrees to all the terms and conditions of the Loan Agreement and each other Security Document to which any Obligor is a party.

         8.2 The representations and warranties set out in Clause 8.1 other than those set out in Clauses 8.1.4(a), 8.1.8, 8.1.15 and
                  8.1.18 shall survive the execution of this Deed and shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances then subsisting, on each day until the actual and contingent obligations of each Obligor has been performed in full.

9        GENERAL UNDERTAKINGS: POSITIVE COVENANTS

         9.1 The undertakings contained in this Clause 9 shall remain in full force from the date of this Deed until the end of the Security Period.

         9.2      The Guarantor will provide to the Paying Agent:

                  9.2.1 as soon as practicable (and in any event within one hundred and twenty (120) days after the close of each of its financial years) a Certified Copy of its Accounts (commencing with the audited accounts made up to 31 December 2004);

                  9.2.2 as soon as practicable (and in any event within forty five (45) days after the close of each quarter of each financial year) a Certified Copy of the unaudited consolidated accounts of the NCLC Group for that quarter (commencing with the unaudited accounts made up to 31 March 2004);

                  9.2.3 as soon as practicable (and in any event within forty five (45) days after the close of each quarter of each financial year), beginning with the quarter ending 31 March 2004, monthly cash flow projections on a consolidated basis of the NCLC Group showing advance ticket sales (for at least twelve (12) months following the date of such statement) for the NCLC Group, together with a certificate of the NCLC Group's chief financial officer stating that no Event of Default or Possible Event of Default has occurred and is continuing, or setting forth in detail any such Event of Default or Possible Event of Default and any steps being taken by the Guarantor or any other Obligor to cure the same;

                  9.2.4 as soon as practicable (and in any event not later than 31 January of each financial year):

                           (a) a budget for the NCLC Group for such new financial year including a twelve (12) month liquidity budget for such new financial year; and

                           (b) updated financial projections of the NCLC Group for at least the next five (5) years (including an income statement and projected results for the operation of the vessels owned and/or operated by any member of the NCLC Group) and an outline of the assumptions supporting such budget and financial projections and details of any scheduled dry-docking of any of the vessels owned and/or operated by companies in the NCLC Group during such new financial year;

                  9.2.5 from time to time (but at intervals no more frequently than semi-annually at the Guarantor's expense) within fifteen (15) days of receiving any request to that effect from the Paying Agent, a valuation of each of the vessels in the NCLC Fleet obtained in accordance with the provisions of clause
                           10.18 of the Loan Agreement;

                  9.2.6 as soon as practicable (and in any event within forty five (45) days after the close of each quarter of its financial year) a statement signed by the NCLC Group's chief financial officer in the form of
                           Schedule 1

                           (commencing with the first quarter of the financial year ending 31 December 2004);

                  9.2.7 promptly, such further information in its possession or control regarding its financial condition and operations and those of any company in the NCLC Group as the Paying Agent may request;

                  9.2.8 details of any material litigation, arbitration or administrative proceedings which affect any Obligor as soon as the same are instituted and served, or, to the knowledge of the Guarantor, threatened (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding five million Dollars (USD5,000,000) or the equivalent in another currency); and

                  9.2.9 promptly, such information as the Paying Agent may request regarding the Bonds, either before their issue or during their lifetime.

                  All accounts required under this Clause 9.2 shall be prepared in accordance with US GAAP and shall fairly represent the financial condition of the relevant company. In this Clause
                  9.2 "NCLC GROUP" shall have the meaning ascribed to it in Clause 11.4.

         9.3 Subject to the provisions of Clause 11.3, the Guarantor will procure that any dividends or other distributions and interest paid or payable in connection therewith received by the Shareholder and/or Arrasas will be paid to the Guarantor by way of dividend promptly on receipt.

         9.4 The Guarantor will keep proper books of record and account in which proper and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Guarantor in accordance with US GAAP.

         9.5 The Guarantor will notify the Paying Agent of any Event of Default or Possible Event of Default forthwith upon the Guarantor becoming aware of the occurrence thereof.

         9.6 The Guarantor will procure that all such authorisations, approvals, consents, licences and exemptions as may be required under any applicable law or regulation to enable it to perform its obligations under, and ensure the validity or enforceability of, this Deed are obtained and promptly renewed from time to time and will promptly furnish certified copies thereof to the Paying Agent and will procure that the terms of the same are complied with at all times.

         9.7 The Guarantor will do all such things as are necessary to maintain its corporate existence in good standing and will ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business.

         9.8 Forthwith upon the execution of this Deed, and as a condition precedent to the amendment and restatement of the Original Loan Agreement, the Guarantor shall deliver to the Paying Agent a letter addressed to the Paying Agent irrevocably and unconditionally authorising and instructing the Paying Agent forthwith to execute on behalf of the Guarantor each Transfer Certificate delivered to the Paying Agent pursuant to clause 18 of the Loan Agreement, such letter to be in the form of
                  Schedule 2.

10       GENERAL UNDERTAKINGS: NEGATIVE COVENANTS

         10.1 The undertakings contained in this Clause 10 shall remain in full force from the date of this Deed until the end of the Security Period.

         10.2 Except with the prior written consent of the Majority Lenders, the Guarantor will not, and will procure that no other member of the NCLC Group will, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, agree to or actually sell, assign, abandon or otherwise transfer or dispose of all or any of its assets or any share or interest therein except that:

                  10.2.1 the Borrower may agree to sell the Vessel on the condition that contemporaneously with the completion of such sale the Loan is prepaid in accordance with the provisions of clause 4.6 of the Loan Agreement;

                  10.2.2 the Borrower may let the Vessel on charter in accordance with the provisions of clause 10 of the Loan Agreement;

                  10.2.3 disposals may be made in the ordinary course of trading of the disposing entity (excluding disposal of ships) including without limitation, the payment of cash as consideration for the purchase or acquisition of any asset or service or in the discharge of any obligation incurred for value in the ordinary course of trading;

                  10.2.4 disposals of cash raised or borrowed may be made for the purposes for which such cash was raised or borrowed;

                  10.2.5 disposals of assets in exchange for other assets comparable or superior as to type and value may be made; and

                  10.2.6 a vessel owned by any member of the NCLC Group (other than the Borrower) may be sold provided such sale is on a willing seller willing buyer basis at or about market rate and at arm's length subject always to the provisions of any loan documentation for the financing of such vessel and NCLL may, following the sale of its shares by Arrasas to IOL, a wholly owned Subsidiary of the Original Guarantor, transfer to other wholly owned Subsidiaries of the Original Guarantor its vessels "NORWEGIAN WIND", "NORWEGIAN DREAM", "NORWEGIAN SEA", "NORWEGIAN MAJESTY", "NORWEGIAN CROWN" and "MARCO POLO" (the "SIX VESSELS") for their transfer values as set out in schedule 7 to the Loan Agreement and sell m.v. "NORWAY" to a third party and, prior to the sale of its shares as aforesaid, transfer its vessel "NORWEGIAN SKY" to Pride of Aloha Inc., a wholly owned Subsidiary of NCL America Holdings;

                  10.2.7 the Shareholder may assign, pledge or charge the Shares as security for the obligations of the Borrower under the Loan Agreement; and

                  10.2.8 Arrasas may transfer its shares in NCLL to IOL and the Original Guarantor may transfer its shares in Arrasas to the Guarantor.

         10.3 Except with the prior written consent of the Majority Lenders, the Guarantor will not, and will procure that no other member of the NCLC Group will, make any loan or advance or extend credit to any person, firm or corporation (except any loan, advance or credit made available to passengers on board a vessel for gambling purposes or to ship's agents and except any loan, advance or credit to a wholly-owned Subsidiary of the Guarantor, which loan, advance or credit is fully subordinated to the rights of the Beneficiaries under the Security Documents).

         10.4 The Guarantor will not, and will procure that no other member of the NCLC Group will, issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other person, firm or corporation without first notifying the Paying Agent with full details of the amount(s) and the period(s) of the guarantee(s) or indemnity(ies), if such is or are in excess of (in aggregate (if applicable)) the amount of twenty million Dollars (USD20,000,000).

         10.5 Except with the prior written consent of the Majority Lenders, the Guarantor will not, and will procure that no other member of the NCLC Group will, make or threaten to make any substantial change in its business as presently conducted, or carry on any other business which is substantial in relation to its business as presently conducted so as to affect, in the opinion of the Paying Agent, the ability of the Guarantor or any other Obligor to perform its obligations under the Security Documents to which it is a party PROVIDED THAT any new leisure or hospitality venture embarked upon by any member of the NCLC Group (other than the Borrower) shall not constitute a substantial change in its business and PROVIDED THAT NCLL may transfer the Six Vessels (as defined in Clause 10.2.6) to wholly owned Subsidiaries of the Original Guarantor and m.v. "NORWEGIAN SKY" to Pride of Aloha Inc., a wholly owned Subsidiary of NCL America Holdings as aforesaid, sell m.v. "NORWAY" to a third party, cease to be either an owner or manager of ships and conduct such business as is contemplated by the restructure and recapitalisation of the Group as more particularly described in the letter dated 12 December 2003 from NCLL to the Paying Agent and the Security Agent.

         10.6 Except with the prior written consent of the Majority Lenders, the Guarantor will not, and will procure that no other member of the NCLC Group will, enter into any amalgamation, merger or consolidation or anything analogous to the foregoing. Further, no member of the NCLC Group will acquire any equity, share capital or obligations of any corporation or other entity PROVIDED THAT the Shareholder or NCL America Holdings may so acquire equity, share capital or obligations of a corporation or entity whose business is the ownership, operation or management of cruise vessels and PROVIDED FURTHER THAT:

                  10.6.1 Arrasas may form two (2) wholly owned Subsidiaries, namely the Shareholder and NCL America Holdings;

                  10.6.2 the existing shareholders of the owners of the Bahamas flag vessels in the NCLC Fleet may transfer their shares in such owners to the Shareholder;

                  10.6.3 the existing shareholders of the owners of the US flag vessels in the NCLC Fleet may transfer their shares in such owners to NCL America Holdings;

                  10.6.4 the Shareholder may form a wholly owned Subsidiary, namely the Manager, to operate the Bahamas flag vessels in the NCLC Fleet and to charter in each of the Six Vessels (as defined in Clause 10.2.6) on demise or bareboat charter for the period and at the charterhire rate set out in schedule 7 to the Loan Agreement; and

                  10.6.5 NCL America Holdings may form two (2) wholly owned Subsidiaries, namely NCL America Inc., to operate the US flag vessels in the NCLC Fleet, and Pride of Aloha Inc., to own m.v. "NORWEGIAN SKY".

                  However, the prior consent of the Paying Agent shall not be required in respect of any consolidation, reorganisation or restructure involving wholly owned (whether directly or indirectly) Subsidiaries of the Guarantor only which does not imperil the security created by any of the Security Documents or affect the ability of any Obligor duly to perform any of its obligations under any Security Document to which it may be a party at any time, provided that the Guarantor has first consulted with the Paying Agent with regard to the proposed consolidation, reorganisation or restructure, provides evidence satisfactory to the Majority Lenders that the Guarantor will be in compliance with the financial undertakings contained in Clause 11 after any such consolidation, reorganisation or restructure and, if so required, procures the transfer of the Operating Account to The Hongkong and Shanghai Banking Corporation Limited or DnB NOR Bank ASA SUBJECT TO:

                  10.6.6   Clause 8.1.16;

                  10.6.7 the continuation in full force and effect of this Deed; and

                  10.6.8 the cash flows from which the Outstanding Indebtedness will be repaid remaining comparable as to amount (relative to the amount of the

                           Outstanding Indebtedness) and accessibility for the Borrower to the cash flows as at the date of this Deed, in the sole discretion of the Lenders.

                  For the avoidance of doubt, the acquisition by a member of the NCLC Group of any shares in any company or corporation shall not in itself constitute a merger or consolidation with such company or corporation for the purpose of this Clause 10.6 provided that the Paying Agent is satisfied the Guarantor will be in compliance with the financial undertakings contained in Clause 11 after any such merger or consolidation.

         10.7 Except with the prior written consent of the Paying Agent, the Guarantor will not alter its financial year end.

         10.8 The Guarantor has not taken and shall not take from any other Obligor any security or counter-security in respect of any of its obligations under this Deed PROVIDED ALWAYS THAT if the Guarantor, in breach of this Clause, takes any security or counter-security as aforesaid, such security shall be held by the Guarantor as trustee upon trust for the Security Agent.

11       FINANCIAL UNDERTAKINGS AND OWNERSHIP AND CONTROL OF THE GUARANTOR

         11.1     The Guarantor will ensure that:

                  11.1.1 at all times the minimum Cash Balance will be not less than fifty million Dollars (USD50,000,000);

                  11.1.2 as at 31 December 2004 and as at the end of each subsequent financial quarter either:

                           (a)      the ratio of Consolidated EBITDA to
                                    Consolidated Debt Service for the NCLC Group for the period of twelve (12) months ending as at the end of the relevant financial quarter shall not be less than:

                                    (i)      for the financial quarter ending on
                                             31 December 2004, one point two
                                             (1.2) to one (1.0); and

                                    (ii)     for each subsequent financial
                                             quarter, one point two five (1.25)
                                             to one (1.0); or

                           (b) the NCLC Group has maintained a minimum Cash Balance during such period of twelve (12) months ending as at the end of the relevant financial quarter in an amount which is not less than whichever is the greater of:

                                    (i)      one hundred million Dollars
                                             (USD100,000,000); and

                                    (ii)     seven point five per cent (7.5%) of
                                             Total Funded Debt as at the end of
                                             the relevant financial quarter and
                                             each of the three (3) preceding
                                             financial quarters; and

                  11.1.3 as at 31 December 2004 and as at the end of each subsequent financial quarter, the ratio of Total Net Funded Debt to Total Capitalisation of the NCLC Group shall not exceed:

                           (a) nought point seven (0.7) to one (1.0) for financial quarters ending on or before 31 December 2006; and

                           (b) nought point six five (0.65) to one (1.0) for each subsequent financial quarter.

                           Amounts available for drawing under any revolving or other credit facilities of the NCLC Group which remain undrawn at the time of the relevant calculation shall not be counted as cash or indebtedness for the purposes of this ratio.

         11.2     It will be an Event of Default if:

                  11.2.1 at any time when the ordinary share capital of the Guarantor is not publicly listed on an Approved Stock Exchange, the Lim Family together or individually do not, directly or indirectly, control the Guarantor and beneficially own, directly or indirectly, at least fifty one per cent (51%) of the issued share capital of, and equity interest in, the Guarantor; or

                  11.2.2 at any time following the listing of the ordinary share capital of the Guarantor on an Approved Stock
                           Exchange:

                           (a)      any Third Party:

                                    (i)      owns more than thirty three per
                                             cent (33%) of the ordinary share
                                             capital of the Guarantor; or

                                    (ii)     owns shares in the ordinary share
                                             capital of the Guarantor
                                             representing more than thirty three
                                             per cent (33%) of all the voting
                                             rights attributable to such
                                             ordinary share capital; or

                                    (iii)    gains control of more than thirty
                                             three per cent (33%) of such voting
                                             rights

                                    and, at the same time as any of the events described in paragraphs (i), (ii) or (iii) of this Clause have occurred and are continuing, the Lim Family together or individually do not, directly or indirectly, control the Guarantor and beneficially own, directly or indirectly, at least fifty one per cent (51%) of the issued share capital of, and equity interest in, the Guarantor; or

                           (b) the Guarantor ceases to be a listed company on an Approved Stock Exchange without the prior written consent of the Paying Agent,

                           (and, for the purpose of this Clause 11.2.2 "CONTROL" of any company, limited partnership or other legal entity (a "BODY CORPORATE") by a member of the Lim Family, means that one (1) or more members of the Lim Family has, directly or indirectly, the power to direct the management and policies of such a body corporate, whether through the ownership of more than fifty per cent (50%) of the issued voting capital of that body corporate or by contract, trust or other arrangement).

         11.3 During any financial year of the Guarantor until the date on which the Guarantor becomes a listed company on an Approved Stock Exchange (on which date the restriction contained in this Clause 11.3 shall cease to apply), the Guarantor shall not and shall procure that no other member of the NCLC Group shall, pay any dividends or make any other distributions in respect of its share capital to any person or make any repayments of capital or payments of interest in respect of Financial Indebtedness to an Affiliate of the Guarantor (other than to the Guarantor and/or its wholly owned Subsidiaries) which during any financial year of the Guarantor in aggregate exceeds fifty per cent (50%) of the Consolidated Net Income (if positive) of the NCLC Group for such financial year, PROVIDED HOWEVER THAT the NCLC Group shall not be entitled to pay any dividend or make any distribution in respect of any of its share capital or make any repayments of capital or payments of interest if an Event of Default has occurred and is continuing or would occur as a result of the payment of such dividend or the making of such distribution.

         11.4     In Clause 11.1, Clause 11.2, Clause 11.3 and Schedule 1:

                  11.4.1 "AFFILIATE" means, with respect to any person, any other person controlling, controlled by or under common control with, such person and for purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "controlling", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any person, means the possession, directly or indirectly, of the power to vote ten per cent (10%) or more of the securities having voting power for the election of directors of such person, or otherwise to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise;

                  11.4.2 "APPROVED STOCK EXCHANGE" means the New York Stock Exchange, NASDAQ or such other stock exchange in the United States of America as is approved in writing by the Paying Agent (acting on the instructions of the Majority Lenders);

                  11.4.3 "CASH BALANCE" means the unencumbered and otherwise unrestricted cash and cash equivalents as set forth on the consolidated balance sheet of the NCLC Group prepared in accordance with US GAAP at the end of every month;

                  11.4.4 "CONSOLIDATED DEBT SERVICE" means, for any relevant period, the sum (without double counting), determined in accordance with US GAAP, of:

                           (a) the aggregate principal payable or paid during such period on any Indebtedness for Borrowed Money of any member of the NCLC Group, other than:

                                    (i)      principal of any such Indebtedness
                                             for Borrowed Money prepaid at the
                                             option of the relevant member of
                                             the NCLC Group;

                                    (ii)     principal of any such Indebtedness
                                             for Borrowed Money prepaid upon the
                                             sale or Total Loss of any vessel
                                             owned or leased under a capital
                                             lease by any member of the NCLC
                                             Group; and

                                    (iii)    balloon payments of any such
                                             Indebtedness for Borrowed Money
                                             payable during such period (and for
                                             the purpose of this paragraph (iii)
                                             a "BALLOON PAYMENT" shall not
                                             include any scheduled repayment
                                             instalment of such Indebtedness for
                                             Borrowed Money which forms part of
                                             the balloon);

                           (b)      Consolidated Interest Expense for such
                                    period;

                           (c) the aggregate amount of any dividend or distribution of present or future assets, undertakings, rights or revenues to any shareholder of any member of the NCLC Group (other than the Guarantor or one of its wholly owned Subsidiaries) or any distribution in respect of share capital during such period ("DISTRIBUTIONS"); and

                           (d) all rent under any capital lease obligations by which the Guarantor or any consolidated Subsidiary is bound which are payable or paid during such period and the portion of any debt discount that must be amortised in such period, as calculated in accordance with US GAAP and derived from the then latest unaudited consolidated accounts of the NCLC Group delivered to the Paying Agent in the case of any period ending at the end of any of the first three (3) financial quarters of each financial year of the Guarantor and the then latest Accounts delivered to the Paying Agent in the case of the final quarter of each such financial year;

                  11.4.5 "CONSOLIDATED EBITDA" means, for any relevant period, the aggregate of:

                           (a) Consolidated Net Income (but excluding (i) gains and losses from the sale of assets or reserves relating thereto and (ii) items classified as extraordinary or non recurring) from the Guarantor's operations for such period;

                           (b)      the aggregate amounts deducted in
                                    determining Consolidated Net Income for such period in respect of depreciation, amortisation, deferred income tax expense and any other non-cash charges for such period and Consolidated Interest Expense;

                  11.4.6 "CONSOLIDATED INTEREST EXPENSE" means, for any relevant period, the consolidated interest expense (excluding capitalised interest accrued and not payable during such period) of the NCLC Group for such period;

                  11.4.7 "CONSOLIDATED NET INCOME" means, for any relevant period, the consolidated net income (or loss) of the NCLC Group for such period as determined in accordance with US GAAP;

                  11.4.8 "INTANGIBLE ASSETS" means, at any date of determination, the amounts (to the extent reflected in determining at such date consolidated stockholders' equity of the NCLC Group) determined in accordance with US GAAP of:

                           (a)      all shareholdings other than any
                                    shareholdings of shares which are publicly quoted and which are not subject to any restrictions on sale or other disposition thereof;

                           (b) treasury stock (to the extent not deducted in the determination of consolidated stockholders' equity of the NCLC Group); and

                           (c) all unamortised debt discount and expenses, unamortised deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organisational or development expenses and other intangible items, all as calculated in accordance with US GAAP and derived from the then latest unaudited and consolidated accounts of the NCLC Group delivered to the Paying Agent in the case of the first three (3) quarters of each financial year and the then latest Accounts delivered to the Paying Agent in the case of the final quarter of each financial year;

                  11.4.9   "LIM FAMILY" means:

                           (a)      Tan Sri Lim Goh Tong;

                           (b)      his spouse;

                           (c)      his direct lineal descendants;

                           (d) the personal estate of any of the above persons; and

                           (e) any trust created for the benefit of one or more of the above persons and their estates;

                  11.4.10 "NCLC GROUP" means, for the purposes of this Clause 11, the Guarantor, its Subsidiaries and any other entity which is required to be consolidated in the Guarantor's accounts in accordance with US GAAP;

                  11.4.11 "TANGIBLE ASSETS" means, at any date of determination, the total assets of the NCLC Group (as stated in the then latest unaudited and consolidated accounts of the Guarantor delivered to the Paying Agent) less the Intangible Assets of the NCLC Group at such date;

                  11.4.12 "TANGIBLE NET WORTH" means, at any date of determination, the consolidated stockholders' equity of the NCLC Group at such date determined in accordance with US GAAP less:

                           (a)      Intangible Assets of the NCLC Group; and

                           (b) (to the extent included) any amount set aside for taxation, deferred taxation or (to the extent that the full amount receivable in respect of any bad debts is shown in the balance sheet as an asset of the NCLC Group) bad debts, at such date all as calculated in accordance with US GAAP and derived from the then latest unaudited and consolidated accounts of the NCLC Group delivered to the Paying Agent in the case of the first three (3) quarters of each financial year and the then latest Accounts delivered to the Paying Agent in the case of the final quarter of each financial year;

                  11.4.13 "THIRD PARTY" means any person or group of persons acting in concert (as the expression "ACTING IN CONCERT" is defined in the City Code on Take-overs and Mergers) who or which is not a member of the Lim Family;

                  11.4.14 "TOTAL CAPITALISATION" means, as at any relevant date, Total Funded Debt plus Tangible Net Worth as at such date;

                  11.4.15  "TOTAL FUNDED DEBT" means, as at any relevant date:

                           (a) Indebtedness for Borrowed Money of the NCLC Group; and

                           (b) the amount of any Indebtedness for Borrowed Money of any person which is not a member of the NCLC Group but which is guaranteed by a member of the NCLC Group as at such date;

                  11.4.16 "TOTAL NET FUNDED DEBT" means, as at any relevant date, the Total Funded Debt less an amount equal to any Cash Balance as at such date in excess of fifty million Dollars (USD50,000,000).

         11.5 Save as specified in Clause 11.1.2, the ratios referred to in Clause 11.1 will be measured on a quarterly basis by reference to the consolidated accounts of the NCLC Group.

12       DISCHARGE

         Subject to Clause 4.3, following the irrevocable repayment or payment to the Paying Agent on behalf of the Beneficiaries of all the Outstanding Indebtedness the Security Agent will at the Guarantor's request return this Deed to the Guarantor and shall, at the request and cost of the Guarantor, transfer to the Guarantor such rights as the Security Agent may at such time have in the security for the Outstanding Indebtedness and to the proceeds of any such rights or security.

13       ASSIGNMENT AND TRANSFER

         13.1 This Deed shall be binding upon and enure to the benefit of the Guarantor, the Security Agent and each of their respective successors and assigns.

         13.2 The Guarantor shall not be entitled to assign or transfer all or any part of its rights, benefits or obligations under this Deed.

         13.3 Each Lender may assign or transfer its respective rights hereunder to any person (including any other Lending Branch) to whom the rights, or the rights and obligations, of that Lender under the Loan Agreement are wholly or partially assigned or transferred in accordance with the Loan Agreement.

         13.4 Any Lender may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter or propose to enter into contractual relations with such Lender in relation to the Loan Agreement and this Deed any information about the Obligors and the NCLC Group as such Lender shall reasonably consider necessary for the purposes of inviting expressions of interest from other banks or financial institutions subject always to the relevant Lender procuring the execution by the potential assignee or Transferee or any other person as aforesaid of a Confidentiality Undertaking.

         13.5 A person (including any body of persons) who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

14       MISCELLANEOUS PROVISIONS

         14.1 No failure to exercise and no delay in exercising on the part of the Security Agent or any of the other Beneficiaries any right or remedy under this Deed or under any other of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver by the Security Agent or any of the other Beneficiaries shall be effective unless it is in writing.

         14.2 The rights and remedies of the Security Agent and each of the other Beneficiaries provided herein and in the other Security Documents are cumulative and not exclusive of any rights or remedies provided by law.

         14.3 If any provision of this Deed is prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

         14.4 Time is of the essence in respect of all of the obligations of the Guarantor under this Deed.

15       WAIVER OF IMMUNITY

         The Guarantor irrevocably and unconditionally:

         15.1 waives any right of immunity which it or its assets now has or may hereafter acquire in relation to any legal proceedings (including, but without limitation, actions in rem and/or in personam) brought against it or its assets by the Security Agent in relation to this Deed; and

         15.2 consents generally in respect of any such proceedings to the giving of any relief including, without limitation, the issue of any process in connection with such proceedings and the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

16       NOTICES

         16.1 Each notice, demand or other communication to be made under this Deed shall be made in writing which, unless otherwise stated, includes telex or telefax.

         16.2 Any notice, demand or other communication to be made or delivered by the Security Agent or the Paying Agent to the Guarantor pursuant to this Deed shall (unless the Guarantor has by fifteen (15) days' written notice to the Paying Agent specified another address) be made or delivered to the Guarantor at 7665 Corporation Center Drive, Miami, Florida 33126, United States of America marked for the attention of Mr Lamarr Cooler (telefax no. +1 305 436 4117) and the Legal Department (telefax no. +1 305 436 4140) with a copy to the Guarantor at 25th Floor, Wisma Genting, Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia marked for the attention of Mr Gerard Lim (telefax no. +60 (0)3 2161 3621) and shall be deemed to have been made or delivered (in the case of telefax) when transmission of such telefax communication has been completed or (in the case of any letter) when delivered to the aforesaid address or (as the case may be) five (5) days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address. Any notice, demand or other communication to be made or delivered by the Guarantor to the Paying Agent pursuant to this Deed shall (unless the Paying Agent has by fifteen (15) days' written notice to the Guarantor specified another address) be made or delivered to the Paying Agent at its office for the time being which is at present at Stranden 21, NO-0021 Oslo, Norway (telefax no. +47 22 482020) and shall be deemed to have been made or delivered (in the case of telefax) when transmission of such telefax communication has been completed or (in the case of any letter) when delivered to the aforesaid address or (as the case may be) five (5) days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address.

         16.3 Each notice, demand or other communication made or delivered by one (1) party to the other pursuant to this Deed shall be in the English language or accompanied by a certified English translation.

17       GOVERNING LAW

         This Deed shall be governed by and construed in accordance with English law.

18       JURISDICTION

         18.1 For the exclusive benefit of the Security Agent, the Guarantor agrees that any legal action or proceeding arising out of this Deed may be brought in the High Court of Justice in England and irrevocably submits to the jurisdiction of that court. The submission by the Guarantor to such jurisdiction shall not limit the right of the Security Agent to commence any proceedings arising out of this Deed in whatsoever jurisdiction it may choose, nor shall the commencement of any such legal action or proceeding in one (1) jurisdiction preclude the Security Agent from beginning any further or other such legal action or proceeding in the same or any other jurisdiction.

         18.2 The Guarantor appoints in the case of the courts of England the Process Agent to receive, for and on its behalf, service of process in England of any legal proceedings with respect to this Deed.

IN WITNESS whereof this Deed of Guarantee and Indemnity has been executed by the parties hereto on the day first written above.

SIGNED SEALED and DELIVERED as a DEED                   )
by PAUL TURNER                                          )   P A TURNER
for and on behalf of                                    )
NCL CORPORATION LTD.                                    )
in the presence of:   R CHEUNG                          )
                      REGINA CHEUNG
                      TRAINEE SOLICITOR
                      STEPHENSON HARWOOD
                      ONE, ST. PAUL'S CHURCHYARD
                      LONDON EC4M 8SH





SIGNED SEALED and DELIVERED as a DEED                   )
by                                                      )
for and on behalf of                                    )
THE HONGKONG AND SHANGHAI                               )
BANKING CORPORATION LIMITED                             )
in the presence of:                                     )

SIGNED SEALED and DELIVERED as a DEED                   )
by                                                      )
for and on behalf of                                    )
NCL CORPORATION LTD.                                    )
in the presence of:





SIGNED SEALED and DELIVERED as a DEED                   )
By DONNY LAM HUNG KI                                    )   DONNY LAM HUNG KI
for and on behalf of                                    )
THE HONGKONG AND SHANGHAI                               )
BANKING CORPORATION LIMITED                             )
in the presence of:   HELEN MOK LAI SIM                     HELEN MOK  LAI SIM

SCHEDULE 1
                   QUARTERLY STATEMENT OF FINANCIAL COVENANTS



TO:      DNB NOR BANK ASA
         Stranden 21
         NO-0021 Oslo
         Norway


         ATTN: Mr Jon Flovik


We refer to clause 11 of the guarantee dated      2004 (as amended, varied and/
or supplemented from time to time) (the "GUARANTEE") issued by us in your favour. Terms defined in the Guarantee, whether by reference to the Loan Agreement (as therein defined) or otherwise, shall have the same meanings herein.

We hereby certify the amounts set out in the attached schedule as at the last
day of the financial quarter ending       20[ ] for NCL Corporation Ltd. (the
"GUARANTOR") and its subsidiaries on a consolidated basis. We also hereby certify that the Guarantor is in compliance with all the financial covenants set out in clauses 11.1 and 11.3 of the Guarantee.

NCL CORPORATION LTD.




----------------------------------
BY: [                 ]
Chief Financial Officer

DATED:       20[      ]

                                    SCHEDULE

          STATEMENT OF FINANCIAL COVENANTS AS OF [      ] 20[ ] (IN USD'000)


Clause (Of
Guarantee)                                                           as of [O]         Required Covenants
11.1(A)             CASH BALANCE                                     A                 A>USD50,000,000
11.1(B)             CONSOLIDATED EBITDA:                             B                 >1.2 for 2004
                                                                                       >1.25:1 thereafter
                    CONSOLIDATED DEBT SERVICE                        C
11.1(C)             TOTAL NET FUNDED DEBT:                           D                 <0.7 up to 31 December 2006
                                                                                       <0.65:1 thereafter
                    TOTAL CAPITALISATION                             E

                    CONSOLIDATED EBITDA
                    Consolidated Net Income (loss)                                         x
Deduct:             (Gain)/Loss on sale of assets or reserves                              x
Add:                Consolidated Interest Expense                                          x
                    Amortisation of intangible assets                                      x
                    Depreciation of tangible assets                                        x
                    Deferred income tax expense                                            x
                    Other non-recurring charge (gain)                                      x

                                                                                           X         B
                                                                             ---------------

                   CONSOLIDATED DEBT SERVICE
Add:               Principal paid/payable (excluding balloon payments,
                   voluntary prepayments/repayments on sale/total loss of
                   an NCLC Fleet vessel)                                                   x
                   Consolidated Interest Expense                                           x
                   Distributions                                                           x
                   Rent under capitalised leases                                           x
                                                                                           X         C
                                                                             ---------------
                   CASH BALANCE                                                            X         A
                                                                             ---------------
                   TOTAL FUNDED DEBT
Add:               Indebtedness for Borrowed Money                                         x
                   Guarantees of non-NCLC Group members' obligations                       X
                                                                             ---------------
                                                                                           X
Deduct:            Unencumbered and otherwise unrestricted cash in excess                (X)
                                                                             ---------------
                   of USD50,000,000
                   TOTAL NET FUNDED DEBT                                                 (X)         D
                                                                             ---------------





                   TOTAL CAPITALISATION
Add:               Total Funded Debt                                                      x
                   Consolidated stockholders' equity                                      x
Deduct:            Intangible Assets                                                     (X)
                   Provision for taxation, deferred taxation, bad debts                  (X)
                                                                              -------------

                   TANGIBLE NET WORTH                                                     x
                                                                              -------------
                   TOTAL CAPITALISATION                                                   x        E
                                                                              -------------




For and on behalf of NCL CORPORATION LTD.



------------------------------
[                      ]



I, [    ], the officer primarily responsible for the financial management of the
NCLC Group, hereby declare that, to the best of knowledge and belief, the above
Statement of Financial Covenants as of [    ] 20[ ], in my opinion, is true and
correct.



------------------------------
[                      ]
Chief Financial Officer
NCL CORPORATION LTD.

                                  Dated: 20[ ]

                                   SCHEDULE 2

                              LETTER OF INSTRUCTION



TO:      DNB NOR BANK ASA
         Stranden 21
         NO-0021 Oslo
         Norway

         ATTN: Mrs Solveig Nuland Knoff

         (the "PAYING AGENT")


                                                                   23 APRIL 2004


Dear Sirs

DEED OF GUARANTEE AND INDEMNITY DATED 23 APRIL 2004
(THE "GUARANTEE")

We refer to the Guarantee executed by us in favour of The Hongkong and Shanghai Banking Corporation Limited (the "SECURITY AGENT"), as agent on behalf of the Beneficiaries (as hereinafter defined), as security for the obligations of Norwegian Sun Limited as borrower (the "BORROWER") under the loan agreement dated 9 July 2003 and as amended and restated by a first supplemental agreement (the "LOAN AGREEMENT") made by and between (among others) (1) the Borrower (2) the banks and financial institutions therein referred to as lenders (the "LENDERS") (3) the Paying Agent as agent for the Lenders and (4) the Security Agent as agent for the Lenders.

Unless the context requires otherwise, words and expressions used herein shall have the same agreement meanings as ascribed to them in the Loan Agreement.

We refer to:

1. clause 13.3 of the Guarantee which provides that each Lender may assign or transfer its respective rights under the Guarantee to any person to whom the rights, or the rights and obligations, of that Lender under the Loan Agreement are wholly or partially assigned or transferred in accordance with the Loan Agreement; and

2. clause 18.5 of the Loan Agreement whereby the rights, benefits and/or obligations of any Lender thereunder may be transferred by means of a Transfer Certificate.

In consideration of the Lenders agreeing at our request to continue to make the Loan available to the Borrower in accordance with the terms of the Loan Agreement, we hereby irrevocably and unconditionally authorise and instruct the Paying Agent forthwith to execute on our behalf each Transfer Certificate delivered to the Paying Agent pursuant to clause 18.5 of the Loan Agreement without the Paying Agent being under any obligation to take any further instructions from us or to give any prior notice to us before doing so.

This letter shall be governed by, and construed in accordance with, English law.

Yours faithfully




P.A. TURNER
-------------------------------
NCL CORPORATION LTD.
By:      PAUL TURNER
Title:   ATTORNEY-IN-FACT